As filed with the Securities and Exchange Commission on September 18, 2020

Registration No. 333-236458

Registration No. 333-236458-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 5

TO

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

iCap Vault 1, LLC

Vault Holding 1, LLC

(Exact name of registrant as specified in governing instruments)

3535 Factoria Blvd. SE, Suite 500

Bellevue, WA 98006

(425) 453-7497

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Christensen

Chief Executive Officer

iCap Vault Management, LLC

3535 Factoria Blvd. SE, Suite 500

Bellevue, WA 98006

(425) 453-7497

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

(561) 514-0936

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [  ]

Indicate by check mark whether each registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

	Large Accelerated Filer	Accelerated Filer	Non-Accelerated Filer	Smaller Reporting Company	Emerging Growth Company
iCap Vault 1, LLC	[ ]	[ ]	[X]	[X]	[X]
Vault Holding 1, LLC	[ ]	[ ]	[X]	[X]	[X]

If an emerging growth company, indicate by check mark if each registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

iCap Vault 1, LLC	[ ]
Vault Holding 1, LLC	[ ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Demand Notes	$500,000,000	(2)	$(3)	$500,000,000	$64,900	(4)
Guarantees of Demand Notes	N/A		N/A	N/A	N/A	(5)

(1)	Calculated in accordance with Rule 457(c) by multiplying the maximum aggregate offering price by 0.0001298.
(2)	This registration statement covers all investments in Demand Notes, including Demand Notes purchased with reinvested interest.
(3)	Demand Notes will be issued in denominations selected by the purchasers thereof, subject to minimum denominations established by iCap Vault 1, LLC.
(4)	Previously paid.
(5)	No separate consideration is received for the guarantees, and, therefore, no additional fee is required.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED SEPTEMBER 18, 2020

iCap Vault 1, LLC

$500,000,000

Demand Notes

The Demand Notes

will be Fully and Unconditionally Guaranteed by

Vault Holding 1, LLC

iCap Vault 1, LLC (the “Company” or the “Vault”) is offering to sell Variable Denomination Floating Rate Demand Notes, marketed and sold as “Demand Notes” (the “Notes”) on a continuous basis, in a direct public offering, without any involvement of underwriters. Unless otherwise provided herein, all references to the “Notes” in this prospectus also include Notes purchased with reinvested interest. The Notes will have the following principal terms and features:

●	The Notes are subject to repayment at an investor’s demand at any time or redemption by the Company at any time.

●	The Notes will be secured by the membership interests in Vault Holding 1, LLC (“Holding”), which will hold interests in real estate, through wholly owned subsidiaries, and real estate-based financial instruments. However, the Notes’ security interest in such membership interests will be subordinated to the security interest in favor of lenders of credit facilities.

●	The Notes (including the Notes purchased with reinvested interest) will accrue a floating rate of interest (the “Floating Rate”) at a rate per annum equal to the Average Savings Account Rate as posted by the FDIC plus 2.00%, reset quarterly on January 1, April 1, July 1, and October 1 of each year based on the Average Savings Account Rate posted by the FDIC on December 15, March 15, June 15, and September 15, respectively, of the prior month. See “Description of the Notes – Interest” on page 55 of this prospectus. As of September 18, 2020, the Floating Rate equals 2.05%. In addition to the Floating Rate, we will pay investors Interest Rate Premiums pursuant to our Interest Rate Premium Rewards Program as described in “Description of the Notes – Interest Rate Premium Rewards Program” on page 55 of this prospectus.

●

The Floating Rate and Interest Rate Premiums payable on the Notes will accrue based on a 365-day year.  If an investor elects to opt-into automatic interest reinvestment into Notes, the Floating Rate and Interest Rate Premiums will be credited to the investor’s Notes on a daily basis and will be reinvested (daily compounding). Otherwise, the Floating Rate and Interest Rate Premiums will be non-compounding and credited to a separate non-interest bearing investor account with the Company on the last business day of each calendar month with no interest reinvestment into Notes.

●	The Floating Rate of the Notes (including the Notes purchased with reinvested interest) will be disclosed on the Company’s website at www.icapequity.com/vault and in pricing supplements filed with the Securities and Exchange Commission prior to the effective date of the quarterly reset of the Floating Rates.

●	The payment of principal and interest on the Notes is fully and unconditionally guaranteed by Vault Holding 1, LLC.

●	The Notes have no stated maturity.

●	The Notes are issuable in any amount, subject to a minimum initial investment for any one Note of $25; however, the Company can waive the minimum initial investment requirement on a case to case basis in its sole discretion.

●	The Notes are in book-entry form only.

●	The Notes will be senior obligations of the Company issued under an indenture between us, as issuer, Vault Holding 1, LLC, as guarantor, and American Stock Transfer & Trust Company, LLC, as the indenture trustee. However, the Notes will be structurally subordinated to indebtedness or other liabilities of special purpose entity subsidiaries (as our special purpose entity subsidiaries are not guaranteeing the notes).

We intend to commence the offering promptly. The Notes are offered on a continuous basis, and the offering is expected to continue for a period in excess of 30 days, until the earlier of such time as all of the Notes being offered hereunder have been sold, or three (3) years after the effective date of registration statement relating to this prospectus, if not closed earlier. The maximum aggregate principal amount of the Notes to be issued is equal to $500,000,000. The outstanding principal amount of the Notes will increase and decrease from time to time.

The Company has the sole right to accept offers to purchase Notes and may reject, at its sole discretion, any proposed purchase of Notes in whole or in part. Except as otherwise provided herein, the Notes will be offered directly to the public by us, without an underwriter, on a self-underwritten, best efforts basis, which means our officers and manager will attempt to sell the securities we are offering in this prospectus. This prospectus will permit our officers and manager to sell the Notes directly to the public, with no commission or other remuneration payable to them for any securities they may sell. The Company has engaged Cobalt Capital, Inc., a Florida corporation and FINRA/SIPC registered broker-dealer (“Cobalt”), to provide broker-dealer services, but not underwriting or placement agent services, in thirteen specified states, including Texas, Florida, Arizona, Arkansas, Virginia, Utah, Maryland, Oklahoma, Nebraska, North Carolina, Delaware, West Virginia, and Montana and up to eight (8) additional states in connection with this Offering. As compensation for these broker-dealer services, the Company has agreed to pay Cobalt an aggregate monthly fee of $4,100 per month for the thirteen (13) states plus an additional $300 per month for each additional state during the term of the Offering. We may elect to engage one or more FINRA member firms (the “Placement Agents”), as placement agents for this Offering, in which event the Placement Agents will also conduct the Offering on a “best efforts” basis, and we would expect in such case to pay estimated total commissions up to 1.0% of the aggregate principal amount of the Notes sold to investors and interest accrued thereon, payable over four calendar quarters (“Quarterly Commission Payments”) in arrears on the last day of each calendar quarter (March 31, June 30, September 30 and December 31) (each a “Quarterly Commission Payment Date”) at a rate of 0.25% per quarter, commencing on the Quarterly Commission Payment Date following the issuance of such Notes, to the extent that such Notes have not been redeemed or repurchased, with such payments calculated on the average daily outstanding principal balances of the Notes and interest accrued thereon during the applicable calendar quarter; provided, however, to the extent that such Notes have been redeemed or repurchased prior to the completion of the applicable four Quarterly Commission Payment Dates, no Quarterly Commission Payment shall be made on such redeemed or repurchased Notes during any Quarterly Commission Payment Date after such redemption or repurchase of such Notes. Following the four Quarterly Commission Payments, to the extent that such Notes have not been redeemed or repurchased, we expect to pay an annual administration fee to Placement Agents of up to 1.0% of the outstanding aggregate principal amount of the Notes sold to investors and interest accrued thereon, payable quarterly (“Quarterly Administration Payments”) in arrears on the last day of each calendar quarter (March 31, June 30, September 30 and December 31) (each a “Quarterly Administration Payment Date”) at a rate of 0.25% per quarter, commencing on the Quarterly Administration Payment Date following the fourth Quarterly Commission Payment of such Notes, with such payments calculated on the average daily outstanding principal balances of the Notes and interest accrued thereon during the applicable calendar quarter; provided, however, to the extent that such Notes have been redeemed or repurchased, no Quarterly Administration Payment shall be made on such Notes during any Quarterly Administration Payment Date after such redemption or repurchase of such Notes. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein. In offering the securities on our behalf, the officers and manager will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The Company reserves the right to withdraw, cancel or modify the offer to sell Notes, or agree to changes for commissions and administrative payments, at any time without notice. We cannot assure you that all or any portion of the Notes we are offering will be sold. We do not have to sell any minimum amount of Notes to accept and use the proceeds of this offering. Proceeds from the sale of the Notes will be placed in our general corporate bank account when received. We have not made any arrangement to place any of the proceeds from this offering in an escrow, trust or similar account. Therefore, you cannot be guaranteed of the return of your investment. We have the right to reject any subscription for Notes, in whole or in part, for any reason.

The Notes do not constitute a savings, deposit or other bank account and are not insured by or subject to the protection of the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation or any other federal or state agency. The Notes are not a money market fund, which are typically diversified funds consisting of short-term debt securities of many issuers, and therefore do not meet the diversification and investment quality standards set forth for money market funds by the Investment Company Act of 1940.

The Notes will not be listed on any securities exchange or quoted on Nasdaq or any over-the-counter market. We do not intend to make a market in the Notes and we do not anticipate that a market in the Notes will develop. See “Risk Factors – Risks Related to this Offering and the Notes – There is no public trading market for our Notes” of this prospectus. We have not requested a rating for the Notes; however, third parties may independently rate them. After this registration statement becomes effective, we will file periodic reports, primarily annual and quarterly reports, with the Securities and Exchange Commission.

See “Plan of Distribution” for a description of anticipated expenses to be incurred in connection with our offering and selling the Notes.

The Company and Holding are each an “emerging growth company,” as such term is defined in Section 2(a)(19) of the Securities Act of 1933, as amended, and will be subject to reduced public reporting requirements. See “Emerging Growth Company Status.”

	Per Note	Total (3)
Public offering price	100%	$500,000,000
Underwriting discounts and commissions (1)	None	None
Offering proceeds to iCap Vault 1, LLC before expenses (2)	100%	$500,000,000

(1)	The Notes are not being offered or sold pursuant to any underwriting or similar agreement, and no commissions or other remuneration will be paid in connection with their sale. Notwithstanding, we reserve the right to use licensed broker/dealers and pay the brokers a cash commission of up to 1.0% of the aggregate principal amount of the Notes sold to investors through such brokers and interest accrued thereon, compounded on a daily basis, payable over four quarters in arrears on the last day of each calendar quarter to the extent that such Notes have not been redeemed or repurchased.

(2)	Does not include estimated offering expenses including, without limitation, legal, accounting, auditing, transfer agent, other professional, printing, advertising, travel, marketing, blue-sky compliance and other expenses of this Offering. We estimate the total expenses of this Offering, excluding any underwriting commissions and expenses, will be approximately $1,200,000.

(3)	Assumes that the maximum aggregate offering amount of $500,000,000 is received by us.

Persons effecting transactions in the Notes should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of applicable exemptions from such registration.

The Notes are speculative securities. You should purchase the Notes only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 20 of this prospectus to read about the risks you should consider before buying our Notes. You should carefully consider the risk factors set forth in this prospectus. An investment in our Notes is not suitable for all investors. The Notes are only suitable for persons with substantial financial resources and with no need for liquidity in this investment.

POTENTIAL INVESTORS SHOULD RECOGNIZE THAT BY PURCHASING NOTES OF THE COMPANY, THEY WILL NOT THEREBY ACQUIRE ANY INTEREST, DIRECTLY OR INDIRECTLY, IN THE COMPANY OR ANY OF THE PRIOR PROGRAMS OR ANY FUTURE PROGRAM SPONSORED BY ICAP VAULT MANAGEMENT, LLC (THE “MANAGER”) OR ITS AFFILIATES. INVESTORS SHOULD RECOGNIZE THAT ANY PRIOR PERFORMANCE OR TRACK RECORD INFORMATION RECEIVED REGARDING THE MANAGER AND ITS AFFILIATES AS SET FORTH HEREIN IS GIVEN SOLELY TO ALLOW INVESTORS TO ASSESS THE EXPERIENCE OF THE MANAGER AND ITS AFFILIATES. THE MANAGER AND ITS AFFILIATES MAY CONTINUE TO ENGAGE IN MANAGEMENT AND INVESTMENT ACTIVITIES RELATED TO PRE-EXISTING INVESTMENTS AND ACTIVITIES OR OPERATIONS OF THE PRIOR FUNDS AS WELL AS FUTURE FUNDS.

Please read this prospectus before investing and keep it for future reference. Upon completion of this offering, we will file periodic reports and other information about us with the SEC. This information will be available free of charge by contacting us at 3535 Factoria Blvd. SE, Suite 500, Bellevue, Washington 98006 or by phone at (425) 453-7497 or on our website at www.icapequity.com/vault. The Securities and Exchange Commission also maintains a website at www.sec.gov that contains such information.

We anticipate that we will be exempt from the registration requirements of the Investment Company Act of 1940, as amended (the “Investment Company Act”), by reason of the exemption specified in Section 3(c)(5)(C) of the Investment Company Act (excludes from regulation as an “investment company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate).

You should read this prospectus and any applicable prospectus supplement, including the information incorporated by reference, carefully before you decide whether to invest in Notes.

You may invest in the Notes by completing the onboarding process available on the Company’s website and by sending your investment by one of the methods described in this prospectus under the heading “Description of the Notes—How to Make an Initial Investment.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

Delivery of the Notes will be made in book-entry form through American Stock Transfer & Trust Company, LLC, as Security Registrar, for the account of the investors.

The date of this prospectus is _________, 2020.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with any different information. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than as of the date of this prospectus, the applicable prospectus supplement or the date the documents incorporated by reference were filed with the SEC. We are offering to sell, and seeking offers to buy, the securities registered by this prospectus only in jurisdictions where these offers and sales are permitted.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

NOTICES TO INVESTORS OF CERTAIN STATES AND SUITABILITY STANDARDS

Notice to Alabama Investors

We have established suitability standards for Alabama investors, which require such investors to have either (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles); or (ii) a gross annual income of at least $70,000 and a net worth of at least $70,000 (exclusive of home, furnishings and automobiles). In addition, Alabama investors must have a liquid net worth of at least 10 times their investment in the Notes offered hereby. The investor suitability requirements stated above represent minimum suitability requirements we establish for prospective Noteholders in the state of Alabama. However, satisfaction of these requirements will not necessarily mean that the Notes are a suitable investment for a prospective investor, or that we will accept the prospective investor's subscription agreement.

Notice to Arizona Investors

We have established suitability standards for Arizona investors, which require such investors to have either (i) a minimum of $150,000 (or $200,000 when combined with spouse) in gross income during the prior year and a reasonable expectation that the investor will have such income in the current year or (ii) minimum net worth of $350,000 (or $400,000 when combined with spouse) exclusive of home, home furnishings and automobiles, with the investment in the Notes offered hereby not exceeding 10% of the net worth of the investor (together with a spouse, if applicable). The investor suitability requirements stated above represent minimum suitability requirements we establish for prospective Noteholders in the state of Arizona. However, satisfaction of these requirements will not necessarily mean that the Notes are a suitable investment for a prospective investor, or that we will accept the prospective investor’s subscription agreement.

Notice to Arkansas Investors

We have established suitability standards for Arkansas investors, which require such investors to have either (i) a minimum annual gross income of at least $80,000 and a minimum net worth of at least $80,000 (exclusive of automobile, home and home furnishings) or (ii) a net worth of at least $280,000 (exclusive of automobile, home and home furnishings). The investor suitability requirements stated above represent minimum suitability requirements we establish for prospective Noteholders in the state of Arkansas. However, satisfaction of these requirements will not necessarily mean that the Notes are a suitable investment for a prospective investor, or that we will accept the prospective investor's subscription agreement.

Notice to California Investors

We have established suitability standards for California investors, which require such investors to have either (i) an estimated gross income of at least $65,000 during the current tax year and a net worth of at least $250,000 (exclusive of home, furnishings and automobiles), or (ii) a net worth of at least $500,000 (exclusive of home, furnishings and automobiles). In addition, California investors should limit their investment in the Notes to 10% of the investor’s net worth (exclusive of home, furnishings and automobiles). The investor suitability requirements stated above represent minimum suitability requirements we establish for prospective Noteholders in the state of California. However, satisfaction of these requirements will not necessarily mean that the Notes are a suitable investment for a prospective investor, or that we will accept the prospective investor's subscription agreement.

Notice to Idaho Investors

We have established suitability standards for Idaho investors, which require such investors to have either (i) a liquid net worth of $85,000 and annual gross income of $85,000 or (ii) a liquid net worth of $300,000. Additionally, an Idaho investor’s total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities. The investor suitability requirements stated above represent minimum suitability requirements we establish for prospective Noteholders in the state of Idaho. However, satisfaction of these requirements will not necessarily mean that the Notes are a suitable investment for a prospective investor, or that we will accept the prospective investor's subscription agreement.

Notice to Missouri Investors

We have established suitability standards for Missouri investors, which require that no more than ten percent (10%) of any one Missouri investor’s liquid net worth shall be invested in the Notes being registered with the Securities Division. The investor suitability requirement stated above represent minimum suitability requirement we establish for prospective Noteholders in the state of Missouri. However, satisfaction of these requirements will not necessarily mean that the Notes are a suitable investment for a prospective investor, or that we will accept the prospective investor's subscription agreement.

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Notice to New Mexico Investors

We have established suitability standards for New Mexico investors, which require such investors to have either (i) a minimum net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth of at least $70,000 (exclusive of home, furnishings and automobiles). In addition, a New Mexico investor’s maximum investment in us and our affiliates cannot exceed ten percent (10%) of his or her liquid net worth. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities. The investor suitability requirements stated above represent minimum suitability requirements we establish for prospective Noteholders in the state of New Mexico. However, satisfaction of these requirements will not necessarily mean that the Notes are a suitable investment for a prospective investor, or that we will accept the prospective investor's subscription agreement.

Notice to North Carolina Investors

We have established suitability standards for North Carolina investors, which require such investors to have either (i) a minimum annual gross income of $70,000 and a minimum net worth of $70,000 (exclusive of home, home furnishings and automobiles) or (ii) a minimum net worth of $250,000 (exclusive of home, home furnishings and automobiles). The investor suitability requirements stated above represent minimum suitability requirements we establish for prospective Noteholders in the state of North Carolina. However, satisfaction of these requirements will not necessarily mean that the Notes are a suitable investment for a prospective investor, or that we will accept the prospective investor's subscription agreement.

Notice to Oregon Investors

We have established suitability standards for Oregon investors, which require such investors to have either (i) a minimum annual gross income of at least $80,000 and a minimum net worth of at least $80,000 (exclusive of automobile, home and home furnishings) or (ii) a net worth of at least $280,000 (exclusive of automobile, home and home furnishings). Additionally, an Oregon investor’s total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities. The investor suitability requirements stated above represent minimum suitability requirements we establish for prospective Noteholders in the state of Oregon. However, satisfaction of these requirements will not necessarily mean that the Notes are a suitable investment for a prospective investor, or that we will accept the prospective investor's subscription agreement.

Notice to Pennsylvania Investors

We have established suitability standards for Pennsylvania investors, which require such investors to have either (i) an annual gross income of at least $80,000 and a net worth of at least $80,000 (exclusive of automobile, home and home furnishings) or (ii) a net worth of at least $280,000 (exclusive of automobile, home and home furnishings). The investor suitability requirements stated above represent minimum suitability requirements we establish for prospective Noteholders in the state of Pennsylvania. However, satisfaction of these requirements will not necessarily mean that the Notes are a suitable investment for a prospective investor, or that we will accept the prospective investor's subscription agreement.

Assessing Suitability

In addition to the minimum suitability standards described above, our officers and manager selling the Notes on our behalf and participating broker-dealers recommending the purchase of the Notes in this offering are required to make every reasonable effort to determine that the purchase of the Notes in this offering is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives and must maintain records for at least six years of the information used to determine that an investment in the Notes is suitable and appropriate for each investor. Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor, as well as other pertinent factors. In making this determination, our officers and manager selling the Notes on our behalf or participating broker-dealers recommending the purchase of the Notes in this offering will, based on a review of the information provided by you, consider whether you:

●	meet the minimum income and net worth standards established in your state;

●	can reasonably benefit from an investment in our Notes based on your overall investment objectives and portfolio structure;

●	are able to bear the economic risk of the investment based on your overall financial situation, including the risk that you may lose your entire investment; and

●	have an apparent understanding of the following:

●	the fundamental risks of your investment;

●	the lack of liquidity of your Notes;

●	the restrictions on transferability of your Notes; and

●	the tax consequences of your investment.

Regulation Best Interest

In June 2019, the Securities and Exchange Commission (“SEC”) adopted Regulation Best Interest (“Reg BI”) and Form CRS to establish a new standard of conduct requiring broker-dealers to satisfy a higher standard of care and disclosure when recommending securities and investment strategies, including rollovers and withdrawals from 401(k) and other plans, complex or risky products, COVID-19 related investments, and SPACs and other structured investment vehicles, to retail clients and retirement plan participants. Reg BI and Form CRS, together with the interpretations adopted contemporaneously by the SEC, bring the legal requirements and mandated disclosures for firms serving retail investors in line with reasonable investor expectations, while preserving access (in terms of both choice and cost) to a variety of investment services and products. No administrative or case law exists under Reg BI and the full scope of its applicability is uncertain. The Reg BI and Form CRS became effective on June 30, 2020.

When making such a recommendation to a retail customer, broker-dealers and natural persons who are associated persons of a broker-dealer must act in the best interest of the retail customer at the time the recommendation is made, without placing their financial or other interest ahead of the retail customer’s interests.

This general obligation is satisfied only if the broker-dealer or associated persons comply with four specified component obligations:

●	Disclosure Obligation: provide certain required disclosure before or at the time of the recommendation, about the recommendation and the relationship between the broker-dealer or associated person and the retail customer of the broker-dealer or associated person;
●	Care Obligation: exercise reasonable diligence, care, and skill in making the recommendation;
●	Conflict of Interest Obligation: establish, maintain, and enforce written policies and procedures reasonably designed to address conflicts of interest; and
●	Compliance Obligation: establish, maintain, and enforce written policies and procedures reasonably designed to achieve compliance with Regulation Best Interest.

Any or all of the quantitative standards listed in the suitability standards above may be more restrictive pursuant to Reg BI.

The high cost, high risk and complex products may be subject to greater scrutiny by broker-dealers and their salespersons and that broker-dealers are under a duty of care to evaluate other alternatives in the investor’s best interest and that other alternatives are likely to exist. There is no guarantee that a broker-dealer will deem an investment in our Notes to be in your best interest.

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IMPORTANT INFORMATION

The distribution of this prospectus and the offering of the Notes may be restricted in certain jurisdictions. You should inform yourself about and observe any such restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

An individual investor must either be at least 18 years of age or must be the adult custodian for a minor under the Uniform Gifts/Transfers to Minors Act (UGMA/UTMA).

An investment in the Notes involves risks. Prospective investors should carefully review the risk factors, as well as the other information, contained or incorporated by reference in this prospectus. You should consult your own financial and legal advisers as to the risks involved in an investment in the Notes and whether an investment is suitable for you.

All of the money you invest will be designated as the principal balance of your Note. All interest earned on your Notes will be reinvested monthly. The Notes are secured debt obligations solely of the Company and are not obligations of, or directly or indirectly guaranteed by, any affiliate of the Company other than Vault Holding 1, LLC, a direct wholly owned subsidiary of the Company

The Notes are not a money market fund, which is typically a diversified fund consisting of short-term debt securities of many issuers. The Notes are not subject to the requirements of the Investment Company Act of 1940 (including those regarding diversification and quality of investments for money market funds) or the Employee Retirement Income Security Act of 1974, as amended. The Notes are not equivalent to a savings, deposit or other bank account and are not subject to the protection of Federal Deposit Insurance Corporation regulation or any other insurance. The Notes are not transferable, assignable or negotiable (other than by operation of law), they are not listed on any securities exchange, and there is no secondary market for the Notes. As a result, there is no public market valuation for the Notes.

BASIS OF PRESENTATION

In this prospectus, unless the context otherwise requires, “we,” “us,” “our,” or the “Company” refers collectively to iCap Vault 1, LLC, a Delaware limited liability company, formed July 30, 2018, the issuer of the Notes in this Offering, and its subsidiaries.

We use a twelve-month year ending on December 31st of each calendar year. In a twelve-month calendar year, each quarter includes three-months of operations; the first, second, third and fourth quarters end on March 31, June 30, September 30 and December 31, respectively.

Certain monetary amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Percentage amounts included in this prospectus have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this prospectus may vary from those obtained by performing the same calculations using the figures in our consolidated financial statements. Certain other amounts that appear in this prospectus may not sum due to rounding.

Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts are presented in, U.S. dollars.

Unless otherwise indicated or the context otherwise requires, financial and operating data in this prospectus reflect the consolidated business and operations of the Company and its subsidiaries.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include statements we make concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. Some forward-looking statements appear under the headings “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “foresees,” “seeks,” “likely,” “may,” “might,” “will,” “should,” “goal,” “target” or “intends” and variations of these words or similar expressions (or the negative versions of any such words) are intended to identify forward-looking statements. All forward-looking statements are based upon information available to us on the date of this prospectus.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the matters discussed in this prospectus in the sections captioned “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.”

All forward-looking statements attributable to us in this prospectus apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law.

INDUSTRY AND MARKET DATA

We are responsible for the disclosure in this prospectus. However, this prospectus includes industry data that we obtained from internal surveys, market research, publicly available information and industry publications. The market research, publicly available information and industry publications that we use generally state that the information contained therein has been obtained from sources believed to be reliable. The information therein represents the most recently available data from the relevant sources and publications and we believe remains reliable. We did not fund and are not otherwise affiliated with any of the sources cited in this prospectus. Forward-looking information obtained from these sources is subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus and the information incorporated by reference into this prospectus, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

In this prospectus, unless the context indicates otherwise, the “Company,” “we,” “our,” “ours” or “us” refer to iCap Vault 1, LLC, a Delaware limited liability company, and its subsidiaries, including its wholly-owned direct subsidiary Vault Holding 1, LLC (“Holding”), a Delaware limited liability company and its subsidiaries. Unless the context indicates otherwise, “iCap Enterprises” or “iCap,” in this prospectus refers to iCap Enterprises, Inc., a Washington corporation, which is our sponsor. Unless otherwise clear from the context, references throughout this prospectus to “operating agreements” refer to the amended and restated limited liability company operating agreements of iCap Vault 1, LLC and Vault Holding 1, LLC to be effective on or prior to the effectiveness by the Securities and Exchange Commission of the registration statement of which this prospectus forms a part and the forms of which are filed as Exhibits 3.3 and 3.6 to the registration statement of which this prospectus is a part.

The Company and Holding

iCap Vault 1, LLC was formed as a Delaware limited liability company on July 30, 2018 and has since been only engaged in limited operations. Vault Holding 1, LLC was formed as a Delaware limited liability company on April 28, 2020 and has not commenced operations and has no assets and liabilities through the date of this filing. iCap Vault Management, LLC, the manager (“Manager”) of the Company, was formed as a Delaware limited liability company on July 31, 2018, and has since been only engaged in limited operations.

We are not a blank check company and do not consider ourselves to be a blank check company as we:

●	Have a specific business plan, which is to acquire income-producing real estate properties and financing instruments related to real properties in selected metropolitan statistical areas in the U.S. (each, a “Portfolio Investment”) with the objective of generating a rate of return from the acquired U.S. real estate that is greater than the costs necessary to purchase, finance and service the U.S. real estate. We are not a real estate investment trust and do not intend to be treated as such. We have provided a detailed plan for the next twelve (12) months throughout our prospectus.

●	Have no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

Since our inception, we have not generated any revenues and have a member’s deficit of $1,004,508 as of June 30, 2020. We anticipate the commencement of generating revenues in the next twelve months. The capital raised in this offering has been budgeted to cover the costs associated with beginning to operate our company, marketing expense, and acquisition related costs. We intend on using the majority of the proceeds from this Offering for the acquisition of properties and financial instruments. However, closing and other acquisition related costs such as title insurance, professional fees and taxes will likely require cash. We do not have the ability to quantify any of the expenses as they will all depend on size of deal, price, and place versus procuring new financing, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. There is no way to predict or otherwise detail the expenses.

We intend on engaging in the following activities:

●	Purchase single, multi-family, and commercial properties that have potential to be or are cash flow positive, meaning properties that have a positive monthly income after all expenses (e.g. mortgages, operating expenses, taxes) and maintenance reserves are paid. In order to determine if a property is “cash flow positive,” the Manager will review the total gross rent, income, or receipts from the property and subtract any and all expenses including utilities, taxes, maintenance, and other reserve expenses. If this number is a positive number, the Company will deem the property “cash flow positive.” Depending on how positive the cash flow is, coupled with the estimated market value of the property relative to the purchase price and the potential for price appreciation will determine whether management will purchase the property or not on behalf of the Company.

●	Purchase additional properties or make other real estate investments that relate to varying property types including office, retail and industrial properties. Such property types may include operating properties and properties under development or construction and may be purchased from affiliates of the Company.

●	Invest in any opportunity our Manager sees fit within the confines of the market, marketplace and economy so long as those investments are real estate related and within the investment objectives of the Company, including, but not limited to, real estate-based financial instruments, such as loans or investment funds that invest in real estate. To this end, the Company may invest in financial instruments that bear a relation to real estate, such as preferred equity, common equity, or loan instruments that are secured or unsecured by the properties, investments into real estate operating companies, real estate holding companies, pooled investment funds, some of which may be affiliates of the Company or its Manager or entities with whom management of the Company has had prior relationships.

The Company does not currently own any real estate assets. Please see our “DESCRIPTION OF BUSINESS” on page 73. We believe we will need at least $500,000 to provide working capital and $500,000 for professional fees for the next 12 months.

For the year ended December 31, 2019 and the period from July 30, 2018 (inception) through December 31, 2018, we generated no revenues, reported a net loss of $266,555 and $289,877, respectively, and cash flow used in operating activities of $71,897 and $1, respectively. For the six months ended June 30, 2020, we generated no revenues, reported a net loss of $448,076, and cash flow used in operating activities of $350,164. As of June 30, 2020, we had a member’s deficit of approximately $1,004,508. Our auditors have raised substantial doubt regarding our ability to continue as a going concern in the independent auditors’ report to the consolidated financial statements for the year ended December 31, 2019 and the period from July 30, 2018 (inception) through December 31, 2018 included in this prospectus as a result of our accumulated deficit and no source of revenue sufficient to cover our cost of operation. See “Risk Factors—We have a history of operating losses and our auditors have indicated that there is a substantial doubt about our ability to continue as a going concern.”

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Investment Strategy

The Company’s Portfolio Investments will consist of income-producing properties, including single-family homes, multi-family apartments, townhomes, commercial properties and mixed-use properties. The revenue generated from the Portfolio Investments will be used to pay interest and principal on the Notes and fund its operations. Additionally, the Company’s Portfolio Investments will consist of properties that the Company may acquire at a discount from market values, with the intention of selling the property at market prices for a gain. These properties may be held for short-term or long-term periods of time as the Company may determine in its discretion, and may or may not generate revenue during the period of ownership by the Company. The Company’s Portfolio Investments may also consist of financial instruments related to real estate, including loans, debentures, unsecured loans backed by guarantees of real estate entities, fund investments, REIT holdings and joint ventures, any of which may involve transactions with affiliates of the Company. See the section titled “Certain Relationships and Related Transactions” herein.

Portfolio Investments may be held directly by the Company or held in a standalone wholly owned limited liability company (a “Portfolio SPE”) and one or more Portfolio SPEs may be held by a holding company that is wholly owned by the Company, rather than by the Company directly. The rental and interest income allows us to provide a rate of return to investors who acquire the Notes. The Notes will be secured by the membership interests in Vault Holding 1, LLC. The Company’s business plan targets primarily income-producing properties and seeks to acquire the properties debt-free at the subsidiary level, and the Company expects to generate income from the financial instruments that it may hold. Notwithstanding, we may leverage our properties with up to 85% of their value. In all cases, the debt on any given property must be such that it fits with the “Investment Policies of the Company” as discussed in this prospectus. The Portfolio Investments will serve as collateral for one or more credit facilities entered into by the Company or an affiliate of us. The Company has the right to subordinate the obligations and the security interests of the Notes to those of a third party lender, if doing so is required by the lender to secure a loan for the benefit of the Company. Vault Holding 1, LLC has the right to subordinate the obligations and guaranty of Vault Holding 1, LLC and the security interests pledged by Vault Holding 1, LLC to those of a third party lender, if doing so is required by the lender to secure a loan for the benefit of Vault Holding 1, LLC.

The locations of the properties are determined by selecting metropolitan statistical areas upon consultation with market professionals, such as real estate analytics companies, title and escrow companies, real estate brokerages, land-use specialists, licensed surveyors and civil engineers, and in-depth internal review of economic data. The Company may adjust its investment criteria to accommodate changing market conditions, but will generally seek attractive locations with strong rental income and a likelihood of long-term appreciation of value.

The Company’s management has developed processes and controls to evaluate possible investment opportunities. The process begins by identifying metropolitan statistical areas within the U.S. (“Markets”) with strong economic fundamentals that are likely to result in long-term property appreciation and increased rents. The Markets are selected after review of reports and analysis provided by economics professionals, as well as the Company’s internal staff. After reviewing the reports, a committee consisting of key members of the management team, including Chris Christensen, Jonathan Siegel, and Jim Christensen (the “Investment Committee”) may approve a Market. After a Market has been approved, the Company’s acquisition team will search for purchase opportunities for the Company that meet the criteria of the applicable investment policies of the Company.

Every investment opportunity will undergo due diligence performed by the Company’s underwriters, who will then present investment opportunities to the Investment Committee for its review and approval. The Investment Committee may delegate investment decision-making authority to sub-teams, provided such investments meet the criteria established by the Investment Committee. The Company will complete due diligence on prospective investments and maintain closing procedures that provide for the safety of the invested funds, generally through a third-party escrow company. The investment process has three major areas of focus: analysis and approval, documentation and closing, and post-closing management. Post-closing management of the real estate portfolio will be done by real estate management companies, who will manage the leasing, cash flows, and maintenance of the properties.

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Meeting Noteholder Demand Payment Obligations

The Company will establish two sources of liquidity to address demand payments: First, the Company will set aside up to 10% of the outstanding principal balances in available cash reserves; provided, however, the Company reserves the right to increase the amount set aside for available cash reserve; second, the Company plans to establish accounts with commercial banks and non-bank lending sources, such as insurance companies, private equity funds and private lending organizations (each a “Liquidity Source”) for the provision of credit facilities, including, but not limited to, lines of credit, pursuant to which funds will be advanced to the Company.

One or all of these Liquidity Sources may place a lien on one or more of the Portfolio Investments. If the amount of monies extended by the Liquidity Sources exceeds 85% of the Company’s aggregate Portfolio Investment value (the “Lending Ratio”), then the Company will be required to sell certain of its Portfolio Investments at such amount needed to satisfy its demand payment obligations and achieve a Lending Ratio of 85% or less. Except for the security that may be required by the Liquidity Sources, the Company intends to maintain the Portfolio Investments free and clear of liens and encumbrances. The Notes will be subordinate at times to the rights of the Liquidity Sources as well as to other higher-ranking obligations of the Company, including property taxes and management fees.

The Company may, in its discretion, dispose of some or all of its Portfolio Investments to reposition the portfolio or to meet the Company’s payment obligations. The Company will maintain cash reserves, which may be used to purchase properties, honor demand payment requests of Noteholders, make tax or other distributions to its member, or cover the costs of the Company’s day-to-day operations.

Members and Management

The sole member of Vault Holding 1, LLC is iCap Vault 1, LLC. The sole member of iCap Vault 1, LLC is iCap Vault, LLC, which is owned by iCap Enterprises, Inc., a Washington corporation wholly owned by Chris Christensen. The primary officers of iCap Enterprises, Inc. are Chris Christensen, Jim Christensen, and Jonathan Siegel.

The manager of iCap Vault 1, LLC and Vault Holding 1, LLC is iCap Vault Management, LLC, a Delaware limited liability company (the “Manager”). The officers of the Manager are the same as the officers of iCap Enterprises, Inc. The management and supervision of iCap Vault 1, LLC and Vault Holding 1, LLC is vested exclusively in the Manager (including its duly appointed agents), which has full control over the business and affairs of iCap Vault 1, LLC and Vault Holding 1, LLC pursuant to the Amended and Restated Limited Liability Company Operating Agreement of iCap Vault 1, LLC and the Amended and Restated Limited Liability Company Operating Agreement of Vault Holding 1, LLC (the “Operating Agreements”), respectively. The Board of Managers of the Manager intend to devote a majority of their working hours to the Company, but may be less. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for ongoing operational and investment acquisition costs. Investors should realize that following this Offering we may be required to raise additional capital to cover the costs associated with our plans of operation.

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The following diagram reflects our planned organizational structure following the completion of the Offering:

The Manager may delegate day-to-day management responsibility of the Company to any person, provided that the Manager will retain ultimate responsibility for the management and conduct of the activities of the Company and all decisions relating to the selection and disposition of the Company’s investments.

The Company anticipates that the Company will be exempt from the registration requirements of the Investment Company Act of 1940, as amended (the “Investment Company Act”), by reason of the exemption specified in Section 3(c)(5)(C) of the Investment Company Act (excludes from regulation as an “investment company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate).

Organizational Strength and Experience

The members of the senior management team have overseen many pooled investment funds based in real estate and have collectively closed in excess of $8 billion in transactions in the small and mid-cap spaces throughout their careers. iCap Enterprises also maintains a network of strategic relationships. The team leverages relationships with sourcing, development, construction, and fund administration constituents to maintain a pipeline of real estate purchase opportunities. Property owners, builders, developers, lenders and brokers are the primary entities for deal sourcing.

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iCap Enterprises has capacity to expand its team to manage large amounts of capital from the sale of the Notes and to deploy such proceeds towards real estate that meets its investment criteria. iCap Enterprises has invested significant resources to build the technology and infrastructure needed to manage large amounts of noteholders, capital, and real estate. The number of employees who manage this infrastructure will grow as the capital under management increases.

The Manager and its affiliates have never been denied a license to practice a trade or business or ever experienced an event of bankruptcy, receivership, assignment for the benefit of creditors or similar proceeding.

The “Prior Performance Summary” section of this prospectus contains a discussion of the programs previously offered by our sponsor, iCap Enterprises, including certain executive officers and directors, from January 1, 2010 through December 31, 2019. Certain financial results and other information relating to such programs with investment objectives similar to ours are also provided in the “Prior Performance Tables” included as Appendix A to this prospectus. The prior performance of the programs previously sponsored by iCap Enterprises is not necessarily indicative of the results that we will achieve. For example, our prior programs were privately offered and did not bear the additional costs associated with being a publicly held entity.

Investment Experience

As a newly formed investment vehicle, iCap Vault 1, LLC has no operating or prior performance history. Vault Holding 1, LLC has not commenced operations and has no assets and liabilities. The information presented in this section represents the limited historical experience of the principals of the Manager and its affiliates. Prospective investors in the Company should not rely on the information below as being indicative of the types of investments the Company may make or of the types of returns the Company’s investments may generate. Prospective investors should not assume that the Company will experience returns, if any, comparable to those described herein.

iCap Enterprises has significant prior experience in investing in single-family, multi-family, light commercial and land development properties. Although this prospectus refers to “iCap Enterprises” as though it were an entity capable of taking action, prospective investors should bear in mind that such references are intended to refer to the business activities undertaken by one or more of the companies constituting a part of this affiliated group of companies. The Company will not acquire an interest in any of iCap Enterprises’ affiliated entities, but may benefit from their collective experience, inasmuch as those entities, as well as their respective employees, will be available to assist the Manager, and therefore the Company, as it conducts its business.

Management Fees; Transactions with Related Parties

In return for the provision of the services by the Manager to iCap Vault 1, LLC and Vault Holding 1, LLC and for the other actions of the Manager under the Operating Agreements, iCap Vault 1, LLC will pay iCap Vault Management, LLC an annual management fee (“Management Fee”) equal to (i) 1.30% of the outstanding aggregate principal balances of these registered Notes and (ii) 1.00% of the outstanding aggregate principal balance of the privately placed Secured Demand Notes offered pursuant to that certain Private Placement Memorandum of the Company dated October 1, 2018 (“Private Placement Notes”). The Management Fee will be paid in arrears on the last day of each calendar quarter and will be calculated on the average daily outstanding principal balances of the Notes and Private Placement Notes during the applicable quarter.

Prior to January 1, 2020, certain expenses of the Company’s affiliated entities were allocated to the Company. These allocations were based on several factors including size of notes payable, number of individual investors, and term of operations with an allocation period. Effective January 1, 2020, management decided to increase the Management Fee from 1.00% to 1.30% of outstanding aggregate principal balances of the Notes in lieu of allocating expenses from affiliated entities to the Company. Therefore, when the Company issues these registered Notes, the management fee paid by the Company shall be 1.30% of outstanding aggregate principal balances of the Notes. The management fee of 1.00% of the outstanding aggregate principal balance of the Private Placement Notes will remain the same. The Manager or an affiliate of the Manager may elect to pay any Company expenses, in which event the Company will reimburse such party for those out-of-pocket costs. The amount of reimbursable cost incurred to date is approximately $392,000. Additionally, in the event any personnel of the Manager or its affiliates perform any professional service for the Company, the Company shall pay the Manager or such affiliate(s) for such services at rates that are no higher than is standard in the market.

The Manager may charge the Company or any of its subsidiaries an underwriting fee to cover the costs of due diligence and underwriting involved in closing a real estate purchase or disposition. The underwriting fee will be paid at the time of purchase or disposition, will be non-refundable, and is expected to generally be less than $10,000 per transaction. Additionally, in the event the Company or the Manager acquires or becomes an affiliate of a real estate brokerage company, the Company may pay customary brokerage fees to such entity for the acquisition or disposition of the Company’s assets.

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If the Manager, or an affiliate of the Manager or the Company, guarantees, whether personally or otherwise, a loan, bond or other obligation of the Company, a holding company, or a Portfolio SPE, that guarantor will be entitled to receive from the benefiting entity an annual fee equal to 1% of the total amount of the credit facility, bond amount, or other obligation that is the subject of the guarantee.

Under the Operating Agreements, the Company, in the sole discretion of the Manager, in the event there are Available Funds, may make distributions thereof (“Distributions”) to Members on a pro rata basis in accordance with the Members’ Membership Interests at any time. “Available Funds” means the Company’s cash, including cash from loan proceeds, Note proceeds, and gross cash receipts from operations, which includes the excess of Net Income, less the sum of: (1) payments of principal, interest, charges and fees pertaining to any of the Company’s indebtedness; (2) costs and expenses incurred in the conduct of the Company’s business; and (3) amounts reserved to meet the reasonable needs of the Company’s business. Additionally, the Company may in its discretion make in-kind distributions, which would not be subject to availability of Available Funds. Notwithstanding anything in the Operating Agreements to the contrary, no Member may receive a Distribution to the extent that, after giving effect to the Distribution, all known and currently existing liabilities of the Company outstanding as of the date of such Distribution (other than to a Member on account of its Membership Interests and liabilities for which the recourse of creditors is limited to specific property of the Company) including the principal amounts due to Noteholders, exceed the Fair Value (as defined in the Operating Agreements) of the assets of the Company (except that property that is subject to a liability for which the recourse of the creditors is limited to such property shall be included in the assets of the Company only to the extent the Fair Value of such property exceeds that liability). In the event of a Distribution to a Member that would be deemed violative of applicable law, the applicable Member may be required to return such Distribution to the Company. Notwithstanding the foregoing, within ninety (90) days of the end of each Fiscal Year or such later date at which the Company’s accountants have completed their tax preparation for the Company, the Company shall make a Distribution to each holder of Units in an amount necessary to cover any taxes due from such Unit holder to federal, state or local tax authorities, as a result of his/her/its holding Units of the Company (“Tax Distribution”). The Tax Distribution is a required annual payment of the Company, and if the Company has insufficient cash to make the Tax Distribution when due, the Manager is authorized to borrow, including against the assets of the Company or those of its subsidiaries, or liquidate certain assets of the Company or those of its subsidiaries, to meet such obligations. The Manager may engage one or more affiliates or third parties to provide the Manager’s services. The Manager shall, to the extent it determines that it would be advisable in connection with its management of the Company, arrange for and coordinate the services of other professionals, experts and consultants to provide any or all of the management services, in which case, the costs and expenses of such third parties for providing such services shall be borne by the Manager other than as set forth in the Operating Agreements. The Manager will not charge the Company any additional fees with respect to these outsourced services, but the Manager will be entitled to reimbursement for these third-party costs incurred in connection with such Services.

Edge Construction, LLC, an affiliated general contractor, is expected to provide general contracting services, including those related to new construction of and rehabilitation of real estate projects, and is expected to receive a fee sufficient to cover the costs of a project plus a 10% mark-up. Costs of a project include costs of project management, supervision, materials and labor, each of which will be billed at hourly rates, which are currently between $30 and $180 per hour. We believe this fee structure represents typical market rates and mark-ups charged by contractors.

iCap Enterprises is expected to provide consulting services, as well as accounting and administrative support at hourly rates which are currently between $30 and $200 per hour.

Public Notes Offering

We are offering (the “Offering”) up to $500,000,000 aggregate principal amount of our Notes, on a “self-underwritten” basis, which means our officers and manager will attempt to sell the Notes.

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The Notes will be issued by us under an indenture, among iCap Vault 1, LLC, Vault Holding 1, LLC, and American Stock Transfer & Trust Company, LLC, as trustee (the “trustee”), referred to herein as the “indenture.”

The Notes (including the Notes purchased with reinvested interest) will accrue a floating rate of interest (the “Floating Rate”) at a rate per annum equal to the Average Savings Account Rate as posted by the FDIC plus 2.00%, reset quarterly on January 1, April 1, July 1, and October 1 of each year based on the Average Savings Account Rate posted by the FDIC on December 15, March 15, June 15, and September 15, respectively, of the prior month.  See “Description of the Notes – Interest” on page 55 of this prospectus. As of September 18, 2020, the Floating Rate equals 2.05%. In addition to the Floating Rate, we will pay investors Interest Rate Premiums pursuant to our Interest Rate Premium Rewards Program.

The Company has created the Interest Rate Premium Rewards Program (the “Interest Premium Program”) to provide to investors who meet certain eligibility standards the opportunity to receive the interest rate premiums (“Interest Rate Premiums”) as a thank you for becoming an investor or remaining an investor of the Company. The Interest Rate Premiums payable on the Notes will accrue based on a 365-day year. If the investor elects to opt-into automatic interest reinvestment into Notes, the Interest Rate Premiums will be credited to the investor’s Notes on a daily basis and will be reinvested (daily compounding). Otherwise, the Interest Rate Premiums will be non-compounding and credited to a separate non-interest bearing investor account with the Company on the last business day of each calendar month with no interest reinvestment into Notes. The offers of Interest Rate Premiums that the Company is making under the Interest Premium Program include:

1. Investment Amount. If an investor purchases a minimum of $10,000, $25,000, $50,000, or $100,000 of principal amount of Notes, the Company will pay an Interest Rate Premium during the period of time the investor maintains such minimum principal amount of such Notes of 0.10%, 0.25%, 0.50%, and 1.00%, respectively, pursuant to the terms of this offer. This offer shall be effective from the date of initial eligibility for any investor who meets the above stated minimum amount ($10,000 and above) and shall continue for a 1-year period following the date of initial eligibility, unless the investor’s principal amount of Notes becomes less than the minimum balance ($10,000) required to earn the reward at which point the offer shall discontinue. If an investor’s outstanding balance becomes less than the minimum amounts outlined above, then the Interest Rate Premium will be reduced to the rate of the minimum investment amount threshold that corresponds to the then applicable outstanding balance of Notes of an investor. The Company will be deemed to have renewed the offer for an additional 1-year period under the same terms as set forth herein for any investor who had previously been and continues to be eligible.

2. Lock-up. If an investor agrees to waive the right to demand repayment by the Company of the Notes for 12, 18 or 24 months, the Company will pay an Interest Rate Premium during such 12, 18, or 24 month period on such Notes of 1.00%, 1.50%, and 2.00%, respectively.

3. Clients of RIAs. If an investor invests in the Notes as a client of a Registered Investment Advisor with whom the Company has a selling agreement, the Company will pay an Interest Rate Premium of 1.00% for a 1-year period from the date of the direct investment by the investor. For purposes of determining the 1-year period for this offer, reinvested interest shall not be considered a direct investment by an investor. The Company will be deemed to have renewed the offer for an additional 1-year period for any investor who had previously been and continues to be eligible so long as the selling agreement is effective.

The Company will disclose on a daily basis on its website at www.icapequity.com/vault an updated list of Registered Investment Advisors who have a selling agreement with the Company.

Investors who are eligible may receive one or more of the above offers simultaneously. This prospectus sets forth the terms of the Interest Premium Program.

The Floating Rate of the Notes (including the Notes purchased with reinvested interest) will be disclosed on the Company’s website at www.icapequity.com/vault and in pricing supplements filed with the Securities and Exchange Commission prior to the effective date of the quarterly reset of the Floating Rates. Floating Rate and Interest Rate Premiums payable on the Notes will accrue based on a 365-day year.  If you elect to opt-into automatic interest reinvestment into Notes, the Floating Rate and Interest Rate Premiums will be credited to your Notes on a daily basis and will be reinvested (daily compounding). Otherwise, the Floating Rate and Interest Rate Premiums will be non-compounding and credited to a separate non-interest bearing account for you with the Company on the last business day of each calendar month with no interest reinvestment into Notes.

Collateral and Guarantee

The Notes will be secured by a pledge of the membership interests in Vault Holding 1, LLC, our direct and wholly-owned subsidiary, that holds interests in real estate, through wholly owned subsidiaries (Portfolio SPEs), and real estate-based financial instruments. The assets of the Portfolio SPEs will consist primarily of real estate and all other cash and investments they hold in various accounts. The Notes’ security interest in the collateral will be subordinated to the security interest in favor of lenders of credit facilities.

The payment of principal and interest on the Notes are fully and unconditionally guaranteed by our wholly owned direct subsidiary, Vault Holding 1, LLC, but otherwise are not guaranteed by any other person or entity. Therefore, the Notes will be structurally subordinated to indebtedness or other liabilities of special purpose entity subsidiaries (as our special purpose entity subsidiaries are not guaranteeing the notes). The indenture does not restrict the ability of our subsidiaries to incur indebtedness.

Repurchase at Option of Noteholder

You may redeem all or any part of your Notes at any time by following the procedures described herein. See “Description of the Notes – How to Redeem.” Interest on redeemed investments will accrue to, but not including, the redemption date. We may also offer other methods of redemption from time to time, at our option. There is no minimum amount which you may redeem.

Optional Redemption by Company

We may redeem, in our discretion, any particular Note that maintains a principal amount of less than $25 for a period consisting of the three consecutive months immediately following the month in which the principal amount of the Note is below $25 as of the last day of the month. The first month your Note is below the required minimum, you will be sent a notice informing you that your Note will be redeemed at the end of the third month. Unless you have brought your Note above the required minimum, your Note will automatically be redeemed at the end of the third month. We may redeem, in our discretion, the portion of a particular Note that exceeds $50,000,000. In addition, we may also redeem, at any time at our option, the Notes of any investor who is not or is no longer eligible to invest in the Notes as we determine in our sole judgment and discretion. Further, we may redeem the entire amount of, or any portion of, any of the outstanding Notes in our sole judgment and discretion. Any such partial redemption of outstanding Notes may be effected by lot or pro rata or by any other method that is deemed fair and appropriate by us provided that such partial redemption complies with applicable tender offer rules. See “Description of the Notes – Optional Redemption by the Company”.

Events of Default

An event of default is generally defined by the Indenture to mean any of the following:

●	the Company’s failure to pay principal or interest on any Note upon a request for redemption therefore, which failure continues for 30 days;

●	the Company’s failure to comply with any of its covenants or obligations contained in the Indenture or the Notes and, after notice thereof from the Trustee or holders of at least 50% in principal amount of the Notes, such failure continues for 90 days;

●	the occurrence of certain events of bankruptcy, insolvency or reorganization.

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The Indenture provides that the Trustee will, within 90 days after the occurrence of any default that is continuing and known to the Trustee, give the registered holders of Notes notice thereof, but, except in case of a default in the payment of principal or interest, the Trustee may withhold such notice if and for so long as the Trustee in good faith determines that withholding such notice is in the interest of those holders.

Private Placements during 2018 – Notes

During the period from July 30, 2018 (inception) through December 31, 2018, we issued $370,869 aggregate principal amount of 2% Secured Notes (“2018 Private Placement Notes”) to accredited investors in a private placement under Rule 506(c) of Regulation D of the Securities Act.

Private Placements during 2019 – Notes

During the year ended 2019, we issued $13,638,437 aggregate principal amount of 2% Secured Notes (“2019 Private Placement Notes”) to accredited investors in a private placement under Rule 506(c) of Regulation D of the Securities Act.

Recent Developments

COVID-19

The Company’s operations may be affected by the recent and ongoing outbreak of the coronavirus disease 2019 (COVID-19) which in March 2019, has been declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the Company’s ability to make investments through its subsidiaries, negative impact to revenue related to real estate holdings, negative impact on its workforce, unavailability of professional services and other resources, disruption to credit markets necessary for success of the Company’s business model, and the decline in value of assets held by the Company’s subsidiaries.

The supply of housing inventory in certain geographical areas may become further restricted through a shutdown of construction activity. Additionally, a moratorium on real estate transactions may be imposed in reaction to the pandemic. These housing market impacts may limit the Company’s ability to acquire or dispose of real estate assets.

General employment in the region may continue to suffer as the pandemic continues. Some local governments have proposed rent or eviction moratoria, or similar programs of rent abatement, in response to the sudden upturn in unemployment. Any of these factors could cause a future decline in the market rate for residential rentals negatively impacting the Company’s income and cash flow from its real estate holdings.

Employees of affiliated companies could be medically or mentally affected by the pandemic and may be required to continue to work remotely, particularly given potential for complete or partial school closures. This situation could cause of reduction in productivity or the inability to complete critical tasks for the Company.

As of the date of this filing, the Company has not experienced significant impact related to the COVID-19 pandemic.

Private Placements during 2020 - Notes

We are currently conducting a private placement in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Regulation 506(c) and Regulation S of 2% Secured Notes pursuant to which we have issued $5,420,489 during the period from January 1, 2020 through September 18, 2020 (“Current Private Placement Notes”; together with 2018 Private Placement Notes and 2019 Private Placement Notes, collectively referred to as “Private Placement Notes”).

As of September 18, 2020, we have repaid the noteholders of the Private Placement Notes as a return of capital $18,406,929 of the principal and accrued interest of Private Placement Notes. As of September 18, 2020, we estimate the value of the aggregate principal amount and accrued interest estimated to be $1,088,048.

Risks Affecting Us

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” beginning on page 20. These risks include, but are not limited to the following:

●	We are an emerging growth company with a limited operating history.

●	We have a history of operating losses.

●	Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the prospectus.

●	The Manager will manage the day to day operations of the Company. Noteholders will have no voting rights and no control over the Company.

●	Since we do not set aside funds in a sinking fund to repay the Notes, you could lose all or a part of your investment if we do not have enough cash to pay;

●	We may not be able to meet all of the payment demands of the Noteholders if a large number of Noteholders desires to be repaid or if we do not have the liquidity to meet such demands;

●	We may require additional financing, such as bank loans, outside of this offering in order for our operations to be successful.

●	Public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) could adversely impact our business.

●	We have not conducted any income-producing activities and as such have not generated any revenue since inception.

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●	Investments in real estate and real estate related assets are speculative and we will be highly dependent on the performance of the real estate market.

●	Competition in our industry is intense.

●	The Company does not currently own any real estate assets.

●	The Manager’s conflicts of interest may result in transactions unfavorable to the Company.

See the section entitled “RISK FACTORS” beginning on page 20 for a more comprehensive discussion of risks to consider before purchasing our Notes.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.” IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. NOTWITHSTANDING, OUR OFFICERS AND MANAGER SELLING NOTES ON OUR BEHALF AND PARTICIPATING BROKER-DEALERS RECOMMENDING THE PURCHASE OF THE NOTES IN THE OFFERING ARE REQUIRED TO MAKE EVERY REASONABLE EFFORT TO DETERMINE THAT THE PURCHASE OF NOTES IS A SUITABLE AND APPROPRIATE INVESTMENT FOR EACH INVESTOR.

THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Emerging Growth Company Status

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

We could be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Company Information

Our principal office is located at 3535 Factoria Blvd. SE, Suite 500, Bellevue, Washington 98006 and our phone number is (425) 453-7497. Our corporate website address is www.icapequity.com/vault. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus.

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The Offering

The summary below describes the principal terms of the Notes (as defined below). Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this offering memorandum contains a more detailed description of the terms and conditions of the Notes.

Issuer of the Notes	iCap Vault 1, LLC, a Delaware limited liability company, was formed on July 30, 2018.

Guarantor of the Notes	Vault Holding 1, LLC, a Delaware limited liability company, was formed on April 28, 2020.

Corporate Structure	iCap Vault 1, LLC is 100% owned by iCap Vault, LLC, which is an affiliate of iCap Equity, LLC, a Bellevue, Washington-based investment firm formed in 2011. “iCap Enterprises” or “iCap,” as used in this prospectus, refers to iCap Enterprises, Inc. (the parent company of both iCap Equity, LLC and iCap Vault, LLC) and its affiliated group of companies (excluding the Company).

Title of the Securities	Variable Denomination Floating Rate Demand Notes, marketed and sold as “Demand Notes” (“Notes”).

Company Business	We are engaged in the business of acquiring income-producing residential properties in selected metropolitan statistical areas in the U.S. with the objective of generating a rate of return from the acquired U.S. real estate that is greater than the costs necessary to purchase, finance and service the U.S. real estate. We also invest in financial instruments secured by such real estate.

The Offering	We are offering (the “Offering”) up to $500,000,000 aggregate principal amount of our Notes, on a “self-underwritten” basis, which means our officers and manager will attempt to sell the Notes.

The Manager	We are managed by iCap Vault Management, LLC, a Delaware limited liability company (the “Manager”). We will pay the Manager an annual management fee equal to 1.30% of the outstanding aggregate principal balances of the Notes.

Indenture	The Notes will be issued by us under an indenture, among iCap Vault 1, LLC, Vault Holding 1, LLC, and American Stock Transfer & Trust Company, LLC, as trustee (the “trustee”), referred to herein as the “indenture.”

The Notes	The Notes will be general senior secured obligations of iCap Vault 1, LLC which are fully and unconditionally guaranteed by our wholly owned direct subsidiary, Vault Holding 1, LLC, but are subordinate to our or our subsidiaries’ existing and future secured bank debt and credit facilities and structurally subordinated to indebtedness or other liabilities of special purpose entity subsidiaries (as our special purpose entity subsidiaries are not guaranteeing the notes).

Maximum Offering	$500,000,000 aggregate principal amount of the Notes

No Minimum Offering/No Escrow	No minimum must be raised in this Offering before we can access the subscription proceeds. We have made no arrangements to place subscription proceeds in an escrow, trust or similar account which means that funds from the sale of the Notes will be immediately available to us for use in our operations.

Offering Price	100% of the principal amount per Note.

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Minimum Initial Investment	$25; however, the Company can waive the minimum initial investment requirement on a case to case basis in its sole discretion.

Minimum Outstanding Investment	$1.00

Maximum Total Investment	The Company reserves the right to establish a maximum total amount of investment per investor.

Principal Amount	The principal amount of each Note held by an investor at any time will be equal to all amounts invested in such Note, together with accrued interest, less redemptions

Interest Rate

The Notes (including the Notes purchased with reinvested interest) will accrue a floating rate of interest (the “Floating Rate”) at a rate per annum equal to the Average Savings Account Rate as posted by the FDIC plus 2.00%, reset quarterly on January 1, April 1, July 1, and October 1 of each year based on the Average Savings Account Rate posted by the FDIC on December 15, March 15, June 15, and September 15, respectively, of the prior month.  See “Description of the Notes – Interest” on page 55 of this prospectus. In addition to the Floating Rate, we will pay investors Interest Rate Premiums pursuant to our Interest Rate Premium Rewards Program as described in “Description of the Notes – Interest Rate Premium Rewards Program” on page 55 of this prospectus.

Floating Rate and Interest Rate Premiums payable on the Notes will accrue based on a 365-day year. If you elect to opt-into automatic interest reinvestment into Notes, the Floating Rate and Interest Rate Premiums will be credited to your Notes on a daily basis and will be reinvested (daily compounding). Otherwise, the Floating Rate and Interest Rate Premiums will be non-compounding and credited to a separate non-interest bearing account for you with the Company on the last business day of each calendar month with no interest reinvestment into Notes. As of September 18, 2020, the Floating Rate equals 2.05%.

Notification of Interest Rate Change	Floating Rate of the Notes (including the Notes purchased with reinvested interest) will be disclosed on the Company’s website at www.icapequity.com/vault and in pricing supplements filed with the Securities and Exchange Commission prior to the effective date of the quarterly reset of the Floating Rates.

Maturity	The Notes will have no stated maturity. They will be payable upon your demand.

Investment Eligibility Criteria	An individual investor must either be at least 18 years of age or must be the adult custodian for a minor under the Uniform Gifts/Transfers to Minors Act (UGMA/UTMA). Additionally, investors must pass Know Your Customer (KYC), Anti-Money Laundering, and OFAC checks.

Investment Options	ACH Investment – See Page 48 Wire Investment – See Page 48 Automatic Monthly Investment – See Page 48.

Redemption Options	ACH Redemption – See Page 59 Wire Redemption – See Page 59 Automatic Monthly Redemption – See Page 59

Rescission Rights	You may rescind your investment within five business days of the date of your purchase confirmation without penalty. In addition, if we accept your subscription agreement at a time when we have determined that a post-effective amendment to the registration statement of which this prospectus is a part must be filed with the Securities and Exchange Commission, but such post-effective amendment has not yet been declared effective, you will be able to rescind your investment subject to the conditions set forth in this prospectus. See “Description of the Notes—Rescission Right” for additional information.

Offering Period	We intend to commence the offering promptly. The offering will be made on a continuous basis, and is expected to continue for a period in excess of 30 days, until the earlier of such time as all of the Notes being offered hereunder have been sold, or until three (3) years after the effective date of registration statement relating to this prospectus, if not closed earlier.

Guarantees	The payment of principal and interest on the Notes are fully and unconditionally guaranteed by our wholly owned direct subsidiary, Vault Holding 1, LLC, but otherwise are not guaranteed by any other person or entity. Therefore, the Notes will be structurally subordinated to indebtedness or other liabilities of special purpose entity subsidiaries (as our special purpose entity subsidiaries are not guaranteeing the notes). The indenture does not restrict the ability of our subsidiaries to incur indebtedness.

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Collateral	The Notes will be secured by a pledge of the membership interests in Vault Holding 1, LLC, our direct and wholly-owned subsidiary, which holds interests in real estate, through wholly owned subsidiaries (Portfolio SPEs), and real estate-based financial instruments. The assets of the Portfolio SPEs will consist primarily of real estate and all other cash and investments they hold in various accounts. The Notes’ security interest in the collateral will be subordinated to the security interest in favor of lenders of credit facilities.

Status and Ranking

The Notes are secured general obligations of the Company and rank equally with its other secured and unsubordinated indebtedness from time to time outstanding. The Notes are secured debt obligations solely of the Company and are not obligations of, or directly or indirectly guaranteed by, any affiliate of the Company other than Vault Holding 1, LLC.

Payment of the principal and interest on the Notes will rank equally in right of payment and collateral with all of our existing and future secured indebtedness and, to the extent we incur or acquire unsecured indebtedness in the future, rank senior in right of payment and collateral to our unsecured indebtedness. The Notes will rank senior in right of payment to our equity, such as our membership interests/units. The Notes will be subordinated in the right of payment and collateral to our existing and future secured bank debt, such as credit facilities.

We conduct a significant portion of our operations through direct and indirect subsidiaries, which generate a substantial portion of our operating income and cash. Contractual provisions, laws or regulations, as well as any subsidiary’s financial condition and operating requirements, may limit our ability to obtain or receive cash from our subsidiaries in order to service our debt obligations, including making payments on the Notes. Claims of creditors of our subsidiaries, including secured credit lines, will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the Notes. Accordingly, the Notes will be structurally subordinated to all existing and future obligations of our subsidiaries, including trade creditors of our subsidiaries.

The Notes will be structurally subordinated to indebtedness or other liabilities of special purpose entity subsidiaries (as our special purpose entity subsidiaries are not guaranteeing the notes). The indenture does not restrict the ability of our subsidiaries to incur indebtedness

The Notes do not constitute a savings, deposit, or other bank account and are not insured by or subject to the protection of the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation, or any other federal or state agency. The Notes are not a money market fund, which are typically diversified funds consisting of short-term debt securities of many issuers, and therefore do not meet the diversification and investment quality standards set forth for money market funds by the Investment Company Act of 1940.

Sinking Fund	None.

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Optional Redemption by Company; Repurchase at Option of Noteholder

You may redeem all or any part of your Notes at any time by following the procedures described herein. See “Description of the Notes – How to Redeem.” Interest on redeemed investments will accrue to, but not including, the redemption date. We may also offer other methods of redemption from time to time, at our option. There is no minimum amount which you may redeem.

We may redeem, in our discretion, any particular Note that maintains a principal amount of less than $25 for a period consisting of the three consecutive months immediately following the month in which the principal amount of the Note is below $25 as of the last day of the month. The first month your Note is below the required minimum, you will be sent a notice informing you that your Note will be redeemed at the end of the third month. Unless you have brought your Note above the required minimum, your Note will automatically be redeemed at the end of the third month. We may redeem, in our discretion, the portion of a particular Note that exceeds $50,000,000. In addition, we may also redeem, at any time at our option, the Notes of any investor who is not or is no longer eligible to invest in the Notes as we determine in our sole judgment and discretion. Further, we may redeem the entire amount of, or any portion of, any of the outstanding Notes in our sole judgment and discretion. Any such partial redemption of outstanding Notes may be effected by lot or pro rata or by any other method that is deemed fair and appropriate by us provided that such partial redemption complies with applicable tender offer rules. See “Description of the Notes – Optional Redemption by the Company”.

Further Issuances	We may, without consent of the holders of the Notes, create and issue additional notes identical to the Notes in all respects (other than with respect to the date of issuance, issue price and in certain circumstances the first interest payment date). These additional notes will be consolidated and form a single series with the Note.

Distribution of Notes	Except as otherwise provided herein, the offering is being conducted on a self-underwritten, best efforts basis, which means our officers and manager will attempt to sell the securities we are offering in this prospectus. This prospectus will permit our officers and manager to sell the Notes directly to the public, with no commission or other remuneration payable to them for any securities they may sell. The Company has engaged Cobalt Capital, Inc., a Florida corporation and FINRA/SIPC registered broker-dealer (“Cobalt”), to provide broker-dealer services, but not underwriting or placement agent services, in thirteen specified states, including Texas, Florida, Arizona, Arkansas, Virginia, Utah, Maryland, Oklahoma, Nebraska, North Carolina, Delaware, West Virginia, and Montana and up to eight (8) additional states in connection with this Offering. As compensation for these broker-dealer services, the Company has agreed to pay Cobalt an aggregate monthly fee of $4,100 per month for the thirteen (13) states plus an additional $300 per month for each additional state during the term of the Offering. We may elect to engage one or more FINRA member firms (the “Placement Agents”), as placement agents for this Offering, in which event the Placement Agents will also conduct the Offering on a “best efforts” basis, and we would expect in such case to pay estimated total commissions up to 1.0% of the aggregate principal amount of the Notes sold to investors through such Placement Agents and interest accrued thereon, compounded on a daily basis, payable over four quarters to the extent that such Notes have not been redeemed or repurchased. In offering the securities on our behalf, the officers and manager will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Use of Proceeds	We expect to receive net proceeds from this Offering of approximately $495,000,000 after deducting assuming FINRA selling agents are utilized to sell the entire offering amount, estimated underwriting discounts and commissions in the amount of $5,000,000 (1% of the gross proceeds of the Offering). We intend to use the net proceeds for the following purposes in the following order: (a) first towards the fees and expenses associated with registration of the Offering of up to $1,200,000, including legal, auditing, accounting, escrow agent, transfer agent, financial printer and other professional fees; (b) second towards our acquisition of Portfolio Investments; (c) third towards the cost of marketing and management associated with our operations, including technology infrastructure and maintenance and fees to Manager; and (d) the balance towards working capital and general corporate purposes. See “Use of Proceeds.”

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Expenses	We will bear all costs and expenses incurred in the organization of us and this offering and potential future offerings, and will reimburse Manager for any such costs and expenses advanced by Manager. We will also pay the Manager a management fee of 1.30% per year of the outstanding aggregate principal balances of the Notes. With the exception of employee payroll expenses, which will be paid by the Manager, all other expenses will be borne by us. Each investor will bear his, her or its own fees and expenses incurred in connection with the Offering. The Company may apply fees in its discretion to cover expenses associated with wire transactions, statement and 1099 copy requests and other special services.

Subscription Procedures	Prior to your purchase of Notes, you will be required to complete a Subscription Agreement setting forth the principal amount of your purchase, the term of the Notes, the interest payment and certain other information regarding your ownership of the Notes, and tender the purchase price for the Notes. The form of Subscription Agreement is filed as an exhibit to the registration statement of which this prospectus is a part. We have the right, in our sole discretion, to accept or reject any subscription. See “Subscription Procedures.” We will mail you written confirmation if your subscription has been accepted. For more information, see “Plan of Distribution.”

Book-Entry Registration	The Notes are issued in book entry form, which means that no physical note is created. Evidence of your ownership is provided by written confirmation. Except under limited circumstances, holders will not receive or be entitled to receive any physical delivery of a certificated security or negotiable instrument that evidences their Notes. The issuance and transfer of Notes will be accomplished exclusively through the crediting and debiting of the appropriate accounts in our book-entry registration and transfer system.

Company’s Website	Participation in this Note program and transactions within the program are transacted through the Company’s website at www.icapequity.com/vault or by calling the Company at (425) 453-7497. If your request cannot be initiated through the Company’s website or by phone, then the website or our phone answering service will provide you with or refer you to the necessary documents and instructions. None of the information contained at any time on the Company website is incorporated by reference into this prospectus.

Tax Status	Interest credited to each of the Notes will be reported as taxable income for Federal tax purposes, unless an exemption applies to a non-US Note holder. Backup withholding may apply to certain persons. See “Material Federal Income Tax Considerations.”

Absence of Public Market	There is no existing market for the Notes. We do not anticipate that a secondary market for the notes will develop. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes in any automated dealer quotation system, including without limitation the OTC Markets Group or any over-the-counter market.

Governing Laws	Delaware

Trustee and Security Registrar	American Stock Transfer & Trust Company, LLC

Collateral Agent	Marketplace Realty Advisors, LLC

Risk Factors	An investment in the Notes involves risks. You should carefully consider these risks before investing in the Notes. Please see the “Risk Factors” section beginning on page 20 of this prospectus.

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SUMMARY HISTORICAL FINANCIAL DATA

The following table presents our summary historical financial data for the periods indicated. The summary historical financial data for the year ended December 31, 2019 and for the period from July 30, 2018 (inception) through December 31, 2018 and the balance sheet data as of December 31, 2019 and 2018 are derived from the audited consolidated financial statements. The summary historical financial data for the six months ended June 30, 2020 and 2019 and the balance sheet data as of June 30, 2020 are derived from our unaudited condensed consolidated financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes appearing elsewhere in this prospectus.

	For the Year Ended December 31, 2019	For the Period July 30, 2018 (inception) through December 31, 2018	For the Six months Ended June 30, 2020	For the Six months Ended June 30, 2019
			(unaudited)
Statement of Operations Data
Revenues	$-	$-	$-	$-
Cost of revenues	-	-	-	-
Gross profit	-	-	-	-
Total operating expenses	217,607	288,944	438,409	53,177
Net loss	$(266,555)	$(289,877)	$(448,076)	$(63,604)
Net loss per unit, basic and diluted	$(267)	$(290)	$(448)	$(64)
Weighted-average units—basic and diluted	1,000	1,000	1,000	1,000

Balance Sheet Data (at period end)
Cash (inclusive of restricted cash of $105,334, $33,080, and $117,288, respectively)	$924,313	$329,868	$663,821
Working capital (deficit) (1)	(556,432)	(289,877)	(1,004,508)
Total assets	931,561	329,868	694,023
Total liabilities	1,487,993	619,745	1,698,531
Member’s equity (deficit)	(556,432)	(289,877)	(1,004,508)

(1)	Working capital represents total current assets less total current liabilities.

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RISK FACTORS

Investment in our securities involves a number of substantial risks. You should not invest in our securities unless you are able to bear the complete loss of your investment. In addition to the risks and investment considerations discussed elsewhere in this prospectus, the following factors should be carefully considered by anyone purchasing the securities offered through this prospectus. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the following risks actually occur, our business could be harmed.

General Risks Related to Our Business

We have a history of operating losses and our auditors have indicated that there is a substantial doubt about our ability to continue as a going concern.

For the year ended December 31, 2019 and the period from July 30, 2018 (inception) through December 31, 2018, we generated no revenues, reported a net loss of $266,555 and $289,877, respectively, and cash flow used in operating activities of $71,897 and $1, respectively. For the six months ended June 30, 2020, we generated no revenues, reported a net loss of $448,076, and cash flow used in operating activities of $350,164. As of June 30, 2020, we had a member’s deficit of $1,004,508. We anticipate that we will continue to report losses and negative cash flow. Such losses have historically required us to seek additional funding through the issuance of debt securities. Our long-term success is dependent upon among other things, achieving positive cash flows from operations and if necessary, augmenting such cash flows using external resources to satisfy our cash needs. However, we may be unable to achieve these goals and actual results could differ from our estimates and assumptions; accordingly, we may have to supplement our cash flow, by debt financing or sales of equity securities. There can be no assurance that we will be able to obtain additional funding, if needed, on commercially reasonable terms, or at all.

As a result of our member’s deficit and no source of revenue sufficient to cover our cost of operation and other factors, our independent auditors issued an audit opinion with respect to our consolidated financial statements for the year ended December 31, 2019 and the period from July 30, 2018 (inception) through December 31, 2018 that indicated that there is a substantial doubt about our ability to continue as a going concern.

Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing, including funds to be raised in this offering. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business even if this offering is successful. For further discussion about our ability to continue as a going concern and our plan for future liquidity, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Going Concern.”

We are an emerging growth company organized in July 2018 and have engaged in limited operations since then, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment.

We were organized in July 2018 and have engaged in limited operations since then. As a result of our limited operations we have (i) generated no revenues and (ii) will accumulate deficits due to organizational and start-up activities, business plan development, and professional fees since we organized. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our results will depend upon the availability of suitable investment opportunities for us and the performance of our Portfolio Investments. Our proposed operations are subject to all business risks associated with new enterprises. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of properties for purchase, the level of our competition and our ability to attract and maintain key management and employees. If we fail to achieve our goals outlined, the Company may run out of money to run its operation and as such, the Company would need to raise additional working capital. Failure to do so could result in Noteholders losing part or all of their money invested.

Public health epidemics or outbreaks could adversely impact our business.

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally. The extent to which the coronavirus impacts our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others. In particular, the continued spread of the coronavirus globally could adversely impact our operations and could have an adverse impact on our business and our financial results. Possible areas that may be affected include, but are not limited to, disruption to the Company’s ability to make investments through its subsidiaries, negative impact to revenue related to real estate holdings, negative impact on its workforce, unavailability of professional services and other resources, disruption to credit markets necessary for success of the Company’s business model, and the decline in value of assets held by the Company’s subsidiaries.

Our Manager will have complete control over the Company and will therefore make all decisions of which Noteholders will have no control.

Our Manager shall make certain decisions without input by the Noteholders. Such decisions may pertain to employment decisions, including our Manager’s compensation arrangements, the appointment of other officers and managers, and whether to enter into material transactions with related parties.

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Fees to Manager will be paid while interest and principal remain outstanding under the Notes.

Fees payable to the Manager will be paid while interest and principal remain outstanding under the Notes. The Management Fee is based on the outstanding principal balance of the Notes. The Manager will receive the Management Fee whether or not the Portfolio Investments operate profitably. These fees (like other operating expenses) reduce the amount of cash that otherwise would be available for payment of the Notes.

You will not be investing in the membership interests of the Company, iCap Enterprises or any of their affiliates or any of their respective investments. The prior performance data presented provides relevant information regarding affiliates of the Manager, but should not be construed as an indication of the likely financial performance of the Company.

By investing in the Notes, you will not be investing in the membership interests of the Company, iCap Enterprises, or any of their affiliates or any of their respective investments, including the Portfolio Investments or in any of the prior investments sponsored by iCap Enterprises’ affiliates. iCap Enterprises has provided selected information regarding its prior investments because investors might consider those investments to be relevant in assessing the experience and judgment of the Manager, and the iCap Enterprises management team. Potential investors should not consider the prior performance of those investments to be indicative of the financial performance that may be experienced by the Company. The Company may not perform as favorably as the prior investments. Each investment opportunity is unique, and the Company may not be able to replicate the success of prior investments, even if the Portfolio Investments assembled for the Company’s portfolio are similar to those obtained for the prior funds.

Negative publicity could adversely affect our business and operating results.

Negative publicity about our industry or the Company, even if inaccurate, could adversely affect our reputation and the confidence in our operations, which could harm our business and operating results. Harm to our reputation can arise from many sources, including employee misconduct, misconduct by our partners, outsourced service providers or other counterparties, failure by us or our partners to meet minimum standards of service and quality and compliance failures and claims.

Our anticipated growth could strain our personnel resources and infrastructure, and if we are unable to implement appropriate controls and procedures to manage our anticipated growth, we may not be able to successfully implement our business plan.

Our anticipated growth may place a strain on our management team and our financial and other resources. Such growth, if experienced, may expose us to greater costs and other risks associated with growth and expansion. We may be required to hire a broad range of additional employees, including other support personnel, among others, in order to successfully advance our operations. We may be unsuccessful in these efforts or we may be unable to project accurately the rate or timing of these increases.

This growth may place a strain on our management and operational resources. The failure to develop and implement effective systems or the failure to manage growth effectively could have a materially adverse effect on our business, financial condition, and results of operations. In addition, difficulties in effectively managing the budgeting, forecasting, and other process control issues presented by such a rapid expansion could harm our business, financial condition, and results of operations.

Control is vested in the Manager; no investor should purchase the Notes unless the investor is comfortable with the Manager’s judgment and experience in running the Company’s affairs.

Control over all decisions affecting the Company, including decisions regarding the Portfolio Investments that are to be made, will be made by the Manager and its management team. Many material decisions, such as decisions regarding the purchase or sale of assets, the refinancing of Portfolio SPEs, whether to make an investment, and the incurrence of third-party-debt will be made without separate concurrence from Noteholders. No assurance can be given that sufficient investment opportunities will be presented to the Company to deploy all of the capital available for investment.

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The Manager’s conflicts of interest may result in transactions unfavorable to the Company.

The Manager and its affiliates may provide certain services to, and enter into transactions with, the Company, its holding companies or the Portfolio SPEs, provided that the terms are commercially reasonable. This limitation may not fully protect the Company or the Portfolio SPEs against the inherent conflicts of interest in these transactions. The transactions have not been, and will not be, subject to review by the Noteholders, the Trustee, the Collateral Agent, or an independent party. The transactions’ terms might not be as favorable to the Company as they would have been if the transaction had been with unrelated third parties. Moreover, the Company will not ask any third party to oversee the quality of the services that will be provided by the Manager and its affiliates. In addition, the Manager will be subject to potential conflicts of interest when choosing between investment opportunities for affiliated entities that may generate different fees for the Manager.

The Manager may retain and reinvest all or a portion of the revenue generated by, or proceeds of a sale of, a Portfolio Investment.

The Manager has the discretion to sell the properties the Company acquires and to use the cash proceeds from such sale (or cash proceeds from rental income) to, among other things, satisfy its obligations under the Notes, whether then due and payable, or other Company obligations, or to enter into new Portfolio Investments. The Manager intends to make new investments over the life of the Company. This will place investment returns at the risk of new investment opportunities and may delay payments of the principal balances.

Without obtaining advice from their personal advisors, potential investors may not be aware of the legal, tax or economic consequences of an investment in the Notes.

The Manager has not arranged for potential investors in this Offering to be separately represented by independent counsel. The legal counsel who has performed services for the Company has not acted as if it had been retained by the potential investors. Potential investors should not construe the contents of this prospectus or any prior or subsequent communication from the Manager, its affiliates or any professional associated with this Offering, as legal or tax advice. Potential investors should consult their own personal counsel, accountant and other advisors as to legal, tax, economic and related matters concerning the investment described herein and its suitability.

Various factors could negatively impact the profitability of the Company’s Portfolio Investments

The Company may obtain insurance policies for the Portfolio Investments that are commercially prudent given the local market and circumstances of the Portfolio Investments. However, certain losses are either uninsurable or may be insured only upon payment of prohibitively high insurance premiums. If any such loss should occur and the Portfolio Investments should be partially or totally destroyed, the Company may suffer a substantial loss of capital as well as profits. Even if the Company’s insurance policy provides coverage for the loss, the deductible for such policy may be so large that the Company will sustain a substantial uninsured loss as a result of a fire or other casualty.

Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of hazardous substances may adversely affect the owner’s ability to sell such real estate or to borrow funds using such real estate as collateral. Before making a Portfolio Investment, the Company may undertake such environmental due diligence as it considers appropriate under the circumstances to assess the potential environmental risks. Such investigation could include the review of all available environmental reports, such as Phase I studies. No assurance can be given that such due diligence will identify all potential environmental problems. Moreover, to the extent that the Portfolio Investment’s site had environmental contamination not detected prior to the Company’s acquisition of that property, or subsequent environmental contamination were to occur, remedial efforts, if any, the Company undertakes may not be sufficient to eliminate potential liability, and, as a consequence, the Company may incur environmental clean-up costs or be subject to liability exposure that may reduce the net profits of the Company.

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Under the Americans With Disabilities Act of 1990 (“ADA”), all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. A number of additional federal, state and local laws exist that may require modification to existing properties to allow disabled persons to access such facilities. Most of the properties the Company considers will likely be in compliance with the present access requirements. If, however, the properties the Company acquires are not in compliance with the ADA, the Company will be required to make modifications to the properties to bring them into compliance or face the possibility of an imposition of fines or an award of damages to private litigants. In addition, further legislation may impose additional burdens or restrictions related to access by disabled persons, and the cost of compliance could be substantial.

The real estate industry in general, and the multifamily, residential, and commercial sectors, in particular, are highly competitive, and the Company will be competing with numerous other entities, some having substantially greater financial resources and experience than the Company, in seeking attractive investment opportunities. Competition will reduce the number of suitable properties available for purchase and increase the bargaining power of sellers, inflating the purchase prices of the available Portfolio Investments or resulting in other less favorable terms to the purchasers.

The investment returns available from investments in real estate depend in large part on the amount of income earned and capital appreciation generated by the related properties, and the expenses incurred. In addition, a variety of other factors affect income from properties and real estate values, including governmental regulations, insurance, zoning, tax, interest rate levels and the availability of financing. When interest rates increase, the cost of acquiring, expanding or renovating real property increases and real property values may decrease as the number of potential buyers’ decreases. Similarly, as financing becomes less available, it becomes more difficult both to acquire and to sell real property. Any of these factors could have a material adverse impact on the Company’s results of operations or financial condition. In addition, real estate investments are difficult to sell quickly and the Company may not be able to adjust the Company’s portfolio of owned properties quickly in response to economic or other conditions in order to meet Note obligations. If the Company’s properties do not generate revenue sufficient to meet operating expenses, including debt service and capital expenditures, the Company’s income will be adversely affected.

There may be unanticipated obstacles to execution of our business plan.

Our proposed plan of operation and prospects will depend largely upon our ability to successfully establish the Company’s presence in a timely fashion, retain and continue to hire skilled management, technical, marketing, and other personnel, and attract and retain significant numbers of quality business partners and corporate clients. There can be no assurance that we will be able to successfully implement our business plan or develop or maintain future business relationships, or that unanticipated expenses, problems or technical difficulties which would result in material delays in implementation will not occur.

Information technology system failures or breaches of our network security could interrupt our operations and adversely affect our business.

We rely on our computer systems and network infrastructure across our operations. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses and other disruptive problems. Any damage or failure of our computer systems or network infrastructure that causes an interruption in our operations could have a material adverse effect on our business and subject us to litigation or to actions by regulatory authorities.

We are continuing to develop our information technology capabilities, and if we are unable to successfully upgrade or expand our technological capabilities, we may not have the ability to take advantage of market opportunities, manage our costs and transactional data effectively, satisfy customer requirements, execute our business plan or respond to competitive pressures.

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The failure to enforce and maintain our trademarks and protect our other intellectual property could materially adversely affect our business, including our ability to establish and maintain brand awareness.

The success of our business strategy depends on our continued ability to obtain and use trademarks and service marks in order to increase brand awareness and develop our branded products. If our efforts to protect our intellectual property are not adequate, or if any third-party misappropriates or infringes on our intellectual property, whether in print, on the Internet or through other media, the value of our brands may be harmed, which could have a material adverse effect on our business, including the failure of our brands and branded products to achieve and maintain market acceptance. There can be no assurance that all of the steps we have taken to protect our intellectual property in the United States and in foreign countries will be adequate. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent, as do the laws of the United States.

Third-party claims with respect to intellectual property assets, if decided against us, may result in competing uses or require adoption of new, non-infringing intellectual property, which may in turn adversely affect sales and revenues.

There can be no assurance that third parties will not assert infringement or misappropriation claims against us, or assert claims that our rights in our trademarks, service marks, trade dress and other intellectual property assets are invalid or unenforceable. Any such claims could have a material adverse effect on us if such claims were to be decided against us. If our rights in any intellectual property were invalidated or deemed unenforceable, it could permit competing uses of intellectual property, which, in turn, could lead to a decline in our results of operations. If the intellectual property became subject to third-party infringement, misappropriation or other claims, and such claims were decided against us, we may be forced to pay damages, be required to develop or adopt non-infringing intellectual property or be obligated to acquire a license to the intellectual property that is the subject of the asserted claim. There could be significant expenses associated with the defense of any infringement, misappropriation, or other third-party claims.

We are different in some respects from other programs sponsored by iCap Enterprises, and therefore the past performance of such programs may not be indicative of our future results. In addition, iCap Enterprises has limited experience in acquiring and operating certain types of real estate investments that we may acquire.

We are iCap Enterprises’ first publicly-offered real estate programs. All of the previous real estate investment programs of iCap Enterprises and its affiliates were conducted through privately-held entities not subject to either the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations that govern us, including reporting requirements under the federal securities laws and tax and other regulations applicable to us.

The past performance of other real estate programs sponsored by iCap Enterprises or its affiliates may not be indicative of our future results, and we may not be able to successfully operate our business and implement our investment strategy, which may be different in a number of respects from the operations previously conducted by iCap Enterprises. In addition, iCap Enterprises has limited experience in operating and managing real estate investments that we may acquire. For example, most of the prior real estate programs of iCap Enterprises consisted of real estate construction and development projects. Therefore, we may need to use third parties to source or manage investments in which iCap Enterprises has limited experience. Although we are able to invest in development projects, we do not anticipate that a significant portion of the proceeds from this offering will be invested in development projects. As a result of all of these factors, you should not rely on the past performance of other real estate programs sponsored by iCap Enterprises and its affiliates to predict, or as an indication of, our future performance.

We depend on certain officers of the Manager, the loss of whom could materially harm our business.

We rely upon the accumulated knowledge, skills and experience of the officers and personnel of our Manager and its affiliates. If they were to leave the Manager or become incapacitated, we might suffer in our planning and execution of business strategy and operations, impacting our brand and financial results. We also do not maintain any key man life insurance policies for any such persons.

We are exposed to the risk of natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism that could disrupt business and result in lower sales, increased operating costs and capital expenditures.

Our headquarters and company-operated locations, as well as certain of our vendors and customers, are located in areas which have been and could be subject to natural disasters such as floods, hurricanes, tornadoes, fires or earthquakes. Adverse weather conditions or other extreme changes in the weather, including resulting electrical and technological failures, may disrupt our business and may adversely affect our ability to continue our operations. These events also could have indirect consequences such as increases in the costs of insurance if they result in significant loss of property or other insurable damage. Any of these factors, or any combination thereof, could adversely affect our operations.

Members of our Manager will have other business interests and obligations to other entities.

None of the members and officers of the Manager will be required to manage the Company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to the Company, provided that such activities do not otherwise breach their agreements with the Company. We are dependent on these persons to successfully operate the Company. Their other business interests and activities could divert time and attention from operating the Company.

The Board of Managers of the Manager, which has complete control over the Company, does not have a majority of independent managers on its Board and the Manager has not voluntarily implemented various corporate governance measures, in the absence of which equity holders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. The Board of Managers of the Manager, that has complete control over the Company, has not yet adopted any of these other corporate governance measures and since our securities are not yet listed on a national securities exchange, we are not required to do so. Our Board of Managers is comprised of non-independent managers. As a result, our Manager does not have independent managers on its Board of Managers.

The Board of Managers of the Manager has not adopted corporate governance measures such as an audit or other independent committee of its board of managers, as the Manager presently does not have independent managers on its Board of Managers. If the Manager expands its board membership in future periods to include additional independent managers, the Manager may seek to establish an audit and other committee of its Board of Managers. It is possible that if the Board of Managers of the Manager included independent managers and if the Manager were to adopt some or all of these corporate governance measures, equity holders would benefit from somewhat greater assurance that internal corporate decisions were being made by disinterested managers and that policies had been implemented to define responsible conduct. For example, at present in the absence of audit, nominating and compensation committees comprised of at least a majority of independent managers, decisions concerning matters such as compensation packages or employment contracts to our officers are made by managers who have an interest in the outcome of the matters being decided.

However, as a general rule, the board of managers, in making its decisions, determines first that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. The Manager executes the transaction between executive officers and the Company once approved by the Board of Managers.

Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

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As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the consolidated financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our membership interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the price of our securities may be more volatile.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and have an adverse effect on the value of our securities.

As a public company, we would be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Further, we will be required to report any changes in internal controls on a quarterly basis. In addition, we would be required to furnish a report by management on the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We will design, implement, and test the internal controls over financial reporting required to comply with these obligations. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the value of our securities could be negatively affected. We also could become subject to investigations by the Commission or other regulatory authorities, which could require additional financial and management resources.

As an emerging growth company, our auditor will not be required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company and cease to be a smaller reporting company (as described below), we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

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We believe we will be considered a smaller reporting company and will be exempt from certain disclosure requirements, which could make our Common Stock less attractive to potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act, or the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero or whose public float was less than $700 million, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

Upon becoming a public company, we will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

Upon becoming a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act has imposed various requirements on public companies including requiring establishment and maintenance of effective disclosure and financial controls. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased and will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. In addition, we will be required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting the later of our second annual report on Form 10-K or the first annual report on Form 10-K following the date on which we are no longer an emerging growth company or a smaller reporting company. Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the value of our securities could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

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Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. We expect that we will need to continue to improve existing, and implement new operational and financial systems, procedures and controls to manage our business effectively. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors as required under Section 404 of the Sarbanes-Oxley Act. This, in turn, could have an adverse impact on value of our securities, and could adversely affect our ability to access the capital markets.

By purchasing Notes in this Offering, you are bound by the provision contained in our subscription agreement which provides for a waiver of rights to a jury trial which limits your ability to have a jury decide the factual merits of your claim.

By purchasing Notes in this Offering, you agree to be bound by the jury trial waiver provision in our subscription agreement which provides that you waive your rights to a jury trial in any dispute relating to or arising out of the subscription agreement, Notes, and/or the activities or relationships that involve, lead to, or result from any of the foregoing. Please note that the waiver of your rights to a jury trial does not apply to claims made under the federal and state securities laws. Purchasers of Notes in a secondary transaction would also be subject to the same jury waiver that is currently in our subscription agreement. The waiver of a jury trial may result in increased costs and/or reduced remedies, to individual investors who wish to pursue claims against the Company, except in the case of claims made under the federal and state securities laws.

The Subscription Agreement for this Offering contains an exclusive forum provision, which could limit your ability to obtain a favorable judicial forum for disputes with us or our managers, officers or other employees.

The Subscription Agreement for this Offering contains an exclusive forum provision that provides that you submit to the exclusive jurisdiction of the state and federal courts sitting in King County, Washington, for the adjudication of any dispute thereunder or in connection therewith or with any transaction contemplated thereby or discussed therein, and thereby irrevocably waives, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. However, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and our noteholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

You will be deemed to have notice of and to have consented to the exclusive forum provision of the Subscription Agreement upon your entering into the Subscription Agreement in connection with your purchase of Notes. The exclusive forum provision, if enforced, may limit your ability to bring a claim in a judicial forum that you find favorable for disputes with us or our managers, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find the exclusive forum provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

Risks Related to the Real Estate Business in General

The profitability of attempted acquisitions is uncertain.

We intend to acquire properties selectively. Acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated sales price or occupancy levels and that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Expenses may be greater than anticipated.

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The illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties.

Real estate investments are relatively illiquid. As a result, we may not be able to sell a property or properties quickly or on favorable terms in response to changing economic, financial and investment conditions when it otherwise may be prudent to do so. Deteriorating conditions in the U.S. economy and credit markets may make it difficult to sell properties at attractive prices. We cannot predict whether we will be able to sell any property for the price or on the terms set by us or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. We may be required to expend funds to correct defects or to make improvements before a property can be sold, and we cannot provide any assurances that we will have funds available to correct such defects or to make such improvements. Our inability to dispose of assets at opportune times or on favorable terms could adversely affect our cash flows and results of operations.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Our properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future acquisitions or cash available for distributions.

Many real estate costs are fixed, even if income from our properties decreases.

Many real estate costs, such as real estate taxes, insurance premiums and maintenance costs, generally are not reduced even when a property is not fully occupied, rental rates decrease, a tenant fails to pay rent or other circumstances cause a reduction in property revenues. In addition, newly acquired properties may not produce significant revenues immediately, and the property’s operating cash flow may be insufficient to pay the operating expenses and debt service associated with these new properties. If we are unable to offset real estate costs with sufficient revenues across our portfolio, our financial performance and liquidity could be materially and adversely affected.

If we purchase assets at a time when the single family, multifamily, or commercial real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

The multifamily real estate markets are currently experiencing a substantial influx of capital from investors worldwide. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

A single family, multifamily, or commercial property’s income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of “for sale” properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our properties will be located and in the market for multifamily space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

We will depend in part on tenants for some of our revenue and therefore our revenue will depend on the success and economic viability of our tenants.

We will depend in part on income from tenants. Our financial results will depend in part on leasing space in the properties or the full properties we acquire to tenants on economically favorable terms.

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In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. A default, of a substantial tenant or number of tenants at any one time, on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore, lease payment defaults by tenant(s) could cause us to lose our investment.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

Noteholders must rely on the Manager to acquire appropriate Portfolio Investments for the Company’s portfolio.

The Company is conducting the Offering as a “blind pool,” meaning that the Company is proceeding to raise funds through the sale of the Notes, without having specifically identified any real estate properties in which the Company intends to invest. When you subscribe for Notes, that subscription is binding, and you will not have the right to revoke that subscription even if you do not approve of the Portfolio Investments that the Company subsequently identifies. Prospective investors should not invest in the Company unless they are prepared to rely upon the judgment of the Manager to make investments consistent with the general guidelines described in this prospectus.

If the Company is not as successful with the Offering as desired, it may not acquire as diversified a portfolio as is planned.

It is not known how many Portfolio Investments the Company will be able to obtain, or the number of opportunities that will be presented by the market for it to evaluate. The number of Portfolio Investments ultimately made by the Company will depend primarily upon the capital raised through the sale of the Notes, the availability of suitable Portfolio Investments, the number of investors who choose to withdraw their funds through demand notices, and the extent to which the Manager arranges for Portfolio Investments to be held with co-investors. There is no certainty as to the number of Portfolio Investments that the Company will be ultimately be able to obtain, and since one of the Company’s objectives is diversification, no assurance can be given as to the Company’s achievement of that objective.

Competition for acquisitions may result in fewer acquisition opportunities and increased prices for properties, which may impede our growth and materially and adversely affect us.

Our growth depends in part on our ability to identify attractive real estate investment opportunities that are compatible with our acquisition strategy. We may not be successful in identifying such investment opportunities or in consummating acquisitions on favorable terms, if at all. In addition, we can provide no assurances regarding the availability of, or our ability to source and close, off-market or limited-market deals. Failure to identify or consummate acquisitions on favorable terms, or at all, would impede our growth and materially and adversely affect us.

Further, we face significant competition for attractive investment opportunities from an indeterminate number of other real estate investors, including investors with significantly greater capital resources and access to capital than we have, such as commercial developers, real estate companies, and foreign investors that operate in the markets in which we may operate, that will compete with us in acquiring residential, commercial, and other properties that will be seeking investments and tenants for these properties. Moreover, if current market conditions deteriorate resulting in depressed real estate values, owners of real estate may be reluctant to sell, resulting in fewer acquisition opportunities. As a result of such increased competition and limited opportunities, we may be unable to acquire additional properties as we desire or the purchase price of such properties may be significantly elevated, which may impede our growth and materially and adversely affect us.

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In addition, our properties may be located in close proximity to other properties that will compete against our properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made.

We may not have control over costs arising from rehabilitation or ground up construction of properties.

We may elect to acquire properties which may require rehabilitation or even be from the “ground up,” meaning that we purchase the land and implement a plan to construct a multifamily building, single family residence or commercial building on the land. In particular, we may acquire affordable properties that we will rehabilitate and convert to market rate properties. We may also purchase land, entitle the land for a multifamily building, single family residence or commercial building (if that is not already provided), architect a multifamily building, single family residence, or commercial building and build a brand new multifamily building, single family residence, or commercial building. Consequently, we intend to retain independent general contractors to perform the actual physical rehabilitation and/or construction work and will be subject to risks in connection with a contractor’s ability to control rehabilitation and/or construction costs, the timing of completion of rehabilitation and/or construction, and a contractor’s ability to build in conformity with plans and specification.

Inventory or available properties might not be sufficient to realize our investment goals.

We may not be successful in identifying suitable real estate properties or other assets that meet our acquisition criteria, or consummating acquisitions or investments on satisfactory terms. Failures in identifying or consummating acquisitions would impair the pursuit of our business plan. Members ultimately may not like the location, lease terms or other relevant economic and financial data of any real properties, other assets or other companies that we may acquire in the future. Moreover, our acquisition strategy could involve significant risks that could inhibit our growth and negatively impact our operating results, including the following: increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our acquisition criteria; diversion of management’s attention to expansion efforts; unanticipated costs and contingent or undisclosed liabilities associated with acquisitions; failure of acquired businesses to achieve expected results; and difficulties entering markets in which we have no or limited experience.

The consideration paid for our target acquisition may exceed fair market value, which may harm our financial condition and operating results.

The consideration that we pay will be based upon numerous factors, and the target acquisition may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we pay for a target acquisition or its appraised value will be a fair price, that we will be able to generate an acceptable return on such target acquisition, or that the location, lease terms or other relevant economic and financial data of any properties that we acquire will meet acceptable risk profiles. We may also be unable to lease vacant space or renegotiate existing leases at market rates, which would adversely affect our returns on a target acquisition. As a result, our investments in our target acquisition may fail to perform in accordance with our expectations, which may substantially harm our operating results and financial condition.

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The failure of our properties to generate positive cash flow or to appreciate in value would harm our financial condition and operating results.

There is no assurance that our real estate investments will appreciate in value or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties, since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lockout provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to the Manager’s discretion.

Markets in which the Company is anticipated to invest are subject to a high degree of volatility and, therefore, the Company’s performance may be volatile.

The Company’s business will involve a high degree of financial risk. Markets in which the Company is anticipated to invest are subject to a high degree of volatility and therefore the Company’s performance may be volatile. There can be no assurance that the Company’s investment objective will be realized or that investors will receive a full return of their investment. The Manager in its sole discretion may employ such investment strategies and methods as it determines to adopt.

Real estate development projects are subject to numerous risks outside the Company’s control such as delays in permitting and other governmental approvals, increased costs, and labor shortages.

Any properties in which the Company invests relating to real estate development projects are subject to a variety of risks that will be outside of the Company’s control, including delays in obtaining entitlements, permits, and other governmental approvals. Development projects may also take longer than anticipated, increasing the time that part or all of the residential or commercial units are not available for rent or sale, and thus lowering the property’s cash flow or other income potential. Strong demand for skilled laborers and contractors may result in labor shortages and contractor unavailability, delaying project schedules and/or increasing costs. The costs of construction have increased dramatically during recent years and may continue to increase. The Company may enter into contracts to purchase properties before they are finished, and the foregoing risks could adversely impact the purchase prices, valuations, or closing dates of those properties. Although the Manager will not undertake such transactions without reviewing detailed budgets, such budgets may understate the expense.

The volatile credit and capital markets could have a material adverse effect on our financial condition.

Our ability to manage our future debt and liquidity will be dependent on our level of positive cash flow. An economic downturn may negatively impact our cash flows. Credit and capital markets can be volatile, which could make it more difficult for us to refinance our debt or to obtain additional debt or equity financings in the future. Such constraints could increase our costs of borrowing and could restrict our access to other potential sources of future liquidity. Our failure to have sufficient liquidity to make interest and other payments required by our debt or our Notes could result in a default of such debt or the Notes and acceleration of our borrowings, which would have a material adverse effect on our business and financial condition.

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A prolonged economic downturn could materially affect us in the future.

The recession from late 2007 to mid-2009 reduced consumer confidence to historic lows, impacting the public’s ability and desire to spend discretionary dollars as a result of job losses, home foreclosures, significantly reduced home values, investment losses, bankruptcies and reduced access to credit, resulting in lower levels of customer traffic. If the economy experiences another significant decline, our business and results of operations could be materially adversely affected.

Risks Related to Financing

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowings with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

We have broad authority to incur debt.

Our policies do not limit us or our subsidiary entities from incurring debt until our total liabilities would be at 85% of the value of the real estate held by the SPE’s of Holding. We intend to borrow as much as 85% of the value of such properties. We do not currently own any properties. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants.

Risks Related to our Corporate Structure

Since we do not set aside funds in a sinking fund to repay the Notes, you could lose all or a part of your investment if we do not have enough cash to pay.

There is no sinking fund to make payments on the Notes. We will not contribute funds to a separate account, commonly known as a sinking fund, to make interest or principal payments on the Notes. The Notes are not certificates of deposit or similar obligations of, and are not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation, or any other governmental or private fund or entity. We will establish two sources of liquidity/funds to address demand payments: First, we will set aside up to 10% of the outstanding principal balances in available cash reserves; provided, however, we reserve the right to increase the amount set aside for available cash reserve; second, we plan to establish accounts with commercial banks and non-bank lending sources, such as insurance companies, private equity funds and private lending organizations, for the provision of credit facilities, including, but not limited to, lines of credit, pursuant to which funds will be advanced to us. Therefore, if you invest in the Notes, you will have to rely only on our cash flow from operations and other sources of funds for repayment of principal at maturity or redemption and for payment of interest when due. Any future cash flows from operations could be impaired under the circumstances described under “General Risks Related to Our Business.” If our cash flow from operations and other sources of funds are not sufficient to pay any amounts owed under the Notes, then you may lose all or part of your investment.

Investors will not receive the benefit of the regulations provided to real estate investment trusts or investment companies.

We are not a real estate investment trust and enjoy a broader range of permissible activities. Under the Investment Company Act of 1940, an “investment company” is defined as an issuer which is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

We intend to operate in such manner as not to be classified as an “investment company” within the meaning of the Investment Company Act of 1940 as we intend on primarily holding and managing real estate. The management and the investment practices and policies of ours are not supervised or regulated by any federal or state authority. As a result, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

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If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted

If we are ever deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions including:

●	restrictions on the nature of our investments; and

●	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

●	registration as an investment company;

●	adoption of a specific form of corporate structure; and

●	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

The exemption from the Investment Company Act of 1940 may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

We do not believe that at any time we will be deemed an “investment company” under the Investment Company Act of 1940 as we do not intend on trading or selling securities. Rather, we intend to hold and manage real estate. However, if at any time we may be deemed an “investment company,” we believe we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (referred to in this Offering as the “1940 Act”). Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an “investment company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate”. To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable, or could require us to dispose of investments that we might prefer to retain. If we are required to register as an “investment company” under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

Insurance Risks

We may suffer losses that are not covered by insurance.

The geographic areas in which we invest in real estate may be at risk for damage to property due to certain weather-related and environmental events, including such things as severe thunderstorms, hurricanes, flooding, tornadoes, snowstorm, sinkholes, and earthquakes. To the extent possible, the Manager may but is not required to attempt to acquire insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

The Manager expects to obtain a lender’s title insurance policy and will require that owners of property securing the Notes maintain hazard insurance naming the Company as the beneficiary. All decisions relating to the type, quality and amount of insurance to be placed on property securing the Notes will be made exclusively by the Manager. Certain types of losses that may impact the security for the Notes could be of a catastrophic nature (due to such things as ice storms, tornadoes, wind damage, hurricanes, earthquakes, landslides, sinkholes, and floods), some of which may be uninsurable, not fully insured or not economically insurable. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of the underlying property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace the underlying property once it has been damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore the property, leaving the Company without security for the Notes.

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Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Company. Additionally, properties securing the Notes may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

Further, when a borrower defaults on a Note, it is likely they will allow their hazard insurance to lapse. The Manager will attempt to obtain its own insurance policies on such properties, to the extent such lender’s policies are available, but it is possible that some of the properties securing the notes may be uninsured for a period of time or uninsurable. If damage occurred during a time when a property was uninsured, the Company may suffer a loss of its security for the Notes.

Risks Related to this Offering and the Notes

There is no public trading market for our Notes.

There is no established public trading market for the Notes and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result, holders of our securities may not find purchasers for our securities should they desire to sell securities held by them. Consequently, the Notes will be relatively illiquid and investors may be unable to sell the Notes.

The market value of the Notes may decrease due to factors beyond our control.

The stock market from time to time has experienced extreme price and volume fluctuations, which have particularly affected the market prices for emerging growth companies and which often have been unrelated to the operating performance of the companies. These broad market fluctuations may adversely affect the market value of our Notes. The market value of our Notes may also fluctuate significantly in response to the following factors, most of which are beyond our control:

●	variations in our quarterly operating results,

●	changes in general economic conditions,

●	changes in market valuations of similar companies,

●	announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures, or capital commitments,

●	poor reviews;

●	loss of a major customer, partner or joint venture participant; and

●	the addition or loss of key managerial and collaborative personnel.

Any such fluctuations may adversely affect the market value of our Notes, regardless of our actual operating performance. As a result, Noteholders may be unable to sell their Notes (even if permitted by applicable securities laws and the terms of the Notes), or may be forced to sell them at a loss.

The Company may prepay the principal and interest on the Notes at any time.

The Company may prepay all or a part of the principal amount and accrued interest in the Notes at any time. No prepayment penalty is imposed that would discourage the Company from exercising this right. Accordingly, Noteholders will not have certainty as to how long their respective Note(s) may be outstanding. If the Company makes any prepayment, the prepayments need not be made ratably against all outstanding Notes.

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The Trustee will have the authority to act on behalf of all Noteholders in dealing with the Company.

The Note vests control over matters related to the enforcement of the security interest, the exercise of any rights or remedies with respect to the collateral supporting the Note and any remedies under the Note in the hands of the Trustee. If an action is brought by the Trustee, such action must be for the collective benefit of all Noteholders, other than with respect to an Event of Default that applies only to particular Notes as described above.

The characteristics of the Notes, including interest rate, possible lack of sufficient collateral security, lack of guarantees of subsidiary Investment SPEs, and possible lack of liquidity, may not satisfy your investment objectives.

The Notes may not be a suitable investment for you, and we advise you to consult your investment, tax and other professional financial advisors prior to purchasing Notes. The characteristics of the Notes, including interest rate, possible lack of sufficient collateral security, lack of guarantees of subsidiary Investment SPEs and possible lack of liquidity, may not satisfy your investment objectives. The Notes may not be a suitable investment for you based on your ability to withstand a loss of interest or principal or other aspects of your financial situation, including your income, net worth, financial needs, investment risk profile, return objectives, investment experience and other factors. Prior to purchasing any Notes, you should consider your investment allocation with respect to the amount of your contemplated investment in the Notes in relation to your other investment holdings and the diversity of those holdings.

The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The Notes will not be obligations of any of our subsidiaries and will be effectively subordinated to the liabilities, including trade payables, of our special purpose entity subsidiaries. The incurrence of other indebtedness or other liabilities by any of our special purpose entity subsidiaries is not prohibited in connection with the Notes and could adversely affect our ability to pay our obligations on the Notes. A significant portion of our operations is conducted through our special purpose entity subsidiaries and our cash flow and consequent ability to service our debt, including the Notes, depends in part on our special purpose entity subsidiaries. Our special purpose entity subsidiaries are separate legal entities that have no obligation to pay any amounts due under the Notes or to make any funds available therefore, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our special purpose entity subsidiaries, all claims of creditors, including trade creditors, of our special purpose entity subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the Notes). Consequently, the Notes will be structurally subordinated to all liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make demand payments of the principal of the Notes depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets or obtaining additional debt or equity capital on terms that may be onerous or highly dilutive. Our ability to repay our debt will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

We may incur additional debt which could affect our ability to make payments on the Notes upon demand of Noteholders.

We may be able to incur substantial additional debt in the future, some of which may be secured debt. We will not be restricted under the terms of the Indenture governing the Notes from incurring additional debt (including, but not limited to, additional debt issued under the Indenture), securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the Indenture governing the Notes that could have the effect of diminishing our ability to make payments on the Notes upon demand of Noteholders.”

Noteholders will have no voting rights and, in some cases, the terms of the Indenture and the Notes issued thereunder may be modified without the consent of all noteholders.

Noteholders will have no voting rights and therefore will have no ability to control the Company. The Notes do not carry any voting rights and therefore the holders of the Notes will not be able to vote on any matters regarding the operation of the Company. As a Note purchaser in this offering will have no right to vote upon or receive notice of any corporate actions the Company may undertake which you might otherwise have if you owned equity in the Company.

In addition, the Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority of the outstanding principal amount of Notes, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of such Notes; provided, however, that no such supplemental indenture can do any of the following without the consent of each holder so affected:

●	reduce the principal amount or change the demand payment nature of any Note;

●	reduce the amount of Notes whose holders must consent to an amendment; or

●	make any changes regarding the Indenture that relate to a waiver of default, the rights of holders to receive payments, and the requirements of consent of the holders of Notes.

We, along with the Trustee, may amend the Indenture without the consent of the holders of the Notes to cure any ambiguity, defect or inconsistency, to make any change that does not adversely affect the rights of any holder, or to comply with requirements of the SEC.

The indenture governing the Notes does not contain financial covenants and only provides limited protection against significant corporate events and other actions we may take that could adversely impact your investment in the Notes.

While the indenture governing the Notes contains terms intended to provide protection to the holders of the Notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the Notes.

The indenture for the Notes does not:

●	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the Notes in the event we experience significant adverse changes in our financial condition. Accordingly, we will not be required to maintain a positive net worth;

●	restrict us or our subsidiaries from incurring additional unsecured debt or other liabilities, including additional unsecured senior debt and, accordingly, does not protect holders of the Notes in the event we incur additional debt or liabilities and our ability to pay our obligations on the Notes is adversely affected;

●	restrict our ability to repurchase or prepay any other of our securities or other indebtedness;

●	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our Notes or other securities ranking junior to the Notes; or

●	restrict our ability to enter into highly leveraged transactions.

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Furthermore, the indenture governing the Notes contains only limited protections in the event of a change in control. As a result of the foregoing, when evaluating the terms of the Notes, you should be aware that the terms of the indenture and the Notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the Notes.

Because there will be no trading market for the Notes, it may be difficult to sell your Notes.

There is no existing market for the Notes. We do not anticipate that a secondary market for the Notes will develop. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes in any automated dealer quotation system, including without limitation the OTC Markets Group or any over-the-counter market.

Ratings of the Notes may change after issuance and affect the market price and marketability of the Notes.

We currently expect that, upon issuance, the Notes will be rated by one or more rating agencies. Such ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies. It is also possible that such ratings may be lowered in connection with future events, such as future acquisitions. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the Notes. In addition, any decline in the ratings of the Notes may make it more difficult for us to raise capital on acceptable terms.

Because we may repay the Notes at any time, you may be subject to reinvestment risk.

We have the right to repay any Note at any time. The Notes would be repaid at 100% of the principal amount plus accrued but unpaid interest up to but not including the redemption date. Any such repayment may have the effect of reducing the income or return on investment that any investor may receive on an investment in the Notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See “Description of the Notes - Optional Redemption by Company”.

We can provide no assurance that any Notes will be sold or that we will raise sufficient proceeds to carry out our business plans.

We are conducting this “best efforts” offering of Notes ourselves without any underwriter or placement agent. Although we intend to sell up to $500 million in aggregate principal amount of the Notes, there is no minimum amount of proceeds that must be received from the sale of the Notes in order to accept proceeds from Notes actually sold. Accordingly, we can provide no assurance about the total principal amount of Notes that will be sold. Therefore, we cannot assure you that we will raise sufficient proceeds to carry out our business plans. Specifically, we may not be able to fund new loan originations if sufficient funds are not raised. Accordingly, our inability to raise such proceeds could have a material adverse impact on our business activities, results of operations and financial condition, and may limit our ability to repay amounts owed under the Notes.

We will be substantially reliant upon the net offering proceeds we receive from the sale of our Notes to meet our liquidity needs.

Our operations alone may not produce a sufficient return on investment to pay the stated interest rates on the Notes and fund our capital needs. We intend to use the net proceeds to acquire real estate and for other general corporate purposes, which are likely to include the payment of general and administrative expenses. We may not be able to attract new investors or have sufficient borrowing capacity when we need additional funds to repay principal and interest on your Notes or redeem your Notes.

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We may invest or spend the proceeds of this Offering in ways with which you may not agree or in ways which may not yield a return.

While we have provided guidance on priorities for the use of proceeds, the timing and amount of sales will impact our actual use of proceeds within the uses identified. Our management will have broad discretion in determining how the proceeds of the Offering will be used in each of the identified use categories.

We currently intend to use the proceeds we receive from this Offering after deducting estimated fees and expenses associated with this Offering, including legal, accounting, transfer agent, financial, acquisitions and other professional fees, primarily for the purposes as described above. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Investors in this Offering will need to rely upon the judgment of our management with respect to the use of proceeds. If we do not use the net proceeds that we receive in this Offering effectively, our business, financial condition, results of operations and prospects could be harmed, and the market price or value of the Notes could decline.

There is no assurance that the Company will be profitable, and there is no assurance of any returns.

There is no assurance as to whether the Company will be profitable, or earn revenues, or whether the Company will be able to meet its operating expenses. The initial expenses the Company incurs could result in operating losses for the Company for the foreseeable future. No assurance can be made that a subscriber for the Notes offered hereby will not lose his or her entire investment.

The Company is obligated to pay certain fees and expenses.

The Company will pay various fees and expenses related to its ongoing operations regardless of whether or not the Company’s activities are profitable. These fees and expenses will require dependence on third-party relationships. The Company is generally dependent on relationships with its strategic partners and vendors, and the Company may enter into similar agreements with future potential strategic partners and alliances. The Company must be successful in securing and maintaining its third-party relationships to be successful. There can be no assurance that such third parties may regard their relationship with the Company as important to their own business and operations, that they will not reassess their commitment to the business at any time in the future, or that they will not develop their own competitive services or products, either during their relationship with the Company or after their relations with the Company expire. Accordingly, there can be no assurance that the Company’s existing relationships or future relationships will result in sustained business partnerships, successful service offerings, or significant revenues for the Company.

We have not retained independent professionals for investors.

We have not retained any independent professionals to comment on or otherwise protect the interests of potential investors. Although we have retained our own counsel, neither such counsel nor any other independent professionals have made any examination of any factual matters herein, and potential investors should not rely on our counsel regarding any matters herein described.

We have no firm commitments to purchase any Notes.

We have no firm commitment for the purchase of any Notes. The Company has not yet engaged a placement agent or broker for the sale of the Notes, although we may do so in the future. The Company may be unable to identify investors to purchase the Notes and as a result may have inadequate capital to support its ongoing business obligations.

We may not be able to meet all of the payment demands of the Noteholders if a large number of Noteholders desires to be repaid or if we do not have the liquidity to meet such demands.

We will use our commercially reasonable efforts to maintain sufficient cash reserves on hand and access to liquidity sources to honor repayment demands of Noteholders. However, in the event there are more demands for repayment than our cash on hand available to meet, we may be delayed in the delivery of funds and may be required to sell some of our real estate, which may take significant amounts of time and may yield less than is needed to meet our obligations.

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Risks Related to the Collateral and Guarantee

The lien on the collateral securing the Notes and the guarantees will be junior and subordinate to the lien on the collateral securing the obligations under secured credit facilities and secured priority bank debt of us and our subsidiaries.

The Notes and the guarantee are secured by a second-priority lien in the membership interests in Vault Holding 1, LLC (the subsidiary guarantor) which was granted by the Company as collateral in accordance with the provisions of the Indenture governing the Notes. All obligations arising under secured credit facilities and secured priority bank debt of us and our subsidiaries will be secured by first-priority liens on the same collateral that secure the Notes on a second-priority basis. The collateral agent may enter into an Intercreditor Agreement that provides, among other things, that if the collateral agent obtains possession of any collateral or realizes any proceeds or payment in respect of any collateral, pursuant to the exercise of remedies under any security document or by the exercise of any rights available to it under applicable law as a result of any distribution of or in respect of any collateral or proceeds in any of our or our subsidiary guarantors’ bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding or through any other exercise of remedies, at any time prior to the payment in full of the obligations under our or our subsidiaries’ secured credit facilities and secured priority bank debt, then it will hold such collateral, proceeds or payment in trust for the lenders under our or our subsidiaries’ secured credit facilities and secured priority bank debt and transfer such collateral, proceeds or payment, as the case may be, to the priority lien collateral agent, for payment of the obligations under our secured credit facility and other priority debt. Holders of the Notes would then participate ratably in the remaining portion of our collateral with all holders of indebtedness that are deemed to rank equally with the Notes based upon the respective amount owed to each creditor. In addition, the Indenture governing the Notes permits us and our subsidiaries to incur additional debt secured by liens senior in priority to the liens securing the Notes on the collateral under specified circumstances. Any obligations secured by such liens may further limit the recovery from the realization of the collateral available to satisfy holders of the Notes.

In addition, if we or our subsidiaries’ default under our or our subsidiaries’ secured credit facilities or secured priority lien debt, the lenders under such secured indebtedness could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable and foreclose on the pledged assets. Furthermore, if those lenders foreclose and sell the pledged equity interests in the subsidiary guarantor, then the subsidiary guarantor may be released from its guarantee of the Notes automatically and immediately upon such sale.

The value of the collateral securing the Notes may not be sufficient to ensure repayment of the Notes because the lenders under our and our subsidiaries’ secured credit facilities and secured priority lien debt have a first-priority lien on the collateral securing the Notes and will be paid first from the proceeds of the collateral.

Our and our subsidiaries’ indebtedness and other obligations under our and our subsidiaries’ secured credit facilities and secured priority lien debt are secured by a first-priority lien on the collateral securing the Notes. The liens securing the Notes and the guarantees are contractually subordinated to the liens securing obligations under our and our subsidiaries’ secured credit facilities and secured priority lien debt, so that proceeds of the collateral will be applied first to repay those obligations before we use any such proceeds to pay any amounts due on the Notes. Accordingly, if we default on the Notes, we cannot assure you that the trustee would receive enough money from the sale of the collateral to repay you.

The collateral has not been appraised in connection with this offering. The Indenture governing the Notes permits us to incur additional debt secured by liens that have priority over the Notes. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. The value of the membership interests in the subsidiary guarantor pledged as collateral for the Notes could be impaired in the future as a result of changing economic conditions, commodity prices, competition or other future trends. Likewise, we cannot assure you that the pledged assets will be saleable or, if saleable, that there will not be substantial delays in their liquidation.

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In addition, the collateral securing the Notes is subject to other liens permitted under the terms of the Indenture and an Intercreditor Agreement, if any, whether arising on or after the date the Notes were issued. To the extent that third parties hold prior liens, such third parties may have rights and remedies with respect to the membership interests subject to such liens that, if exercised, could adversely affect the value of the collateral securing the Notes. The Indenture governing the Notes does not require that we maintain the current level of collateral. We have not entered in to an Intercreditor Agreement and we do not intend to enter into one in the near term.

In the event of a foreclosure on the collateral under our or our subsidiaries’ secured credit facilities and secured priority lien debt (or a distribution in respect thereof in a bankruptcy or insolvency proceeding), the proceeds from the collateral may not be sufficient to satisfy the Notes because such proceeds would, under an Intercreditor Agreement, first be applied to satisfy our or our subsidiaries’ obligations under our or our subsidiaries’ secured credit facilities and secured priority lien debt. Only after all of our or our subsidiaries’ obligations under our or our subsidiaries’ secured credit facilities and secured priority lien debt have been satisfied will proceeds from the collateral be applied to satisfy our obligations under the Notes. In addition, in the event of a foreclosure on the collateral, the proceeds from such foreclosure may not be sufficient to satisfy our obligations under the Notes.

Pursuant to the terms of the Indenture governing the Notes, we may sell collateral so long as such sales comply with applicable provision of the Indenture governing the Notes. Upon any such sale, all or a portion of the membership interests in the subsidiary guarantor sold may no longer constitute collateral.

The membership interest in the subsidiary guarantor pledged as collateral to secure the Notes may have limited value at the time of any attempted realization. In particular, in any bankruptcy or similar proceeding, all obligations of the subsidiary guarantor whose membership interest has been pledged must be satisfied before any value will be available to the owner of or the creditor secured by such membership interest. If the subsidiary guarantor whose membership interest has been pledged as collateral has liabilities that exceed its assets, there may be no remaining value in such subsidiary guarantor’s membership interest.

The provisions of an Intercreditor Agreement relating to the collateral securing the Notes limit the rights of holders of the Notes with respect to that collateral, even during an event of default.

Under an Intercreditor Agreement between the trustee as second lien collateral agent, on behalf of the holders of the Notes, and the first lien collateral agent, on behalf of the holders of first lien debt, the lenders under our senior credit facility and other holders of first lien debt are generally entitled to receive and apply all proceeds of any collateral to the repayment in full of the obligations under our senior credit facility and under our first lien debt before any such proceeds will be available to repay obligations under the Notes. Notwithstanding the foregoing, we have not entered in to an Intercreditor Agreement and we do not intend to enter into one in the near term.

Furthermore, because the lenders under our or our subsidiaries’ secured credit facilities or secured bank debt will control the disposition of the collateral securing such first lien obligations and the Notes, if there were an event of default under the Notes, the holders of the first lien obligations could decide, for a specified time period, not to proceed against the collateral, regardless of whether or not there is a default under such first lien obligations. During such time period, unless and until discharge of the first lien obligations, including our senior credit facility, has occurred, the sole right of the holders of the Notes will be to hold a lien on the collateral.

Pursuant to an Intercreditor Agreement, in the event of bankruptcy the collateral agent, on behalf of all Noteholders, may be required to support and vote for certain plans of reorganization. This restriction may prevent the collateral agent from supporting plans of reorganization that propose more favorable recoveries with respect to second lien claims with respect to the Notes.

Pursuant to an Intercreditor Agreement, in the event of a bankruptcy filing, the collateral agent, on behalf of all Noteholders, may be required to support and vote for any plan of reorganization or disclosure statement of ours or the subsidiary guarantor that (a) is accepted by the class of lenders under our revolving credit facility in accordance with Section 1126(c) of the U.S. Bankruptcy Code, (b) provides for the payment in full in cash of all of our and our subsidiaries’ obligations under our and our subsidiaries secured credit facility and secured priority bank debt (including all post-petition interest, fees and expenses) on the effective date of such plan of reorganization or (c) provides for the retention by the trustee of the liens on the collateral securing our obligations under our senior credit facility (and hedge counterparties, bank product providers and letter of credit issuers), and on all proceeds thereof, with the same relative priority with respect to the collateral or other property as provided in an Intercreditor Agreement with respect to the collateral. Notwithstanding the foregoing, we have not entered in to an Intercreditor Agreement and we do not intend to enter into one in the near term.

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Lien searches may not reveal all liens on the collateral.

We cannot guarantee that any lien searches on the collateral securing the Notes will reveal all existing liens on the collateral securing the Notes. Lien searches have not been conducted in many jurisdictions where the collateral is located, including searches in the real property records, nor has any independent title work with respect to our properties been conducted. Any existing undiscovered liens could be significant, could be prior in ranking to the liens securing the Notes and could have an adverse effect on the ability to realize or foreclose upon the collateral securing the Notes. In addition, there can be no assurance that the mortgages securing the Notes are encumbering the correct properties.

The rights of holders of Notes to the collateral securing the Notes may be adversely affected by the failure to record or perfect security interests in the collateral and other issues generally associated with the realization of security interests in collateral.

Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens in the collateral securing the Notes may not be perfected with respect to the claims of the Notes if the collateral agent was not able to take the actions necessary to perfect any of these liens on or prior to the date of the issuance of the Notes or within a reasonable time thereafter. In addition, even though it may constitute an event of default under the Indenture governing the Notes, a third-party creditor could gain priority over one or more liens on the collateral securing the Notes by recording an intervening lien or liens. The Indenture governing the Notes does not require liens on certain assets to be perfected. In addition, the security interest of the collateral agent is subject to practical challenges generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of third parties and make additional filings. If the collateral agent is unable to obtain these consents or make these filings, the security interests may be invalid and the holders of the Notes will not be entitled to the collateral or any recovery with respect thereto. We cannot assure you that the collateral agent will be able to obtain any such consent or make any such filing. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the collateral agent may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.

Bankruptcy laws may limit the ability of the holders of the Notes to realize value from the collateral.

The right of the collateral agent to repossess and dispose of the pledged membership interests of the subsidiary guarantor upon the occurrence of an event of default under the Indenture governing the Notes is likely to be significantly impaired by applicable bankruptcy law (separate and apart from the limitations set forth in an Intercreditor Agreement) if a bankruptcy case were to be commenced by or against us before the collateral agent repossessed and disposed of the pledged membership interests.

Under the U.S. Bankruptcy Code, a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the U.S. Bankruptcy Code permits the debtor to continue to retain and to use collateral (the membership interests) even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral. Adequate protection may include cash payments or the granting of additional security for any diminution in the value of the collateral, if and at such times as the court in its discretion determines, as a result of the stay of repossession, disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. Generally, adequate protection payments, in the form of interest or otherwise, are not required to be paid by a debtor to a secured creditor unless the bankruptcy court determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the bankruptcy case. However, pursuant to the terms of an Intercreditor Agreement, the holders of the Notes may agree not to seek or accept “adequate protection” in certain situations consisting of cash payments and not to object to the incurrence of additional indebtedness secured by liens that are senior to liens granted to the collateral agent for the Notes. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict (1) how long payments under the Notes could be delayed following commencement of a bankruptcy case, (2) whether or when the trustee could repossess or dispose of the pledged membership interests or (3) whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the pledged membership interests through the requirement of “adequate protection.”

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In addition to the waiver with respect to adequate protection set forth above, under the terms of an Intercreditor Agreement, the holders of the Notes may also waive certain other important rights that secured creditors may be entitled to in a bankruptcy proceeding. These waivers could adversely impact the ability of the holders of the Notes to recover amounts owed to them in a bankruptcy proceeding.

In addition, a bankruptcy court may decide to substantively consolidate us and some or all of our subsidiaries in the bankruptcy proceeding. If a bankruptcy court substantively consolidated us and some or all of our subsidiaries, the assets of each entity would become subject to the claims of creditors of all consolidated entities. This would expose holders of Notes not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the larger creditor base. Furthermore, a forced restructuring of the Notes could occur through the “cram-down” provisions of the U.S. Bankruptcy Code. Under these provisions, the Notes could be restructured over your objections as to their general terms, primary interest rate and maturity.

Any future pledge of collateral in favor of the collateral agent, including pursuant to security documents delivered after the date of the Indenture governing the Notes (including the mortgages over the real estate), may also be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy as a preferential transfer under the U.S. Bankruptcy Code and certain state insolvency laws if certain events or circumstances exist or occur, including, among others, if:

●	the pledgor is insolvent at the time of the pledge;

●	the pledge permits the holder of the Notes to receive a greater recovery than if the pledge had not been given; and

●	a bankruptcy case or other similar insolvency proceeding is commenced in respect of the pledgor within 90 days following the pledge, or, in certain circumstances, a longer period.

The value of the collateral securing the Notes may not be sufficient for a bankruptcy court to grant post-petition interest on the Notes in a bankruptcy case of the issuer or any of the guarantors. Should our or the guarantor subsidiary’s obligations under the Notes, together with our obligations under our and our subsidiaries’ senior credit facility, secured priority bank debt and any other debt secured by the collateral, equal or exceed the fair market value of the collateral securing the Notes, the holders of the Notes may be deemed to have an unsecured claim for the difference between the fair market value of the collateral, on the one hand, and the aggregate amount of the obligations under our and our subsidiaries’ secured credit facility, secured priority bank debt and any other secured debt and the Notes, on the other hand.

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us or the subsidiary guarantor, holders of the Notes will be entitled to post-petition interest under the U.S. Bankruptcy Code only if the value of their security interest in the collateral, taken in order of priority with other obligations secured by the collateral, is greater than the amount of their pre-bankruptcy claim. Holders of the Notes may be deemed to have an unsecured claim if our obligations under the Notes, together with our and our subsidiaries’ obligations under our and our subsidiaries’ secured credit facilities and secured priority bank debt secured by the collateral, exceed the fair market value of the collateral securing the Notes. Holders of the Notes that have a security interest in the collateral with a value less than their pre-bankruptcy claim will not be entitled to post-petition interest under the U.S. Bankruptcy Code. The bankruptcy trustee, the debtor-in-possession or competing creditors could possibly assert that the fair market value of the collateral with respect to the Notes on the date of the bankruptcy filing (or on the date of confirmation of a chapter 11 plan) was less than the then-current principal amount of the Notes. Upon a finding by a bankruptcy court that the Notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the Notes would be bifurcated between a secured claim equal to the value of the interest in the collateral and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of holders of the Notes to receive post-petition interest, fees or expenses and a lack of entitlement on the part of the unsecured portion of the Notes to receive other “adequate protection” under U.S. bankruptcy laws. In addition, if any payments of post-petition interest were made at the time of such a finding of under-collateralization, such payments could be re-characterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to Notes. No appraisal of the fair market value of the collateral securing the Notes has been prepared in connection with this offering of the Notes and, therefore, the value of the collateral agent’s interests in the collateral may not equal or exceed the principal amount of the Notes and other secured claims. We cannot assure you that there will be sufficient collateral to satisfy our and the subsidiary guarantor’s obligations under the Notes.

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The collateral securing the Notes is subject to casualty risks.

We are obligated under the Indenture governing the Notes to maintain adequate insurance or otherwise insure against hazards as is customarily done by companies having assets of a similar nature in the same or similar localities. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, it is possible that the insurance proceeds will not compensate us fully for our losses. If there is a total or partial loss of any of the pledged collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all of our secured obligations, including the Notes. We may be required to apply the proceeds from any such loss to repay our obligations under the senior credit facility.

There are circumstances other than repayment or discharge of the Notes under which the collateral securing the Notes and the guarantees will be released automatically, without your consent or the consent of the trustee.

Under various circumstances, collateral securing the Notes and the guarantees will be released automatically, including:

●	a sale, transfer or other disposal or liquidation of such collateral in a transaction not prohibited under the Indenture governing the Notes;

●	with respect to collateral (membership interests) in the subsidiary guarantor, upon the release of such subsidiary guarantor from its guarantee in accordance with the Indenture governing the Notes;

●	as otherwise required under an Intercreditor Agreement; and

●	to the extent we have satisfied and discharged the Indenture governing the Notes.

The guarantee of a subsidiary guarantor will also be released in connection with a sale of such subsidiary guarantor in a transaction permitted under the Indenture governing the Notes.

The collateral securing the Notes and related guarantees may be diluted under certain circumstances.

The Indenture governing the Notes and agreements governing our and our subsidiaries’ secured credit facilities and secured priority bank debt permit us to incur additional secured indebtedness, including other priority lien debt, subject to our compliance with the restrictive covenants in the Indenture governing the Notes and the agreements governing our and our subsidiaries’ secured credit facilities and secured priority bank debt at the time we incur such additional secured indebtedness. In addition, Vault Holding 1, LLC may issue additional membership interests from time to time. Such debt secured by the collateral or issuance of additional membership interests of Vault Holding 1, LLC would dilute the value of the Note holders’ rights to the collateral.

Tax Risks

You are urged to consider the United States federal income tax consequences of owning the Notes.

Pursuant to the terms of the Notes, the Company and each Noteholder will agree to treat the Notes for U.S. federal income tax purposes as contingent payment debt instruments subject to U.S. federal income tax rules applicable to contingent payment debt instruments. Under that treatment, if you are a U.S. holder (as defined herein), you may be required to include interest in taxable income in each year in excess of the amount of interest payments actually received by you in that year. You will recognize gain or loss on the sale, repurchase, exchange, conversion or redemption of a Note in an amount equal to the difference between the amount realized and your adjusted tax basis in the Note. Any gain recognized by you on the sale, repurchase, exchange, conversion or redemption of a Note generally will be treated as ordinary interest income and any loss will be treated as ordinary loss to the extent of the interest previously included in income and, thereafter, as capital loss.

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Interest on Notes Could be Characterized as Unrelated Business Taxable Income.

We intend to take the position that the Notes should be classified as debt instruments for U.S. federal income tax purposes and the stated interest should constitute interest. In general, interest on debt instruments is not characterized as Unrelated Business Taxable Income (“UBTI”) with respect to tax exempt Noteholders. However, there is no assurance that the IRS will agree with this position and it is possible that the Notes may be treated as equity securities or as hybrid debt/equity securities. In such case, all or a portion of the interest on the Notes may be characterized as UBTI with respect to tax exempt Noteholders.

USE OF PROCEEDS

We intend to use the net proceeds for the following purposes in the following order: (a) first towards the fees and expenses associated with registration of the Offering of up to $1,200,000, including legal, auditing, accounting, escrow agent, financial printer and other professional fees; (b) second towards the acquisition of Portfolio Investments for the Company, Vault Holding 1, LLC, and the Portfolio SPEs; (c) third towards the cost of marketing and management associated with the Company’s operations, including technology infrastructure and maintenance and fees to Manager; and (d) the balance towards working capital and general corporate purposes. In the event that we sell less than the maximum Notes offered in the Offering, our first priority is to pay fees associated with the registration of this Offering. This offering is being conducted on a self-underwritten, best efforts basis. The total proceeds from this offering will not be escrowed or segregated but will be available to us immediately. There is no minimum amount of Notes that must be sold before we access investor funds. The exact amount of proceeds we receive may vary considerably depending on a variety of factors, including how long the Notes are offered. No proceeds will be used to compensate or otherwise make payments to officers or directors except for ordinary payments under employment or consulting agreements.

We may elect to engage one or more Placement Agents in the Offering. If FINRA selling agents are utilized to facilitate the sale of the Notes and the maximum amount of commissions, fees and allowances payable to FINRA selling agents is 1.0% of the aggregate principal amount of Notes sold and interest accrued thereon payable quarterly over four calendar quarters to the extent the Notes are not redeemed or repurchased, if all of the Notes were sold through FINRA selling agents and the maximum commissions, fees and allowances were paid, we expect to receive net proceeds from this offering of approximately $495,000,000 after deducting estimated underwriting discounts and commissions in the amount of $5,000,000 (1.0% of the gross proceeds of the Offering). However, we cannot guarantee that we will sell all of the Notes being offered by us. The following table summarizes how we anticipate using the gross proceeds of this Offering, depending upon whether we sell 25%, 50%, 75%, or 100% of the aggregate principal amount of the Notes being offered in the Offering:

	If 25% of Notes Sold	If 50% of Notes Sold	If 75% of Notes Sold	If 100% of Notes Sold
Gross Proceeds	$125,000,000	$250,000,000	$375,000,000	$500,000,000
Offering Expenses (Underwriting Discounts and Commissions to Placement Agent and other broker dealers)	$(1,250,000)	$(2,500,000)	$(3,750,000)	$(5,000,000)
Net Proceeds	$123,750,000	$247,500,000	$371,250,000	$495,000,000

Our intended use of the net proceeds is as follows:
Fees for Registration (includes legal, auditing, accounting, escrow agent, transfer agent, financial printer and other professional fees)	$(1,200,000)	$(1,200,000)	$(1,200,000)	$(1,200,000)
Acquisition of Real Estate	(104,167,500)	(209,355,000)	(314,542,500)	(419,730,000)
Marketing and Management Expenses	(3,676,500)	(7,389,000)	(11,101,500)	(14,814,000)
Working Capital and General Corporate Purposes	(14,706,000)	(29,556,000)	(44,406,000)	(59,256,000)
Total Use of Proceeds	$125,000,000	$250,000,000	$375,000,000	$500,000,000

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Prior to the time that the Company utilizes the proceeds from this Offering to acquire assets, and other than for the use of proceeds related to this Offering and the formation of the Company as set forth below, the Company will retain the funds from this Offering in its accounts at commercial banks.

At any given time, the Company will maintain sufficient cash reserves and lines of credit to meet demand payments, interest payments, and operational requirements. Such cash may be in the form of the Offering proceeds, cash from operations, or credit facilities available to the Company. With the exception of employee payroll expenses, which will be covered by the Manager, all other expenses will be borne by the Company.

DISTRIBUTION POLICY

Our subsidiaries have not paid distributions on their membership units in the past. Any future determination to pay distributions on membership units will be at the discretion of our Manager and will depend on various factors, including our results of operations, financial condition, capital requirements, contractual restrictions, outstanding indebtedness, investment opportunities and other factors that our Manager deems relevant. The indenture governing the notes prohibits us from paying distributions to our members if there is an event of default with respect to the Notes or if payment of the distribution would result in an event of default. The indenture also prohibits our Manager from declaring or paying any distributions other than tax distributions if, in the reasonable determination of the Managers, the Company would have insufficient cash to meet anticipated redemption or repayment obligations.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization on an actual basis as of June 30, 2020:

You should read this table in conjunction with our consolidated financial statements and the notes thereto which are incorporated herein by this reference.

As of June 30, 2020
Actual
(unaudited)
Cash (inclusive of restricted cash of $117,288)	$663,821
Member’s equity (deficit):
Common units: unlimited authorized and 1,000 units issued and outstanding	-
Additional paid-in capital	-
Accumulated member’s deficit	(1,004,508)
Total member’s equity (deficit)	(1,004,508)
Total capitalization (1)	$(1,004,508)

(1)	Total capitalization represents total long term debt plus total member’s equity (deficit)

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PLAN OF DISTRIBUTION

The Offering will be Sold by Our Officers and Manager

We are offering up to $500 million aggregate principal amount of Demand Notes (the “Notes”). We intend to commence the offering promptly. The offering will be made on a continuous basis and is expected to continue for a period in excess of 30 days, until the earlier of such time as all of the Notes being offered hereunder have been sold, or three (3) years after the effective date of registration statement relating to this prospectus. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold all the Notes.

The Notes are being offered by us on a direct primary, self-underwritten basis (that is, without the use of a broker-dealer) and there can be no assurance that all or any of the Notes offered will be subscribed. If less than the maximum proceeds are available to us, our development and prospects could be adversely affected. There is no minimum offering required for this offering to close. All funds received as a result of this offering will not be escrowed or segregated but will be immediately available to us for the purposes set forth in “Use of Proceeds”. The minimum investment amount for a single investor is $25 for the Notes; however, we can waive the minimum investment requirement on a case to case basis in our sole discretion. Notes will be issued and sold in initial denominations of $25 or more, and in any amounts thereafter; however, we can reduce the initial denomination on a case to case basis in our sole discretion. The Notes will be sold at face value in this direct public offering. Should all Notes being offered by us hereunder be sold, we would receive an aggregate of $500 million. The total proceeds from this offering will not be escrowed or segregated but will be available to us immediately. There is no minimum number of Notes that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered securities.

We cannot assure you that all or any of the Notes offered under this prospectus will be sold. No one has committed to purchase any of the Notes offered. Therefore, we may sell only a nominal amount of Notes, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. A written confirmation for Notes (which are issued in book-entry form) transmitted by electronic transmission will be issued and distributed to the subscriber by our security registrar promptly after a subscription is accepted and “good funds” are received in our account.

Except as otherwise provided herein, we will sell the Notes in this offering through our officers and manager, who intend to offer them using this prospectus and a subscription agreement as the only materials to offer potential investors. We anticipate that our officers and manager will engage in the following activities as to the offer and sale of the Notes on behalf of us: (i) operation of an online investment platform on our website pursuant to which prospective investors can subscribe and pay for Notes; (ii) producing online marketing of the Offering of the Notes; and (iii) giving online and oral presentations regarding the Offering of the Notes to prospective investors. The officers and manager that offer Notes on our behalf may be deemed to be underwriters of this offering within the meaning of Section 2(11) of the Securities Act. The Company has engaged Cobalt Capital, Inc., a Florida corporation and FINRA/SIPC registered broker-dealer (“Cobalt”), to provide broker-dealer services, but not underwriting or placement agent services, in thirteen specified states, including Texas, Florida, Arizona, Arkansas, Virginia, Utah, Maryland, Oklahoma, Nebraska, North Carolina, Delaware, West Virginia, and Montana and up to eight (8) additional states in connection with this Offering. As compensation for these broker-dealer services, the Company has agreed to pay Cobalt an aggregate monthly fee of $4,100 per month for the thirteen (13) states plus an additional $300 per month for each additional state during the term of the Offering. We may elect to engage one or more FINRA member firms (the “Placement Agents”), as placement agents for this Offering, in which event the Placement Agents will also conduct the Offering on a “best efforts” basis, and we would expect in such case to pay estimated total commissions up to 1.0% of the aggregate principal amount of the Notes sold to investors and interest accrued thereon, payable over four calendar quarters (“Quarterly Commission Payments”) in arrears on the last day of each calendar quarter (March 31, June 30, September 30 and December 31) (each a “Quarterly Commission Payment Date”) at a rate of 0.25% per quarter, commencing on the Quarterly Commission Payment Date following the issuance of such Notes, to the extent that such Notes have not been redeemed or repurchased, with such payments calculated on the average daily outstanding principal balances of the Notes and interest accrued thereon during the applicable calendar quarter; provided, however, to the extent that such Notes have been redeemed or repurchased prior to the completion of the applicable four Quarterly Commission Payment Dates, no Quarterly Commission Payment shall be made on such redeemed or repurchased Notes during any Quarterly Commission Payment Date after such redemption or repurchase of such Notes. Following the four Quarterly Commission Payments, to the extent that such Notes have not been redeemed or repurchased, we expect to pay an annual administration fee to Placement Agents of up to 1.0% of the outstanding aggregate principal amount of the Notes sold to investors and interest accrued thereon, payable quarterly (“Quarterly Administration Payments”) in arrears on the last day of each calendar quarter (March 31, June 30, September 30 and December 31) (each a “Quarterly Administration Payment Date”) at a rate of 0.25% per quarter, commencing on the Quarterly Administration Payment Date following the fourth Quarterly Commission Payment of such Notes, with such payments calculated on the average daily outstanding principal balances of the Notes and interest accrued thereon during the applicable calendar quarter; provided, however, to the extent that such Notes have been redeemed or repurchased, no Quarterly Administration Payment shall be made on such Notes during any Quarterly Administration Payment Date after such redemption or repurchase of such Notes. The officers and manager engaged in the sale of the securities will receive no commission from the sale of the Notes nor will they register as broker-dealers pursuant to Section 15 of the Exchange Act in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. Our officers and manager satisfy the requirements of Rule 3(a)4-1 in that:

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●	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act, at the time of his or her participation;

●	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

●	They are not, at the time of their participation, an associated person of a broker-dealer; and

●	They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we believe that we satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

As our officers and manager will sell the Notes being offered pursuant to this offering, Regulation M prohibits us and our officers and manager from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and manager from bidding for or purchasing any Notes or attempting to induce any other person to purchase any Notes, until the distribution of our securities pursuant to this offering has ended.

The Notes are not certificates of deposit or similar obligations of, and are not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation or any other governmental or private fund or entity.

The Notes will not be listed on any securities exchange or quoted on Nasdaq or any over-the-counter market. We do not intend to make a market in the Notes and we do not anticipate that a market in the Notes will develop. We have not requested a rating for the Notes; however, third parties may independently rate them. After this registration statement becomes effective, we will file periodic reports, primarily annual and quarterly reports, with the Securities and Exchange Commission.

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Terms of the Offering

We are offering up to $500 million aggregate principal amount of Demand Notes (the “Notes”). The minimum investment amount for a single investor is $25 for the Notes; however, we can waive the minimum investment requirement on a case to case basis in our sole discretion. Subscriptions, once received and accepted, are irrevocable. Notes will be issued and sold in initial denominations of $25 or more, and in any amounts thereafter; however, we can reduce the initial denomination on a case to case basis in our sole discretion. The Notes will be general secured obligations of us. The Notes will be issued under an indenture, among iCap Vault 1, LLC, as issuer, Vault Holding 1, LLC, as guarantor, and American Stock Transfer & Trust Company, LLC, as trustee (the “trustee”), referred to herein as the “indenture.” The Notes (including the Notes purchased with reinvested interest) will accrue a floating rate of interest (the “Floating Rate”) at a rate per annum equal to the Average Savings Account Rate as posted by the FDIC plus 2.00%, reset quarterly on January 1, April 1, July 1, and October 1 of each year based on the Average Savings Account Rate posted by the FDIC on December 15, March 15, June 15, and September 15, respectively, of the prior month.  See “Description of the Notes – Interest” on page 55 of this prospectus. As of September 18, 2020, the Floating Rate equals 2.05%. In addition to the Floating Rate, we will pay investors Interest Rate Premiums pursuant to our Interest Rate Premium Rewards Program as described in “Description of the Notes – Interest Rate Premium Rewards Program” on page 55 of this prospectus. Floating Rate and Interest Rate Premiums payable on the Notes will accrue based on a 365-day year. If you elect to opt-into automatic interest reinvestment into Notes, the Floating Rate and Interest Rate Premiums will be credited to your Notes on a daily basis and will be reinvested (daily compounding). Otherwise, the Floating Rate and Interest Rate Premiums will be non-compounding and credited to a separate non-interest bearing account for you with the Company on the last business day of each calendar month with no interest reinvestment into Notes. The Notes will have no stated maturity. They will be payable upon your demand. The Floating Rate of the Notes (including the Notes purchased with reinvested interest) will be disclosed on the Company’s website at www.icapequity.com/vault and in pricing supplements filed with the Securities and Exchange Commission prior to the effective date of the quarterly reset of the Floating Rates. The information on our website is not a part of, or incorporated by reference into, this prospectus. We intend to commence the offering promptly. The offering will be made on a continuous basis and is expected to continue for a period in excess of 30 days, until the earlier of such time as all of the Notes being offered hereunder have been sold, or three (3) years after the effective date of registration statement relating to this prospectus. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold all the Notes.

Deposit of Offering Proceeds

This is a direct primary, self-underwritten basis offering, so we are not required to sell any specific number or dollar amount of securities, but will use our best efforts to sell the securities offered. We have made no arrangements to place subscription funds in an escrow, trust or similar account, which means that all funds collected for subscriptions will be immediately available to us for use in the implementation of our business plan.

Eligible Investors

An individual investor must either be 18 years of age or older or be the adult custodian for a minor under the Uniform Gifts/Transfers to Minors Act (UGMA/UTMA) (each an “Eligible Investor” and collectively the “investors”). When you enroll in the Company’s Notes program, you will be asked to provide certain information, including the name(s), address(es) and tax identification or Social Security number(s), as well as valid government issued identification and, in the case of natural persons, date(s) of birth of the registered owner(s) of each Note. In addition, investors may be required to provide certain other information as required by applicable law.

Investments in the Notes may be made individually, jointly, by corporations, by partnerships, by limited liability companies, by firms, by associations or as custodial or trust investments. For any Note jointly owned by two or more Eligible Investors: (i) such Note will be deemed to be owned by such investors as joint tenants with right of survivorship, meaning that if one Note owner dies, such Note will belong to the survivor(s); and (ii) each Note owner may act individually and independently of the other Note owners to make a redemption or investment transaction with respect to such Note. There may not be more than three joint owners of a Note.

Regulation Best Interest

In June 2019, the Securities and Exchange Commission (“SEC”) adopted Regulation Best Interest (“Reg BI”) and Form CRS to establish a new standard of conduct requiring broker-dealers to satisfy a higher standard of care and disclosure when recommending securities and investment strategies, including rollovers and withdrawals from 401(k) and other plans, complex or risky products, COVID-19 related investments, and SPACs and other structured investment vehicles, to retail clients and retirement plan participants. Reg BI and Form CRS, together with the interpretations adopted contemporaneously by the SEC, bring the legal requirements and mandated disclosures for firms serving retail investors in line with reasonable investor expectations, while preserving access (in terms of both choice and cost) to a variety of investment services and products. No administrative or case law exists under Reg BI and the full scope of its applicability is uncertain. The Reg BI and Form CRS became effective on June 30, 2020.

When making such a recommendation to a retail customer, broker-dealers and natural persons who are associated persons of a broker-dealer must act in the best interest of the retail customer at the time the recommendation is made, without placing their financial or other interest ahead of the retail customer’s interests.

This general obligation is satisfied only if the broker-dealer or associated persons comply with four specified component obligations:

●	Disclosure Obligation: provide certain required disclosure before or at the time of the recommendation, about the recommendation and the relationship between the broker-dealer or associated person and the retail customer of the broker-dealer or associated person;
●	Care Obligation: exercise reasonable diligence, care, and skill in making the recommendation;
●	Conflict of Interest Obligation: establish, maintain, and enforce written policies and procedures reasonably designed to address conflicts of interest; and
●	Compliance Obligation: establish, maintain, and enforce written policies and procedures reasonably designed to achieve compliance with Regulation Best Interest.

Any or all of the quantitative standards listed in the suitability standards above may be more restrictive pursuant to Reg BI.

Any or all of the quantitative standards listed in the suitability standards may be more restrictive pursuant to Reg BI.

The high cost, high risk and complex products may be subject to greater scrutiny by broker-dealers and their salespersons and that broker-dealers are under a duty of care to evaluate other alternatives in the investor’s best interest and that other alternatives are likely to exist. There is no guarantee that a broker-dealer will deem an investment in our Notes to be in your best interest.

How to Make an Initial Investment

Prior to making an initial investment, you should read this entire prospectus. To make an initial investment, you must set up an account and complete the onboarding process at the Company’s website at www.icapequity.com/vault. Please refer to the website for instructions, requirements and guidelines with respect to online account setup and initial investments. Certain eligibility rules apply. You will be required to read and accept the Terms of Use before submitting and completing this process online.

Currently, the minimum initial investment is $25; however, we can waive the minimum investment requirement on a case to case basis in our sole discretion. Your initial investment will be made using an ACH transfer from a U.S. bank account you have successfully linked during the online onboarding process. You must verify your ownership of the linked U.S. bank account by completing the bank account verification process online. Funds received as part of your initial investment cannot be redeemed until three business days after such amounts are credited. You may not make an initial investment by wire transfer or by using cash or a check. **Note that this is only for the initial investment and account linking.

How to Make Additional Investments

After your initial investment in the Notes, you may make additional investments at any time, without charge to you, in any amount, by the methods described below or by such other means as the Company from time to time determines. There is no required minimum amount for subsequent investments. All investments must be made in U.S. dollars unless otherwise designated by the Company.

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BY ACH INVESTMENT. You may use the Company website or call us at (425) 453-7497 at any time to withdraw any amount of funds from your linked U.S. bank account to invest in the Notes through an ACH transfer. You may also set up automatic recurring ACH investment transactions from a linked U.S. bank account. See “—BY AUTOMATIC MONTHLY INVESTMENT” below. If you set up automatic recurring ACH investment transactions, the Company will prepare automatic electronic transfers using the transfer dates each month for the amount authorized and on the business day you have requested. If an automatic transfer day falls on a day that is not a business day, the transfer will be initiated on the next business day; provided, however, if an ACH automatic investment is set for the last weekend of a month, the investment will be made on the last business day of that month. Investments made by ACH transfer are invested in your Notes and begin to accrue interest on the same day your money is credited. In the case of a one-time transfer, the Company will prepare an electronic transfer for the amount authorized and on the business day you have requested. One-time ACH investment requests made prior to 7:30 a.m. Central Time generally will be posted to the Note on the next business day and requests made at or after 7:30 a.m. Central Time generally will be posted two business days following the request. Investments made by ACH cannot be redeemed until three business days after such amounts are credited to the Notes. You may change or terminate any automatic investments at any time. You can confirm the date your investment was made by accessing the Company website at www.icapequity.com/vault or by calling us at (425) 453-7497. We charge no fees for the receipt of ACH transfers; however, your commercial bank or financial institution may charge you a fee if you make an investment by ACH transfer.

BY WIRE INVESTMENT. You may make additional investments by wire transfer. The wire transfer must include the information provided by the Company’s designated bank and come from a bank account in your name. Wires may only be originated from a bank located in the U.S. and must be payable in U.S. dollars. Your investment will be credited and you will begin earning interest on the same business day the wire is received provided that the funds have been received by 1:00 p.m. Central Time. Funds received at or after 1:00 p.m. Central Time are invested and begin to accrue interest on the next business day. Investments made by wire are available for redemption beginning the day such investments are credited to the Notes. Investments by wire transfer may incur a charge from your bank or financial institution. See “Description of the Notes— Account Fees and Charges.” Neither The Company nor its designated bank is responsible for delays in acting on your request for authorization to make a wire transfer or in the transfer and wiring of funds. You can confirm the date your investment was made by accessing the Company’s website at www.icapequity.com/vault or by calling us at (425) 453-7497. If for any reason your wire request is declined, the Company will advise you of that fact and give you instructions for how to make the additional investment through the ACH process.

BY AUTOMATIC MONTHLY INVESTMENT. You may select to make additional investments via ACH on a monthly basis in a specified amount. Automatic monthly investments may not be made by wire transfer. If you set up automatic recurring ACH investment transactions, the Company’s designated bank will prepare automatic electronic transfers using the transfer dates each month for the amount authorized and on the business day you have requested. If an automatic transfer day falls on a day that is not a business day, the transfer will be initiated on the next business day; provided, however, if an ACH automatic investment is set for the last weekend of a month, the investment will be made on the last business day of that month. Investments made by ACH transfer are invested in your Notes and begin to accrue interest on the same day your money is credited. Investments made by ACH cannot be redeemed until three business days after such amounts are credited to the Notes. You may request, modify or terminate the Automatic Monthly Investment Option through the Company’s website at www.icapequity.com/vault or by calling us at (425) 453-7497. Such notice is effective as soon as practicable after receipt by the Company’s designated bank. You can confirm the date your investment was made by accessing the Company’s website at www.icapequity.com/vault or by calling us at (425) 453-7497. We charge no fees for the receipt of ACH transfers; however, your commercial bank or financial institution may charge you a fee if you make an investment by ACH transfer.

BY CASH. You may invest in Notes by delivering cash to us at our executive offices located at 3535 Factoria Blvd. SE, Suite 500, Bellevue, WA 98006. Investments in Notes made with cash begin to accrue interest as of the date the investment is made at our executive offices.

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BY CHECK. You may invest in Notes by check delivered to our executive offices located at 3535 Factoria Blvd. SE, Suite 500, Bellevue, WA 98006. Checks must be drawn in U.S. dollars on a U.S. bank. Investments made by check begin to accrue interest on the date funds are credited to Company’s designated bank account.

We reserve the right to reject any investment application and return the funds to a potential investor for any reason, including if any investments are not preceded or accompanied by documentation satisfactory to us to establish that the potential investor meets any applicable eligibility criteria.

Procedures and Requirements for Subscription

Subscriptions, once received and accepted by us, are irrevocable. Our Trustee, acting in the capacity as security registrar, will issue a written confirmation for Notes (which are issued in book-entry form) through electronic transmission to the subscriber promptly after a subscription is accepted and “good funds” are received in our account. Securities purchased by investors in this offering will remain outstanding upon its termination regardless of the amount of Notes subscribed for.

ERISA Considerations

Special considerations apply when contemplating the purchase of Notes on behalf of employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA, and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”). A person considering the purchase of our Notes on behalf of a Plan is urged to consult with tax and ERISA counsel regarding the effect of such purchase and, further, to determine that such a purchase will not result in a prohibited transaction under ERISA, the Code or a violation of some other provision of ERISA, the Code or other applicable law. We will rely on such determination made by such persons, although no Notes will be sold to any Plans if management believes that such sale will result in a prohibited transaction under ERISA or the Code.

Marketability

The Notes will not be listed on any securities exchange or quoted on Nasdaq or any over-the-counter market. We do not intend to make a market in the Notes and we do not anticipate that a market in the Notes will develop. We have not requested a rating for the Notes; however, third parties may independently rate them. After this registration statement becomes effective, we will file periodic reports, primarily annual and quarterly reports, with the Securities and Exchange Commission.

Waiver of Jury Trial under our Subscription Agreement

By purchasing Notes in this Offering, by executing the subscription agreement investors agree to waive their rights to a jury trial in claims against the Company. However, this waiver of rights to a jury trial does not apply to claims made under the federal and state securities laws. Purchasers of Notes in a secondary transaction would also be required to waive rights to a jury trial, except in connection with claims under the federal and state securities laws.

Exclusive Forum Provision

Section 6(e) of the subscription agreement of the Company provides that “[e]ach party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in King County, Washington, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.”

This provision would not apply to suits brought to enforce a duty or liability created by the Securities Act, Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

This choice of forum provision may limit your ability to bring a claim in a judicial forum that you find favorable for disputes with us or our managers, officers or other employees, which may discourage such lawsuits against us and our managers, officers and employees. Alternatively, a court could find these provisions of our subscription agreement to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.”

The Company advises the Staff that it will make the above disclosure in all future filings it makes with the SEC.

Foreign Regulatory Restrictions on Purchase of the Notes

We have not taken any action to permit a public offering of our Notes outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of Notes and the distribution of the prospectus outside the United States.

Selling Disclaimers and Restrictions

Notice to prospective investors in Canada

The offering of the securities in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the Securities may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the securities in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the securities is offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

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Any resale of the securities by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of securities may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any securities being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus has been prepared on the basis that any offer of securities in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of securities. Accordingly, any person making or intending to make an offer in that Relevant Member State of securities which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. The Company has not authorized, nor does it authorize, the making of any offer of securities in circumstances in which an obligation arises for the Company to publish a prospectus for such offer.

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For the purpose of the above provisions, the expression “an offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, the Company, the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

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Any offer in Australia of the securities may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in China

This prospectus does not constitute a public offer of the securities, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The securities are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the securities or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

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Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(a) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b) where no consideration is or will be given for the transfer;

(c) where the transfer is by operation of law;

(d) as specified in Section 276(7) of the SFA; or

(e) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

DESCRIPTION OF THE NOTES

General

The Notes we are offering will be senior, secured debt obligations of the Company. The Notes will be issued under an indenture, among iCap Vault 1, LLC, as issuer, Vault Holding 1, LLC, as guarantor, and American Stock Transfer & Trust Company, LLC, as trustee (the “trustee”), referred to herein as the “Indenture.” The terms and conditions of the Notes, in the form attached as Exhibit 4.2 to the registration statement of which this prospectus is a part, include those set out in the Indenture, in the form attached as Exhibit 4.1 to the registration statement of which this prospectus is a part, and those made part of the Indenture by reference to the Trust Indenture Act of 1939. The following is a summary of the material provisions of the Notes and the Indenture. For a complete understanding of the Notes, you should review the definitive terms and conditions contained in the Notes and the Indenture, which include definitions of certain terms used below. A copy of the forms of Notes and Indenture have been filed with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part and are available from us at no charge upon request.

The Notes will be direct obligations of the Company and will be guaranteed by Vault Holding 1, LLC and secured by the membership interests in Vault Holding 1, LLC. Vault Holding 1, LLC anticipates holding a portfolio of US real estate properties, through wholly owned subsidiaries, and may invest in real estate-related financial instruments. The Notes will be identical among the investors except for the issue date, principal amount and interest rate. The Notes have no stated maturity, will not be subject to any sinking fund and will be payable or redeemable at the option of the holder thereof at any time as described below. The Notes will rank equally and ratably with all of our other senior, secured indebtedness.

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The Notes do not constitute a savings, deposit or other bank account and are not insured by or subject to the protection of the Federal Deposit Insurance Corporation (the “FDIC”), the Securities Investor Protection Corporation (the “SIPC”) or any other federal or state agency or company. The Notes are not a money market fund, which are typically diversified funds consisting of short-term debt securities of many issuers, and therefore do not meet the diversification and investment quality standards set forth for money market funds by the Investment Company Act of 1940.

The Notes will be issuable in any amount, subject to the minimums and maximums described below under “—How to Make an Initial Investment— Minimum Outstanding Investment” and “— Maximum Outstanding Investment”, and will mature upon your demand. We may reject any offer to purchase Notes in whole or in part.

All of the money you invest must be made in U.S. dollars and will be used to purchase Notes for you. Your investments in the Notes and interest thereon will be recorded on a register maintained by the Company, either directly or through a service provider. The Notes will be issued in uncertificated form, and you will not receive any certificate or other instrument evidencing our indebtedness. The principal amount of your Notes will be equal to all of your investments in the Notes, plus reinvested interest, less redemptions and fees, if any. Accrued interest is available to you for redemption as principal when it is reinvested on the last business day of each month. For purposes of the Notes, a “business day” means any day other than Saturday, Sunday or any other day on which banks are authorized or required by federal, Washington or Delaware law, regulation or executive order to close.

Electronic statements will be made available to you on the Company’s website at www.icapequity.com/vault, showing a summary of transactions made in the Notes during the previous monthly period, including the beginning investment balance, all investments and redemptions, all interest earned, as well as any relevant fees or charges. Investors may request to receive paper statements to be mailed on a quarterly basis. Investors may also call toll free at (425) 453-7497 to obtain current information about their investment in the Notes.

The Company has no right of set-off against any Note for indebtedness not related to such Note. The Company shall have the right to deduct from the principal amount of a Note any amounts invested by us in error in such Note. In addition, we may, in our sole discretion, put a block on your Notes in connection with an Internal Revenue Service notice, court order or pursuant to any other legal or governmental action or requirement.

Notes that are not accessed within statutorily specified time periods may be subject to applicable state laws regarding escheat (or forfeiture) to the state government of unclaimed Notes.

Eligible Investors

An individual investor must either be 18 years of age or older or must be the adult custodian for a minor under the Uniform Gifts/Transfers to Minors Act (UGMA/UTMA) (each an “Eligible Investor” and collectively the “investors”). When you enroll in the Company’s Notes program, you will be asked to provide certain information, including the name(s), address(es) and tax identification or Social Security number(s), as well as valid government issued identification and, in the case of natural persons, date(s) of birth of the registered owner(s) of each Note. In addition, investors may be required to provide certain other information as required by applicable law.

Investments in the Notes may be made individually, jointly, by corporations, by partnerships, by limited liability companies, by firms, by associations or as custodial or trust investments. For any Note jointly owned by two or more Eligible Investors: (i) such Note will be deemed to be owned by such investors as joint tenants with right of survivorship, meaning that if one Note owner dies, such Note will belong to the survivor(s); and (ii) each Note owner may act individually and independently of the other Note owners to make a redemption or investment transaction with respect to such Note. There may not be more than three joint owners of a Note.

Sale and Issuance

All funds you invest in Notes, together with all accrued interest, and any redemptions, will be recorded on a register maintained by us or the Trustee.

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Notes will be issued and sold in initial denominations of $25 or more, and in any amounts thereafter, and will be dated the date of purchase; however, we can reduce the initial denomination on a case to case basis in our sole discretion. We may, at our discretion, limit the maximum amount any investor or related investors may maintain in outstanding Notes at any one time.

Principal Amount

The principal amount of each Note held by an investor at any time will be equal to all amounts invested in such Note, together with accrued interest, less redemptions.

Interest

The Notes (including the Notes purchased with reinvested interest) will accrue a floating rate of interest (the “Floating Rate”) at a rate per annum equal to the Average Savings Account Rate as posted by the FDIC plus 2.00%, reset quarterly on January 1, April 1, July 1, and October 1 of each year based on the Average Savings Account Rate posted by the FDIC on December 15, March 15, June 15, and September 15, respectively, of the prior month. As of September 18, 2020, the Floating Rate equals 2.05%.

“Average Savings Account Rate” means the “national rate” for non-jumbo savings account products, which is a simple average of rates paid by U.S. depository institutions as calculated by the FDIC.  The Average Savings Account Rate is posted weekly by the FDIC at the following site: https://www.fdic.gov/regulations/resources/rates/historical/2020-06-15.html.

In addition to the Floating Rate, we will pay investors Interest Rate Premiums pursuant to our Interest Rate Premium Rewards Program as described in “– Interest Rate Premium Rewards Program.”

The Floating Rate on the Notes accrues in accordance with the provisions governing the different methods of investing in Notes, as described below under “How to Make Additional Investments.” The Floating Rate and Interest Rate Premiums payable on the Notes will accrue based on a 365-day year. If you elect to opt-into automatic interest reinvestment into Notes, the Floating Rate and Interest Rate Premiums will be credited to your Notes on a daily basis and will be reinvested (daily compounding). Otherwise, the Floating Rate and Interest Rate Premiums will be non-compounding and credited to a separate non-interest bearing account for you with the Company on the last business day of each calendar month with no interest reinvestment into Notes.

The Floating Rate of the Notes (including the Notes purchased with reinvested interest) will be disclosed on the Company’s website at www.icapequity.com/vault and in pricing supplements filed with the Securities and Exchange Commission prior to the effective date of the quarterly reset of the Floating Rates. The information on our website is not a part of, or incorporated by reference into, this prospectus.

Interest Rate Premium Rewards Program

The Company has created the Interest Rate Premium Rewards Program (the “Interest Premium Program”) to provide to investors who meet certain eligibility standards the opportunity to receive the interest rate premiums (“Interest Rate Premiums”) as a thank you for becoming an investor or remaining an investor of the Company. The Interest Rate Premiums payable on the Notes will accrue based on a 365-day year. If the investor elects to opt-into automatic interest reinvestment into Notes, the Interest Rate Premiums will be credited to the investor’s Notes on a daily basis and will be reinvested (daily compounding). Otherwise, the Interest Rate Premiums will be non-compounding and credited to a separate non-interest bearing investor account with the Company on the last business day of each calendar month with no interest reinvestment into Notes. The offers of Interest Rate Premiums that the Company is making under the Interest Premium Program include:

1. Investment Amount. If an investor purchases a minimum of $10,000, $25,000, $50,000, or $100,000 of principal amount of Notes, the Company will pay an Interest Rate Premium during the period of time the investor maintains such minimum principal amount of such Notes of 0.10%, 0.25%, 0.50%, and 1.00%, respectively, pursuant to the terms of this offer. This offer shall be effective from the date of initial eligibility for any investor who meets the above stated minimum amount ($10,000 and above) and shall continue for a 1-year period following the date of initial eligibility, unless the investor’s principal amount of Notes becomes less than the minimum balance ($10,000) required to earn the reward at which point the offer shall discontinue. If an investor’s outstanding balance becomes less than the minimum amounts outlined above, then the Interest Rate Premium will be reduced to the rate of the minimum investment amount threshold that corresponds to the then applicable outstanding balance of Notes of an investor. The Company will be deemed to have renewed the offer for an additional 1-year period under the same terms as set forth herein for any investor who had previously been and continues to be eligible.

2. Lock-up. If an investor agrees to waive the right to demand repayment by the Company of the Notes for 12, 18 or 24 months, the Company will pay an Interest Rate Premium during such 12, 18, or 24 month period on such Notes of 1.00%, 1.50%, and 2.00%, respectively.

3. Clients of RIAs. If an investor invests in the Notes as a client of a Registered Investment Advisor with whom the Company has a selling agreement, the Company will pay an Interest Rate Premium of 1.00% for a 1-year period from the date of the direct investment by the investor. For purposes of determining the 1-year period for this offer, reinvested interest shall not be considered a direct investment by an investor. The Company will be deemed to have renewed the offer for an additional 1-year period for any investor who had previously been and continues to be eligible so long as the selling agreement is effective.

The Company will disclose on a daily basis on its website at www.icapequity.com/vault an updated list of Registered Investment Advisors who have a selling agreement with the Company.

Investors who are eligible may receive one or more of the above offers simultaneously. This prospectus sets forth the terms of the Interest Premium Program.

The Company will determine any question of interpretation arising under the Interest Premium Program, and any such determination will be final. Any action taken by the Company to effectuate the Interest Premium Program in the good faith exercise of the judgment of the Company will be binding on all parties.

Any questions regarding the Interest Premium Program should be referred to our customer care team at inquiry@icapvault.com.

How to Make an Initial Investment

Prior to making an initial investment, you should read this entire prospectus. To make an initial investment, you must set up an account and complete the onboarding process at the Company’s website at www.icapequity.com/vault. Please refer to the website for instructions, requirements and guidelines with respect to online account setup and initial investments. Certain eligibility rules apply. You will be required to read and accept the Terms of Use before submitting completing this process online.

Currently, the minimum initial investment is $25; however, the Company can waive the minimum initial investment requirement on a case to case basis in its sole discretion. Your initial investment will be made using an ACH transfer from a U.S. bank account you have successfully linked during the online onboarding process. You must verify your ownership of the linked U.S. bank account by completing the bank account verification process online. Funds received as part of your initial investment cannot be redeemed until three business days after such amounts are credited. You may not make an initial investment by wire transfer or by using cash or a check. **Note that this is only for the initial investment and account linking.

How to Make Additional Investments

After your initial investment in the Notes, you may make additional investments at any time, without charge to you, in any amount, by the methods described below or by such other means as the Company from time to time determines. There is no required minimum amount for subsequent investments. All investments must be made in U.S. dollars unless otherwise designated by the Company.

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BY ACH INVESTMENT. You may use the Company website or call us at (425) 453-7497 at any time to withdraw any amount of funds from your linked U.S. bank account to invest in the Notes through an ACH transfer. You may also set up automatic recurring ACH investment transactions from a linked U.S. bank account. See “—BY AUTOMATIC MONTHLY INVESTMENT” below. If you set up automatic recurring ACH investment transactions, the Company will prepare automatic electronic transfers using the transfer dates each month for the amount authorized and on the business day you have requested. If an automatic transfer day falls on a day that is not a business day, the transfer will be initiated on the next business day; provided, however, if an ACH automatic investment is set for the last weekend of a month, the investment will be made on the last business day of that month. Investments made by ACH transfer are invested in your Notes and begin to accrue interest on the same day your money is credited. In the case of a one-time transfer, the Company will prepare an electronic transfer for the amount authorized and on the business day you have requested. One-time ACH investment requests made prior to 7:30 a.m. Pacific Time generally will be posted to the Note on the next business day and requests made at or after 7:30 a.m. Pacific Time generally will be posted two business days following the request. Investments made by ACH cannot be redeemed until three business days after such amounts are credited to the Notes. You may change or terminate any automatic investments at any time. You can confirm the date your investment was made by accessing the Company website at www.icapequity.com/vault or by calling us at (425) 453-7497. We charge no fees for the receipt of ACH transfers; however, your commercial bank or financial institution may charge you a fee if you make an investment by ACH transfer.

BY WIRE INVESTMENT. You may make additional investments by wire transfer. The wire transfer must include the information provided by the Company’s designated bank and come from a bank account in your name. Wires may only be originated from a bank located in the U.S. and must be payable in U.S. dollars. Your investment will be credited and you will begin earning interest on the same business day the wire is received provided that the funds have been received by 1:00 p.m. Pacific Time. Funds received at or after 1:00 p.m. Pacific Time are invested and begin to accrue interest on the next business day. Investments made by wire are available for redemption beginning the day such investments are credited to the Notes. Investments by wire transfer may incur a charge from your bank or financial institution. See “Description of the Notes— Account Fees and Charges.” Neither the Company nor its designated bank is responsible for delays in acting on your request for authorization to make a wire transfer or in the transfer and wiring of funds. You can confirm the date your investment was made by accessing the Company’s website at www.icapequity.com/vault or by calling us at (425) 453-7497. If for any reason your wire request is declined, the Company will advise you of that fact and give you instructions for how to make the additional investment through the ACH process.

BY AUTOMATIC MONTHLY INVESTMENT. You may select to make additional investments via ACH on a monthly basis in a specified amount. Automatic monthly investments may not be made by wire transfer. If you set up automatic recurring ACH investment transactions, the Company’s designated bank will prepare automatic electronic transfers using the transfer dates each month for the amount authorized and on the business day you have requested. If an automatic transfer day falls on a day that is not a business day, the transfer will be initiated on the next business day; provided, however, if an ACH automatic investment is set for the last weekend of a month, the investment will be made on the last business day of that month. Investments made by ACH transfer are invested in your Notes and begin to accrue interest on the same day your money is credited. Investments made by ACH cannot be redeemed until three business days after such amounts are credited to the Notes. You may request, modify or terminate the Automatic Monthly Investment Option through the Company’s website at www.icapequity.com/vault or by calling us at (425) 453-7497. Such notice is effective as soon as practicable after receipt by the Company’s designated bank. You can confirm the date your investment was made by accessing the Company’s website at www.icapequity.com/vault or by calling us at (425) 453-7497. We charge no fees for the receipt of ACH transfers; however, your commercial bank or financial institution may charge you a fee if you make an investment by ACH transfer.

BY CASH. You may invest in Notes by delivering cash to us at our executive offices located at 3535 Factoria Blvd. SE, Suite 500, Bellevue, WA 98006. Investments in Notes made with cash begin to accrue interest as of the date the investment is made at our executive offices.

BY CHECK. You may invest in Notes by check delivered to our executive offices located at 3535 Factoria Blvd. SE, Suite 500, Bellevue, WA 98006. Checks must be drawn in U.S. dollars on a U.S. bank. Investments made by check begin to accrue interest on the date funds are credited to Company’s designated bank account.

We reserve the right to reject any investment application and return the funds to a potential investor for any reason, including if any investments are not preceded or accompanied by documentation satisfactory to us to establish that the potential investor meets any applicable eligibility criteria.

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Rescission Right

A purchaser of Notes has the right to rescind his or her investment, without penalty, upon written request within five (5) business days from the postmark date of the purchase confirmation, but not upon transfer of a Note. You will not earn interest on any rescinded Note. We will promptly return any funds sent with a subscription agreement that is properly rescinded. A written request for rescission, if personally delivered or delivered via electronic transmission, must be received by us on or prior to the fifth (5) business day following the mailing of written confirmation by us of the acceptance of your subscription. If mailed, the written request for rescission must be postmarked on or before the fifth (5) business day following the mailing of such written confirmation by us.

In addition, if your subscription agreement is accepted at a time when we have determined that an amendment to the prospectus is necessary, we will send to you a notice and a copy of the amendment to the prospectus. You will have the right to rescind your investment upon written request within five business days from the postmark date of the notice of the amendment to the prospectus. We will promptly return any funds sent with a subscription agreement that is properly rescinded without penalty, although any interest previously paid on the Notes being rescinded will be deducted from the funds returned to you upon rescission. A written request for rescission, if personally delivered or delivered via electronic transmission, must be received on or prior to the fifth business day following the mailing of the notice of the amendment to the prospectus. If mailed, the written request for rescission must be postmarked on or before the fifth business day following the mailing of such notice.

Right to Reject Subscriptions

We may reject any subscription for Notes in our sole discretion. If we reject a subscription for Notes, we will promptly return any funds sent with that subscription, without interest.

Servicing Agent

We may engage a non-affiliated third party, to act as our servicing agent. Such person’s responsibilities as servicing agent would involve the performance of certain administrative and customer service functions for the Notes that we are responsible for performing as the issuer of the notes.

For example, the servicing agent may manage certain aspects of the customer service function for the Notes, which may include handling phone inquiries, mailing investment kits, processing subscription agreements, issuing annual investor statements and redeeming at the option of the Company or repaying at the request of the Noteholders the Notes. In addition, the servicing agent would provide us with monthly reports and analysis regarding the status of the Notes and the amount of Notes that remain available for purchase.

You may contact us with any questions about the Notes at the following address, telephone number and email address:

iCap Vault Management, LLC

3535 Factoria Blvd. SE, Suite 500

Bellevue, WA 98006

Attention: Investor Relations Department

Telephone: (425) 453-7497

E-mail: inquiry@icapvault.com

Ranking

The Notes are secured general obligations of the Company and rank equally with its other secured and unsubordinated indebtedness from time to time outstanding. The Notes are secured debt obligations solely of the Company and are not obligations of, or directly or indirectly guaranteed by, any affiliate of the Company other than Vault Holding 1, LLC.

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Payment of the principal and interest on the Notes will rank equally in right of payment and collateral with all of our existing and future secured indebtedness and, to the extent we incur or acquire unsecured indebtedness in the future, rank senior in right of payment and collateral to our unsecured indebtedness. The Notes will rank senior in right of payment to our equity, such as our membership interests/units. The Notes will be subordinated in the right of payment and collateral to our existing and future secured debt, such as credit facilities or indemnity agreements with surety or insurance companies, which may be entered into by the Company or by Vault Holding 1, LLC.

We will conduct a significant portion of our operations through direct and indirect subsidiaries, which generate a substantial portion of our operating income and cash. Contractual provisions, laws or regulations, as well as any subsidiary’s financial condition and operating requirements, may limit our ability to obtain or receive cash from our subsidiaries in order to service our debt obligations, including making payments on the Notes. Claims of creditors of our subsidiaries, including secured credit lines, will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the Notes. Accordingly, the Notes will be structurally subordinated to all existing and future obligations of our subsidiaries, including trade creditors of our subsidiaries.

The Notes will be structurally subordinated to indebtedness or other liabilities of special purpose entity subsidiaries (as our special purpose entity subsidiaries are not guaranteeing the notes). The indenture does not restrict the ability of our subsidiaries to incur indebtedness.

The Company has the right to subordinate the obligations and the security interests of the Notes to those of a third party lender, if doing so is required by the lender to secure a loan for the benefit of the Company. Vault Holding 1, LLC has the right to subordinate the obligations and guaranty of Vault Holding 1, LLC and the security interests pledged by Vault Holding 1, LLC to those of a third party lender, if doing so is required by the lender to secure a loan for the benefit of the Vault Holding 1, LLC.

The Notes do not constitute a savings, deposit, or other bank account and are not insured by or subject to the protection of the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation, or any other federal or state agency. The Notes are not a money market fund, which are typically diversified funds consisting of short-term debt securities of many issuers, and therefore do not meet the diversification and investment quality standards set forth for money market funds by the Investment Company Act of 1940. We are not a real estate investment trust and do not intend to be treated as such.

Minimum Outstanding Investment

If the amount of your outstanding investment at month end is less than $25 for three consecutive months, we may notify you in writing that we intend to redeem your investment. If we redeem your investment, the principal amount of your Note, including accrued and unpaid interest less any tax withholding, if applicable, and any other applicable fees, will be remitted to you using the information on file for your Note. Interest on the redeemed Notes accrues to, but does not include, the effective date of the redemption. The minimum required investment balance is subject to change at the Company’s discretion without prior notice to investors.

Maximum Outstanding Investment

The Company has established a maximum outstanding investment for any one Note of $50,000,000. If the amount of your Note exceeds the maximum, we may notify you in writing that we may redeem the amount of your investment in excess of $50,000,000. If we elect to make such a redemption, we will remit the excess, less any tax withholding, if applicable, and any applicable fees, to you using the information on file for your Note. Interest on the redeemed amount accrues to, but does not include, the effective date of the redemption. The maximum outstanding investment for any one Note is subject to change at the discretion of the Company without prior notice to investors.

How to Redeem

Subject to any limitations described in “— Subordination” below, you may redeem all or any part of your Notes at any time by following the procedures described below. Interest on redeemed investments will accrue to, but not including, the redemption date. We may also offer other methods of redemption from time to time, at our option. There is no minimum amount which you may redeem. However, if your investment balance in the Notes at month end is less than $25, for three consecutive months, we may notify you in writing that we intend to redeem your investment. See “— Minimum Outstanding Investment.”

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CLOSING YOUR NOTE. You may at any time close your Note and redeem the entire balance of principal and interest by calling us at (425) 453-7497 or sending a written request, which may be submitted through the Company website at www.icapequity.com/vault. Your Notes will be closed and the principal amount of your Notes, including accrued and unpaid interest less any tax withholding, if applicable, and any other applicable fees, will be remitted to you using the information on file for your Note.

If we redeem your investment, the principal amount of your Note, including accrued and unpaid interest, less any tax withholding, if applicable, and any other applicable fees, will be remitted to you using the information on file for your Note.

ACH REDEMPTION. You may redeem a portion of your Notes and have the proceeds transferred to your linked U.S. bank account through an ACH transfer. To make such redemption, you may use the Company’s website at www.icapequity.com or call us at (425) 453-7497. Funds from redemption requests received before 7:30 a.m. Pacific Time generally will be received two business days later. Funds from redemption requests received at or after 7:30a.m. Pacific Time generally will be effective three business days later. Interest will accrue on your Notes to, but not including, the business day on which the redemption proceeds are transferred.

WIRE REDEMPTION. You may redeem a portion of your Notes and have the proceeds sent to you by wire transfer. Redemptions made by wire transfer are subject to a $1,000 minimum. Wires may only be sent to your linked U.S. bank account. A wire transfer will generally be sent by 1:00 p.m. Pacific Time the next business day after the initial request is received. Redemptions by wire transfer will incur a processing charge and may also incur an additional charge from your bank or financial institution. Neither the Company nor its designated bank is responsible for delays in acting on your request for authorization to make a wire transfer or in the transfer and wiring of funds. You can confirm the status of your redemption request by accessing the Company’s website at www.icapequity.com/vault or by calling us at (425) 453-7497. If your wire transfer request is declined for any reason, the Agent Bank will advise you of that fact and give you instructions for how to make the redemption through the ACH process.

AUTOMATIC MONTHLY ACH REDEMPTION. You may select to automatically redeem, on a monthly basis, a specified principal amount of your Notes. Automatic monthly redemptions may not be made by wire transfer. If you select the automatic monthly redemption option, the redemption date will be the last business day of the month. With respect to such automatic monthly redemptions, the funds will settle on the last business day of the month. On the established redemption date, the Company will redeem your Notes by an amount equal to the redemption amount that you have specified. The Company’s designated bank will send, via ACH transfer, the funds to your linked U.S. bank account.

You may request, modify or terminate the Automatic Monthly Redemption Option through the Company’s website at www.icapequity.com/vault or by calling us at (425) 453-7497. Such notice is effective as soon as practicable after receipt by the Company and delivery of notice to the Company’s designated bank. You can confirm the date your Notes were redeemed by accessing the Company’s website at www.icapequity.com/vault or by calling us at (425) 453-7497. We charge no fees for sending ACH transfers; however, your commercial bank or financial institution may charge you a fee if you receive redemption proceeds by ACH transfer.

Optional Redemption by the Company

We may redeem, in our discretion, any particular Note that maintains a principal amount of less than $25 for a period consisting of the three consecutive months immediately following the month in which the principal amount of the Note is below $25 as of the last day of the month. The first month your Note is below the required minimum, you will be sent a notice informing you that your Note will be redeemed at the end of the third month. Unless you have brought your Note above the required minimum, your Note will automatically be redeemed at the end of the third month.

We may redeem, in our discretion, the portion of a particular Note that exceeds $50,000,000.

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In addition, we may also redeem, at any time at our option, the Notes of any investor who is not or is no longer eligible to invest in the Notes as we determine in our sole judgment and discretion.

Further, we may redeem the entire amount of, or any portion of, any of the outstanding Notes in our sole judgment and discretion. Any such partial redemption of outstanding Notes may be effected by lot or pro rata or by any other method that is deemed fair and appropriate by us provided that such partial redemption complies with applicable tender offer rules.

In each of the redemption transactions described above, we will remit a payment to you based on the information we have on file for your note in an amount equal to the principal amount of your Note, including accrued and unpaid interest less any tax withholding, if applicable, and any other applicable fees. Interest on the redeemed Notes accrues to, but does not include, the effective date of the redemption.

Access to Investor Statements and Information

Either we or the Trustee will maintain a register of each investor’s investments in Notes. We will maintain the register unless otherwise designated. The principal amount of each Note at any time will be equal to all amounts invested in such Note, together with accrued interest, less redemptions. Electronic statements will be made available to you on the Company’s website at www.icapequity.com/vault, showing a summary of all the transactions made in the Notes during the previous monthly period, including the beginning investment balance, all investments and redemptions, all interest earned, as well as any relevant fees or charges. Investors may request to receive paper statements to be mailed.

Investors may access their information at the Company’s website at www.icapequity.com/vault. This website will allow investors to:

●	enroll in the iCap Vault Notes program;
●	access Note and activity information;
●	obtain forms to update their profile;
●	update their address;
●	re-order statements or 1099INTs;
●	access thirty-six (36) months of transaction history;
●	access funds transfer screens to allow online initiation of funds transfers;
●	access eStatements;
●	set up notifications of transaction activity;
●	view account balances, including opening balance and current available balance;
●	view recent transaction history;
●	view current interest rate;
●	reorder statements;
●	reorder 1099s; and
●	originate ACH transactions.

You can also obtain current information about the Notes by calling (425) 453-7497. We will only furnish information to you by telephone if you have specified the name, address and certain identifying information, such as Social Security number or U.S. Federal tax identification number, or other security method, associated with the Notes about which you are calling.

Enrollment in the Company’s Notes program and many of the other actions in connection with your account may be transacted through the Company’s website at www.icapequity.com/vault or by calling us at (425) 453-7497. Certain transaction requests may require additional documentation. For these transactions, the website or the Company staff will provide you with the necessary documents and instructions.

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Requirement to Keep Your Information Current and Review Note Activity

You must promptly provide written notice of any change in your address. A change of address form may be obtained by accessing the Company’s website at www.icapequity.com/vault or by contacting the Company at (425) 453-7497. The notice will be effective as soon as practicable after receipt thereof.

You are responsible for examining each statement or confirmation mailed or otherwise made available to you promptly to determine the accuracy of all redemptions and investments made to your Notes and for notifying the Company if any information is incorrect.

Account Fees and Charges

There are no maintenance fees with respect to your investment in the Notes. You may, however, be charged a fee by your commercial bank or financial institution if you make an investment or receive a redemption amount by wire transfer or ACH transfer. Additionally, the Company may in the future impose fees in its discretion. See “-Yearly Statements.” As incurred, fees will be promptly debited directly from your investment balance as a partial redemption of your Notes. Any fees and charges will appear on the appropriate account statement.

Subordination

The Company has the right to subordinate the obligations and the security interests of the Notes in the membership interests in Vault Holding 1, LLC to those of a third party lender, if doing so is required by the lender to secure a loan for the benefit of the Company. Vault Holding 1, LLC has the right to subordinate the obligations and guaranty of Vault Holding 1, LLC to those of a third party lender, if doing so is required by the lender to secure a loan for the benefit of the Vault Holding 1, LLC.

Payment of the principal and interest on the Notes will be subordinate in right of payment to all of our third party credit facilities (“Permitted Indebtedness”) to the extent of the value of the assets securing such indebtedness outstanding at any time. The Permitted Indebtedness, if existing, will maintain a position senior to the Notes relative to the membership interests in Vault Holding 1, LLC and relative to the repayment of the Notes. As of the date of this prospectus, we do not have any Permitted Indebtedness outstanding. The Indenture does not restrict our right to incur additional Permitted Indebtedness in the future. No sinking fund will be established to provide for payments on the Notes.

In the event that the Notes are declared due and payable because of a default under the Indenture, a holder of a Note will be entitled to payment only after all principal and interest on all Permitted Indebtedness has been paid, to the extent of the value of the assets securing such indebtedness. Likewise, in the event of our insolvency, bankruptcy or liquidation, or other similar proceeding relating to the Company or to its creditors, as such, or to our property, or in the event of any dissolution or other winding up, whether or not involving insolvency or bankruptcy, then the holders of any Permitted Indebtedness would be entitled to receive payment in full of all principal and interest due to them, to the extent of the value of the assets securing such indebtedness, before the holders of the Notes would be entitled to receive any payments.

Indenture and Trustee

The Notes will be issued under an indenture, among iCap Vault 1, LLC, as issuer, Vault Holding 1, LLC, as guarantor, and American Stock Transfer & Trust Company, LLC, as trustee, referred to herein as the “Indenture.” A copy of the form of the Indenture has been filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part and statements in this prospectus relating to the Notes are subject to the detailed provisions of the Indenture. Whenever any particular section of the Indenture or any term used in it is referred to, the statement in connection with which such reference is made is qualified in its entirety by such reference. The Trustee will also serve as our Security Registrar. The Indenture complies with the requirements of the Trust Indenture Act of 1939, as amended.

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Guaranty

The payment of principal and interest on the Notes are fully and unconditionally guaranteed by our wholly owned direct subsidiary, Vault Holding 1, LLC, but otherwise are not guaranteed by any other person or entity. Therefore, the Notes will be structurally subordinated to indebtedness or other liabilities of special purpose entity subsidiaries (as our special purpose entity subsidiaries are not guaranteeing the notes). The indenture does not restrict the ability of our subsidiaries to incur indebtedness.

Collateral

The Notes will be secured by a pledge of the membership interests in Vault Holding 1, LLC, our direct and wholly-owned subsidiary, that will hold interests in real estate, through wholly owned subsidiaries (Portfolio SPEs), and real estate-based financial instruments. The assets of the Portfolio SPEs will consist primarily of real estate and all other cash and investments they hold in various accounts. The Notes’ security interest in the collateral will be subordinated to the security interest in favor of lenders of credit facilities.

Collateral Agent

The Manager has engaged Marketplace Realty Advisors, LLC, as the collateral agent to manage the collateral and to act as the Noteholders’ agents for purposes of the Notes. The form, terms and conditions of the security documents which will secure the Notes shall be determined by the Manager and shall be put into place from time to time as determined by the Manager. Therefore, there may be period of time when not all of the Company’s assets are covered by a security interest, although the Manager will use its good faith efforts to cause such security interest to be in place with respect to all assets as soon as reasonably possible. While the Company currently contemplates acquiring assets without financing, the Notes will be junior to any credit facilities that are put in place by the Company, and the real property assets of the Company may be used as collateral for such credit facilities. The Notes will rank senior in right of payment to our subordinated and/or unsecured debt and our equity, such as our membership interests/units.

No Restriction on Issuance of Additional Debt

The Indenture does not limit the total principal amount of debt securities that the Company may issue under the Indenture, including other senior debt or secured obligations. The Company may issue debt securities from time to time in one or more series, with the same or different maturities or interest rates, at par, at a premium or with original issue discount up to the aggregate principal amount from time to time authorized by the Company for each series.

Successors

The Indenture generally permits a consolidation or merger between us and another entity. It also permits the transfer or lease by us of all or substantially all of our assets. These transactions are permitted if:

●	the resulting or acquiring entity, if other than us, is a corporation and assumes all of our responsibilities and liabilities under the Notes and the Indenture; and

●	immediately after the transaction, and giving effect to the transaction, no event of default under the Indenture exists.

Modification of the Indenture

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority of the outstanding principal amount of Notes, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of such Notes; provided, however, that no such supplemental indenture can do any of the following without the consent of each holder so affected:

●	reduce the principal amount or change the demand payment nature of any Note;

●	reduce the amount of Notes whose holders must consent to an amendment; or

●	make any changes regarding the Indenture that relate to a waiver of default, the rights of holders to receive payments, and the requirements of consent of the holders of Notes.

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We, along with the Trustee, may amend the Indenture without the consent of the holders of the Notes to cure any ambiguity, defect or inconsistency, to make any change that does not adversely affect the rights of any holder, or to comply with requirements of the SEC.

Events of Default and Notice Thereof

An event of default is generally defined by the Indenture to mean any of the following:

●	the Company’s failure to pay principal or interest on any Note upon a request for redemption therefor, which failure continues for 30 days;

●	the Company’s failure to comply with any of its covenants or obligations contained in the Indenture or the Notes and, after notice thereof from the Trustee or holders of at least 50% in principal amount of the Notes, such failure continues for 60 days;

●	the occurrence of certain events of bankruptcy, insolvency or reorganization.

The Indenture provides that the Trustee will, within 90 days after the occurrence of any default that is continuing and known to the Trustee, give the registered holders of Notes notice thereof, but, except in case of a default in the payment of principal or interest, the Trustee may withhold such notice if and for so long as the Trustee in good faith determines that withholding such notice is in the interest of those holders.

Acceleration of Maturity; Rescission and Annulment of Declaration of Default

If an event of default with respect to the Notes occurs and is continuing, then in every such case the Trustee or the holders of not less than fifty percent (50%) in the principal amount of the outstanding Notes may declare all of the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable.

Notwithstanding the foregoing, at any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the Company, by written notice to the Trustee, may rescind and annul such declaration and its consequences if:

(1)	the Company has paid or deposited with the Trustee a sum sufficient to pay:

a.	the principal amount of the Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefore in such Notes;

b.	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefore in such Notes, and

c.	all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)	all Events of Default with respect to the Securities, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

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Global Securities

The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depository, which will be identified in an applicable prospectus supplement. A global debt security may be issued in either registered or bearer form and in either temporary or permanent form. A debt security in global form may not be transferred except as a whole by the depository for the debt security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor of the depository or a nominee of the successor depository. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in the global debt security may exchange their interests for definitive debt securities of the series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium and interest, if any, on, the global debt security and the material terms of the depository arrangement with respect to the global debt security.

Supplemental Indentures

Supplemental indentures may be entered into by the Company and the Trustee for a series of debt securities with the consent of the Holders of a majority of the outstanding principal amount of that series, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Holders of each such series affected by such modification or amendment. However, no supplemental indenture may, among other things, without the consent of each Holder of any debt security affected:

●	reduce the principal amount of, or interest accrued on, any debt security;

●	change the maturity date of the principal, the interest payment dates or the place where, or currency in which, any debt securities are payable;

●	adversely affect the right of repayment at the option of any Holder for such debt securities that provide such right; or

●	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose Holders is necessary to modify or amend the Indenture.

Under certain circumstances, supplemental indentures may also be entered into without the consent of the Holders.

Rights on Default

The Trustee, by notice to the Company, or the holders of at least 50% in principal amount of Notes, by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all Notes due upon the happening of any of the events of default specified in the Indenture, but the holders of a majority of the outstanding principal amount of Notes may waive any default and rescind such declaration if the default is cured within the 30 day period thereafter, except a default in the payment of the principal of or interest on any Note. The holders of a majority of the outstanding principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any power or trust conferred upon, the Trustee, but the Trustee may decline to follow any direction that conflicts with law or any provision of the Indenture, or is unduly prejudicial to the rights of the other holders of Notes or would involve the Trustee in personal liability. Holders may not institute any proceeding to enforce the Indenture unless the Trustee refuses to act for 90 days after request from the holders of a majority of the principal amount of the Notes and during that 90 day period the holders of a majority in principal amount do not give the Trustee a direction inconsistent with the request, and tender to the Trustee a satisfactory indemnity. Nevertheless, any holder may enforce the payment of the principal of and interest on that holder’s Notes upon a request therefore.

Concerning the Trustee

The Indenture contains certain limitations on the right of the Trustee, as a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Trustee may be deemed to have a conflicting interest and may be required to resign as Trustee if at the time of a default under the Indenture it is a creditor of ours.

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American Stock Transfer & Trust Company, LLC is the Trustee under the Indenture. The Trustee may serve in the future, as trustee or agent under other indentures and agreements pursuant to which securities of the Company and of certain of its affiliates are outstanding.

Evidence to be Furnished to the Trustee

The Indenture provides that, upon any application or request by us to the Trustee to act, we will provide the Trustee an officer’s certificate and an opinion of counsel stating that any necessary conditions precedent have been met.

Before the Trustee acts, it may also require satisfactory indemnification as provided in the Indenture. Within 120 days after the end of each fiscal year, we are required to deliver to the Trustee an officer’s certificate stating whether or not, to the knowledge of the signer, we are in default in the performance of any covenant, agreement or condition in the Indenture and, if so, specifying each such default and, with respect to each, the action taken or proposed to be taken by us to remedy such default.

Transfers

The Notes are not negotiable debt instruments and, subject to certain limited exceptions, will be issued only in book-entry form. The purchase confirmation issued upon our acceptance of a subscription is not a certificated security or negotiable instrument, and no rights of record ownership can be transferred without our prior written consent.

Ownership of Notes may be transferred on the Note register only as follows:

●	The holder must deliver to us written notice requesting a transfer signed by the holder(s) or such holder’s duly authorized representative on a form to be supplied by us;
●	We must provide our written consent to the proposed transfer;
●	We may require a legal opinion from counsel satisfactory to us that the proposed transfer will not violate any applicable securities laws; and
●	We may require a signature guarantee in connection with such transfer.

Upon transfer of a Note, we will provide the new holder of the Note with a purchase confirmation that will evidence the transfer of the account on our records. We may charge a reasonable service charge in connection with the transfer of any Note.

Yearly Statements

We will provide holders of the Notes with yearly statements, which will indicate the account balance at the end of the year interest credited, redemptions or requested repayments made, if any, and the average interest rate paid during the year. These statements will be mailed or electronically transmitted not later than the 20th business day following the end of each calendar year. We may charge such holders a reasonable fee to cover the charges incurred in providing such information.

Governing Law

The indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of Delaware.

The offer and sale of the Notes is governed by Federal and state securities laws.

Resignation or Removal of the Trustee

The trustee may resign at any time, or may be removed by the holders of a majority of the aggregate principal amount of the outstanding Notes or, if there is no event of default continuing, by the Company at any time. In addition, upon the occurrence of contingencies relating generally to the insolvency of the trustee or the trustee’s ineligibility to serve as trustee under the Trust Indenture Act, we may remove the trustee. However, no resignation or removal of the trustee may become effective until a successor trustee has accepted the appointment as provided in the indenture.

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Reports to Trustee

We will provide the trustee with (i) quarterly reports containing any information reasonably requested by the trustee as well as (ii) any compliance report from the independent auditors to allow the trustee to ensure compliance with the indenture. The quarterly reports will include information on each Note outstanding during the preceding quarter, including outstanding principal balance, interest credited and paid, transfers made, any redemption or repurchase and interest rate paid.

No Personal Liability of Our Directors, Officers, Employees and Members

No director, officer, employee, organizer or member of ours will have any liability for any of our obligations under the Notes, the indenture or for any claim based on, in respect to, or by reason of, these obligations or their creation. Each holder of the Notes waives and releases these persons from any liability, excluding any liability arising under federal securities laws, rules and regulations. The waiver and release are part of the consideration for issuance of the Notes.

Service Charges

We may assess service charges of $25 for changing the registration of any Note to reflect a change in name of the holder, multiple changes in interest payment dates, or transfers, whether by operation of law or otherwise, of a Note by the holder to another person.

Interest Withholding

We may withhold 30% of any interest paid to any investor who has not provided us with a social security number, employer identification number, or other satisfactory equivalent in the subscription agreement, or another document, or where the Internal Revenue Service has notified us that backup withholding is otherwise required.

Liquidity

Currently, there is no trading market for the Notes, and we do not expect that a trading market for the Notes will develop.

Satisfaction and Discharge of Indenture

The indenture shall cease to be of further effect upon the payment in full of all of the outstanding Notes and the delivery of an officer’s certificate to the trustee stating that we do not intend to issue additional Notes under the indenture or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the outstanding Notes.

Reports

We will publish annual reports containing consolidated financial statements and quarterly reports containing financial information for the first three quarters of each fiscal year. We will send copies of these reports, at no charge, to any holder of Notes who sends a written request to:

iCap Vault Management, LLC

Attn: Investor Relations Department

3535 Factoria Blvd. SE, Suite 500

Bellevue, WA 98006

Telephone: (425) 453-7497

Our annual and quarterly reports will be filed with the Securities and Exchange Commission (“SEC”) and will also be available for your review on the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.

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Private Placement

We are currently conducting a private placement in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Regulation 506(c) and Regulation S of 2% Secured Notes pursuant to which we have issued $5,420,489 during the period from January 1, 2020 through September 18, 2020 (“Current Private Placement Notes”; together with 2018 Private Placement Notes and 2019 Private Placement Notes, collectively referred to as “Private Placement Notes”).

As of September 18, 2020, we have repaid the noteholders of the Private Placement Notes as a return of capital $18,406,929 of the principal and accrued interest of Private Placement Notes. As of September 18, 2020, we estimate the value of the aggregate principal amount and accrued interest estimated to be $1,088,048.

SUMMARY OF OPERATING AGREEMENTS

The Amended and Restated Limited Liability Company Operating Agreement of iCap Vault 1, LLC and the Amended and Restated Limited Liability Company Operating Agreement of Vault Holding 1, LLC (the “Operating Agreements”) in the forms attached as Exhibits 3.3 and 3.6 to the registration statement of which this prospectus is a part, are the governing instruments establishing the terms and conditions pursuant to which the Company will conduct business and the rights and obligations between and among the Company, the applicable Members, and iCap Vault Management, LLC (the “Manager”), as well as other important terms and provisions relating to the Company. A prospective investor is urged and expected to read and fully understand the Operating Agreements in their entirety prior to making a decision to purchase Notes. The following is a brief and incomplete summary of the terms of the Operating Agreements and is qualified in its entirety by reference to the entire text of the Operating Agreements.

Management

iCap Vault 1, LLC and Vault Holding 1, LLC are each a manager-managed limited liability company. Except as otherwise expressly provided in the Operating Agreements or as required by Chapter 18 of Subtitle II of Title 6 of the Delaware Code, referred to as the Delaware Limited Liability Company Act, as amended from time to time, and any successor thereto (the “Delaware Act”), the Manager has complete and exclusive discretion in the management and control of the affairs and business of the Company. The Manager may be replaced by the affirmative vote of Members holding a majority of the “Membership Interests”, which means a majority of the Units then outstanding.

The Manager may, without the approval of any of the Members or Noteholders, create new classes of Units and set the rights and preferences of the new class, and may amend the Operating Agreements to reflect the creation of the new class(es) of Units.

The Manager may designate any officers of the Company to have control or authority with respect to one or more decisions or areas of operation of the Company, and may include such limitations or restrictions on such power as the Manager deems reasonable. The Manager shall, to the extent it determines that it would be advisable in connection with or incidental to the activities contemplated by the Operating Agreements, arrange for and coordinate the services of other professionals, experts and consultants to provide any or all of the services provided by the Manager, in which case, the costs and expenses of such third parties for providing such services shall be borne by the Manager other than as set forth in the Operating Agreements.

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The Manager shall, on behalf of the Company, directly, or indirectly through one or more affiliates or third parties, engage and maintain personnel for the purpose of providing the following services (collectively, the “Services”) to the Company: (i) entity-level services for the Company, including: (A) evaluation and acquisitions of investments; (B) oversight and management of banking activities; (C) management of preparation and filing of Securities and Exchange Commission and other corporate filings; (D) financial, accounting and bookkeeping services, including retention of an auditor for the Company; (E) record-keeping, shareholder or Noteholder registrar and regulatory compliance, Collateral Agent and Paying Agent services; (F) providing listing services, subject to the applicable law; (G) tax reporting services; (H) bill payment; (I) selecting and negotiating insurance coverage for the Company, including operational errors and omissions coverage and managers’ and officers’ coverage; (J) maintain the Company’s membership and Unit ledger and coordinating activities of the Company’s transfer agent, escrow agent and related parties; (K) software and technology services; and (ii) transactional, extraordinary or non-routine services, including: (A) legal and professional transactional services; (B) negotiation of terms of potential acquisition and sale of assets and the execution of documents related thereto; (C) for purposes of only Vault Holding 1, LLC, negotiation of and agreement to terms of financing of the Company and its subsidiaries, including any capital raise through debt or equity, and any promissory note, line of credit, letter of credit, intercreditor agreement, and guaranty or encumbrance of the assets of the Company that may relate thereto; (D) obtaining appraisals and statements of condition in connection with a sale transaction relating to the assets of the Company; (E) other transaction-related services, cost, payments and expenditures relating to the assets of the Company or the Company; (F) administrative services in connection with liquidation or winding up of the Company; (G) managing litigation, judicial proceedings or arbitration, including the defense and or settlement of any claims; (H) other non-routine or extraordinary services; and (H) additional services as contemplated in the Operating Agreements.

No Member, in its capacity as such, shall participate in the operation or management of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Member.

Other Activities of Manager: Affiliates

The obligations of the Manager to the Company are not exclusive. The Manager may, in its discretion, render the same or similar services as rendered to the Company to any persons or entities whose business may be in direct or indirect competition with the Company, including other affiliates of the Manager.

The Manager need not devote its full time to the Company’s business, but shall devote such time as the Manager in its discretion, deems necessary to manage the Company’s affairs in an efficient manner. Subject to the other express provisions of the Operating Agreements, the Manager, at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ventures in competition with the Company, with no obligation to offer to the Company or any Member the right to participate therein, The Company may transact business with any Manager, Member, officer, agent or affiliate thereof provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

Management Fee

In return for the provision of the Services and for the other actions of the Manager under the Operating Agreements, the Company shall pay the Manager an aggregate annual management fee (“Management Fee”) equal to (i) 1.30% of the outstanding aggregate principal balance of these registered Notes and (ii) 1.00% of the outstanding aggregate principal balance of the privately placed Secured Demand Notes offered pursuant to that certain Private Placement Memorandum of the Company dated October 1, 2018 (“Private Placement Notes”). The Management Fee will be paid in arrears on the last day of each calendar quarter and will be calculated on the average daily outstanding principal balances of the Notes and Private Placement Notes during the applicable quarter.

Profits and Losses

All adjustments to the Capital Accounts and allocations of the taxable and economic elements of the Company shall comply with applicable provisions of the Internal Revenue Code and Treasury Regulations, including Section 704 of the Internal Revenue Code and its corresponding Treasury Regulations, including, but not limited to, those respective to the following (the “Regulatory Allocations”): (a) qualified income offsets; (b) minimum gain chargebacks; (c) deductions attributable to nonrecourse debt; and (d) non-deductible expenditures. The Operating Agreements will be interpreted as if each such Regulatory Allocations, and all of the penultimate provisions of Section 704 and its corresponding Treasury Regulations and any other applicable provisions of the Internal Revenue Code and Treasury Regulations, were expressly recited within the Operating Agreements.

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Distributions

The Company, in the sole discretion of the Manager, in the event there are Available Funds, may make distributions thereof (“Distributions”) to Members on a pro rata basis in accordance with the Members’ Membership Interests at any time. “Available Funds” means the Company’s cash, including cash from loan proceeds, Note proceeds, and gross cash receipts from operations, which includes the excess of Net Income, less the sum of: (1) payments of principal, interest, charges and fees pertaining to any of the Company’s indebtedness; (2) costs and expenses incurred in the conduct of the Company’s business; and (3) amounts reserved to meet the reasonable needs of the Company’s business. Notwithstanding anything in the Operating Agreements to the contrary, no Member may receive a Distribution to the extent that, after giving effect to the Distribution, all known and currently existing liabilities of the Company outstanding as of the date of such Distribution (other than to a Member on account of its Membership Interests and liabilities for which the recourse of creditors is limited to specific property of the Company) including the principal amounts due to Noteholders, exceed the Fair Value (as defined in the Operating Agreements) of the assets of the Company (except that property that is subject to a liability for which the recourse of the creditors is limited to such property shall be included in the assets of the Company only to the extent the Fair Value of such property exceeds that liability). In the event of a Distribution to a Member that would be deemed violative of applicable law, the applicable Member may be required to return such Distribution to the Company. Notwithstanding the foregoing, within ninety (90) days of the end of each Fiscal Year or such later date at which the Company’s accountants have completed their tax preparation for the Company, the Company shall make a Distribution to each holder of Units in an amount necessary to cover any taxes due from such Unit holder to federal, state or local tax authorities, as a result of his/her/its holding Units of the Company (“Tax Distribution”). The Tax Distribution is a required annual payment of the Company, and if the Company has insufficient cash to make the Tax Distribution when due, the Manager is authorized to borrow, including against the assets of the Company or those of its subsidiaries, or liquidate certain assets of the Company or those of its subsidiaries, to meet such obligations.

Limited Liability

The liability of each member of our Company shall be limited as provided in the Delaware Limited Liability Company Act and as set forth in the Operating Agreements. No member of our Company shall be obligated to restore by way of capital contribution or otherwise any deficits in its capital account (if such deficits occur).

The Delaware Limited Liability Company Act provides that a member of a Delaware limited liability company who receives a distribution from such company and knew at the time of the distribution that the distribution was in violation of the Delaware Limited Liability Company Act shall be liable to the Company for the distribution for three years. Under the Delaware Limited Liability Company Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the Company, other than liabilities to members on account of their units and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the Company. The fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Delaware Limited Liability Company Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the Company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the Operating Agreements.

Voting Rights of the Members

The Members will have no right to participate in the management of the Company and will have limited voting rights. Each Unit has one vote on any matters submitted to the Members for a vote, and the Members only have the right to vote on the following matters:

Removal or Replacement of the Manager: The Members, by an affirmative vote of a majority of Units entitled to vote, shall have the right to remove or replace the Manager at any time.

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Dissolution of the Company: The Members holding a majority of units entitled to vote can vote to dissolve the Company with the approval of the Manager. However, the Company can be dissolved as a result of other actions that do not require the vote of the Members, as set forth in the Operating Agreements.

Delaware Act: The Members are entitled to vote on any other matter on which the Members are required or entitled to vote pursuant to the Delaware Act

Indemnification of the Manager and Others

Subject to certain limitations, our Operating Agreements provides that we have the power to indemnify certain persons, as follows:

Our Operating Agreements provide that we shall indemnify any person who was or is a party to or witness in or is threatened to be made a party to or witness in any threatened, pending or completed lawsuit, claim or proceeding (each a “Proceeding”) (whether or not by or in our right) by reason of the fact that the person is or was the Manager, against expenses (including attorneys’ fees, accountants fees, and expenses of investigation), judgments, fines and amounts paid in settlement incurred by such person, provided that all of the following conditions are met:

●	The Manager has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;
●	the person was acting on our behalf of or performing services for us;
●	such liability or loss was not the result of negligence or misconduct by the person seeking indemnification; and
●	such indemnification shall be recoverable only out of our assets and not from Members.

The Manager or any person acting as broker-dealer will not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws associated with an offer and sale of securities unless one of the following conditions are met as to the person seeking indemnification:

●	there has been a successful adjudication on the merits of each count involving alleged securities law violations;
●	such claims have been dismissed with prejudice by a court of competent jurisdiction; or
●	a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made after such court has been advised of the position of the Securities and Exchange Commission and of any state securities regulatory authority in which securities were offered or sold.

We will advance expenses to any current or former Manager (or its affiliates) at such times and in such amounts as shall be requested by such person provided that the Proceeding relates to the performance of duties or services on our behalf, the Proceeding was initiated by a person who is not a Member or the advancement of expenses is specifically approved by a court of competent jurisdiction, and the person receiving the advance undertakes to repay the funds advanced if it is ultimately determined that such person is not entitled to indemnification.

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We have the power to indemnify any person other than the Manager or its affiliates who was or is a party to or witness in or is threatened to be made a party to or witness in any threatened, pending or completed Proceeding (whether or not by or in our right) by reason of the fact that the person is or was an officer or employee or agent of us, or is or was serving at our request as a manager, director, officer, trustee, receiver, general partner, employee, agent of or in a similar capacity for another person, against expenses (including attorneys’ fees, accountants fees, and expenses of investigation), judgments, fines and amounts paid in settlement incurred by the person in connection with such Proceeding, upon the determination by the Manager that indemnification is appropriate and subject to such terms and conditions or undertakings as the Manager in its discretion shall impose. We may advance expenses to any such person (other than the Manager or its affiliates) at such times and in such amounts as shall be requested by such person and approved by the Manager in its discretion provided that:

●	the Proceeding relates to the performance of duties or services on our behalf;
●	the Proceeding was initiated by a person who is not a Member or the advancement of expenses is specifically approved by a court of competent jurisdiction, and
●	the person receiving the advance undertakes to repay the funds advanced if it is ultimately determined that such person is not entitled to indemnification.

If a person has been successful on the merits or otherwise as a party to any Proceeding, or with respect to any claim, issue or matter therein (to the extent that a portion of the expenses can be reasonably allocated thereto), the person will be indemnified against expenses actually and reasonably incurred by the person in connection with the Proceeding. We may purchase and maintain directors’ and officers’ liability insurance or errors and omissions insurance or similar insurance on behalf of any person, except that we may not incur costs for liability insurance for any liability as to which indemnification by us is prohibited.

Transfers of Interests

A Member may transfer his, her or its Interests only if certain conditions set forth in the Operating Agreements are satisfied. Except as otherwise consented to by the Manager, the transferee must meet all suitability standards and other requirements applicable to other original subscribers and must consent in writing to be bound by all the terms of the Operating Agreements. In addition, the Company must receive written evidence of the transfer in a form approved by the Manager and the Manager must have consented in writing to the assignment. Provided that the conditions in the Operating Agreements are satisfied, the Manager will not unreasonably withhold its consent to a proposed transfer. In addition, certain of the procedures and approval requirements do not apply to any transfer of Units to an existing Member who is a Member as of the date of such proposed or actual transfer. Prior to the completing a transfer and as a condition thereto, the transferee must pay all reasonable expenses, including accounting and attorneys’ fees, incurred by the Company in connection with the transfer.

Any transfer of Units is also subject to a right of first refusal as set forth in the Operating Agreements. A Member who voluntarily desires to transfer its Unit(s) to any person or entity (the “Offering Member”), must send a written notice to the Company and the other Members containing the terms and conditions of the proposed transfer, the proportion of its Unit(s)s that the Offering Member proposes to transfer, the price on a per-Unit basis, which price must be equal for each Unit proposed to be transferred and the proposed date for the closing of the transfer, which must be between 50 and 80 days from the date of the notice. The other Members then have a right of first refusal, for a period of 30 days to elect to purchase all or a portion of the selling Member’s Units at the offer price, and if more than one Member elects to purchase the available Unit(s), then they will be apportioned pro-rata amongst the electing Members. In the event that the Members do not elect to purchase 100% of the available offering Member’s Unit(s), then the offering Member has the right to transfer the remaining portion of the Unit(s) in accordance with the terms and conditions set forth in the notice. If the terms and conditions of the proposed transfer are modified, then a new notice and compliance with these procedures is required.

Upon any “Involuntary Transfer” of Units, which means any transfer or proposed transfer of Units, (i) upon any foreclosure of any pledge, encumbrance, hypothecation or mortgage which would result in the transfer of one or more Units, (ii) in the case of a Member that is a trust, the termination of the trust, (iii) in the case of a Member that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) in the case of a Member that is an estate, the distribution by the fiduciary of the estate’s interest in the Company; and (v) in the case of a Member that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, the Company has the right, for a period of 30 days, to acquire the Units at a purchase price equal to the (i) the capital account of the transferring Member less (ii) any net income attributable to such capital account as of the proposed or contemplated date for the transfer.

Any transfer or attempted transfer of any Unit(s) in contravention of the Operating Agreements will be null and void and of no force or effect.

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Withdrawal and Redemption Policy

Except to the extent expressly provided in the Operating Agreements: (i) no Member shall be entitled to the withdrawal or return of any Capital Contribution, except to the extent, if any, that distributions made pursuant to the Operating Agreements or upon dissolution of the Company may be considered as such by law and then only to the extent provided for in the Operating Agreements; (ii) no Member shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses or distributions; (iii) no interest shall be paid by the Company on Capital Contributions.

Exit Strategies

The Manager does not have an exit strategy currently as it intends to operate the Company in perpetuity.

Termination and Dissolution of the Company, Liquidation and Distribution of Assets

The Company will continue as a limited liability company until terminated under the Operating Agreements. The Company shall commence its winding up upon the first to occur of the following (the “Dissolution Event”): (a) upon the determination of the Members with the approval of the Manager, at any time; (b) the insolvency or bankruptcy of the Company; (c) the sale of all or substantially all of the Company’s assets; or (d) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act.

The Dissolution Event shall be effective on the day on which such event occurs and immediately thereafter we will commence its winding up during which our affairs shall be wound up in accordance with the terms of the Operating Agreements. The Company’s assets (except for assets reserved and pending claims) shall be applied and distributed in the following manner and order of priority: (i) the claims of all creditors of the Company (including Members except to the extent not permitted by law) shall be paid and discharged other than liabilities for which reasonable provision for payment has been made; and (ii) to the Members on a pro rata basis in accordance with the Members’ Membership Interests.

Power of Attorney

By becoming a party to the Operating Agreements, each Member will appoint the Chief Executive Officer, the Chief Financial Officer and the Secretary of the Company and a liquidating trustee if selected, as his or her attorney-in-fact and empower and authorize them to make, execute, acknowledge, publish and file on behalf of the Member in all necessary or appropriate places, such documents as may be necessary or appropriate to carry out the intent and purposes of the Operating Agreements.

Amendment of Operating Agreements

The Operating Agreements may be amended or modified from time to time only by a written instrument adopted by the Manager and executed and agreed to by the Members holding a majority of the Units entitled to vote. However, the Operating Agreements may be amended by the Manager without the consent of the Members: (i) to evidence the joinder of a new Member of the Company; (ii) in connection with the transfer of membership interests by members; (iii) as otherwise required to reflect capital contributions, distributions and similar actions; or (iv) in connection with the creation of a new class of Units.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). For financial reporting purposes and federal income tax purposes, our fiscal year and tax year are the calendar year, provided, however, that, upon a termination or dissolution of the Company, the fiscal year will be the period from the January 1 to the date of such termination or dissolution.

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Anti-Takeover Effects under Delaware Law

We are a limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control. Section 203 of the Delaware General Corporation Law, which restricts certain business combinations with interested members in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our Operating Agreements do not currently elect to have Section 203 of the Delaware General Corporation Law apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested member for a period of three years after the date of the transaction by which that person became an interested member, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested member, and an interested member is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting units The Manager may elect to amend the Operating Agreements, subject to majority approval by the members holding the units, at any time to have Section 203 apply to the Company.

DESCRIPTION OF BUSINESS

Business Overview

iCap Vault 1, LLC and Vault Holding 1, LLC (“Holding”) were formed as Delaware limited liability companies on July 30, 2018 and April 28, 2020, respectively. iCap Vault 1, LLC has commenced only limited operations, primarily focused on organizational matters in connection with this offering. Vault Holding 1, LLC has not commenced operations and has no assets and liabilities. iCap Vault Management, LLC, the manager (“Manager”) of the Company, was formed as a Delaware limited liability company on July 31, 2018, and has since been only engaged in limited operations. We currently do not have any real properties. We do not lease or own any real property now. We are currently developing our website. We intend on generating revenues in two ways: from net rental income on our properties and from price appreciation of the properties.

We plan to acquire income-producing real estate properties and financing instruments related to real properties in selected metropolitan statistical areas in the U.S. (each, a “Portfolio Investment”) with the objective of generating a rate of return from the acquired U.S. real estate that is greater than the costs necessary to purchase, finance and service the U.S. real estate. We are not a real estate investment trust and do not intend to be treated as such. We have provided a detailed plan for the next twelve (12) months throughout our prospectus.

We intend on engaging in the following activities:

●	Purchase single, multi-family, and commercial properties that have potential to be or are cash flow positive, meaning properties that have a positive monthly income after all expenses (e.g. mortgages, operating expenses, taxes) and maintenance reserves are paid. In order to determine if a property is “cash flow positive”, the Manager will review the total gross rent, income, or receipts from the property and subtract any and all expenses including utilities, taxes, maintenance, and other reserve expenses. If this number is a positive number, the Company will deem the property “cash flow positive.” Depending on how positive the cash flow is, coupled with the estimated market value of the property relative to the purchase price and the potential for price appreciation will determine whether management will purchase the property or not on behalf of the Company.

●	Purchase additional properties or make other real estate investments that relate to varying property types including office, retail and industrial properties. Such property types may include operating properties and properties under development or construction and may be purchased from affiliates of the Company.

●	Invest in any opportunity our Manager sees fit within the confines of the market, marketplace and economy so long as those investments are real estate related and within the investment objectives of the Company, including, but not limited to, real estate-based financial instruments, such as loans or investment funds that invest in real estate. To this end, the Company may invest in financial instruments that bear a relation to real estate, such as preferred equity, common equity, or loan instruments that are secured or unsecured by the properties, investments into real estate operating companies, real estate holding companies, pooled investment funds, some of which may be affiliates of the Company or its Manager or entities with whom management of the Company has had prior relationships.

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We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. Neither management of the Company, nor the sole member of the Company, have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

We are offering the Notes herein on a “best efforts” basis. We expect to use the net proceeds from this Offering to pay for our operating costs, including on-going legal and accounting fees, and to finance costs associated with acquiring primarily multifamily properties and single-family residences, such as broker price opinions, title reports, recording fees, accounting costs and legal fees.

There is an opportunity in the domestic marketplace to create and further, to operate a successful investment strategy that is secured by US real estate. The Manager has recognized this opportunity and has decided to create and go forward with the creation of the Company. The Company intends to provide an opportunity for investors to obtain an above-market rate of return that is secured by US real estate, while having access to their capital at any time.

Objectives

The Company has definite objectives in order to fulfill its strategy. These include:

●	Provide an exceptional user experience for investors, which allows investors to see their investment balances and interest earned at any time; and

●	Identify strong properties in the most resilient markets in the US. These markets include locations that have historically performed better than other US markets and include strong economic foundations that rebound well from negative economic pressures.

The Company will place a particular emphasis on purchasing properties that are capable of generating positive cash flows, and in particular single family, multifamily, and commercial properties. The Company seeks to purchase properties for the best possible price and is able to leverage the network of the management team to have these opportunities. A potential investor should note that the above criteria is subject to change according to market conditions.

Keys to Success

The Company intends to identify primarily single family, multifamily, and commercial properties for investment. These properties will serve as the security for the Notes, and the Manager intends to obtain and grow as much value within these properties as is possible through smart acquisition strategies and cost management. The Manager has extensive experience in evaluating and managing these types of real estate, as well as other types of properties.

The Manager of the Company is staffed with highly educated and experienced professionals that provide personalized and courteous service to their tenants, investors, loan officers, realtors, brokers, financial advisors, and other vendors.

Investment Strategy

The Company’s Portfolio Investments will consist of income-producing properties, including single-family homes, multi-family apartments, townhomes, commercial properties and mixed-use properties. The revenue generated from the Portfolio Investments will be used to pay interest and principal on the Notes and fund its operations. Additionally, the Company’s Portfolio Investments will consist of properties that the Company may acquire at a discount from market values, with the intention of selling the property at market prices for a gain. These properties may be held for short-term or long-term periods of time as the Company may determine in its discretion, and may or may not generate revenue during the period of ownership by the Company. The Company’s Portfolio Investments may also consist of financial instruments related to real estate, including loans, debentures, unsecured loans backed by guarantees of real estate entities, fund investments, REIT holdings and joint ventures, any of which may involve transactions with affiliates of the Company. See the section titled “Certain Relationships and Related Transactions” herein.

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Portfolio Investments may be held directly by the Company or held in a standalone wholly owned limited liability company (a “Portfolio SPE”) and one or more Portfolio SPEs may be held by a holding company that is wholly owned by the Company, rather than by the Company directly. The rental and interest income allows us to provide a rate of return to investors who acquire the Notes. The Notes will be secured by the membership interests in Vault Holding 1, LLC. The Company’s business plan targets primarily income-producing properties and seeks to acquire the properties debt-free at the subsidiary level, and the Company expects to generate income from the financial instruments that it may hold. Notwithstanding, we may leverage our properties with up to 85% of their value. In all cases, the debt on any given property must be such that it fits with the “Investment Policies of the Company” as discussed in this prospectus. The Portfolio Investments will serve as collateral for one or more credit facilities entered into by the Company or an affiliate of us. The Company has the right to subordinate the obligations and the security interests of the Notes to those of a third party lender, if doing so is required by the lender to secure a loan for the benefit of the Company. Vault Holding 1, LLC has the right to subordinate the obligations and guaranty of Vault Holding 1, LLC and the security interests pledged by Vault Holding 1, LLC to those of a third party lender, if doing so is required by the lender to secure a loan for the benefit of Vault Holding 1, LLC.

The locations of the properties are determined by selecting metropolitan statistical areas upon consultation with market professionals, such as real estate analytics companies, title and escrow companies, real estate brokerages, land-use specialists, licensed surveyors and civil engineers, and in-depth internal review of economic data. The Company may adjust its investment criteria to accommodate changing market conditions, but will generally seek attractive locations with strong rental income and a likelihood of long-term appreciation of value.

The Company’s management has developed processes and controls to evaluate possible investment opportunities. The process begins by identifying metropolitan statistical areas within the U.S. (“Markets”) with strong economic fundamentals that are likely to result in long-term property appreciation and increased rents. The Markets are selected after review of reports and analysis provided by economics professionals, as well as the Company’s internal staff. After reviewing the reports, a committee consisting of key members of the management team, including Chris Christensen, Jonathan Siegel, and Jim Christensen (the “Investment Committee”) may approve a Market. After a Market has been approved, the Company’s acquisition team will search for purchase opportunities for the Company that meet the criteria of the applicable investment policies of the Company.

Every investment opportunity will undergo due diligence performed by the Company’s underwriters, who will then present investment opportunities to the Investment Committee for its review and approval. The Investment Committee may delegate investment decision-making authority to sub-teams, provided such investments meet the criteria established by the Investment Committee. The Company will complete due diligence on prospective investments and maintain closing procedures that provide for the safety of the invested funds, generally through a third-party escrow company. The investment process has three major areas of focus: analysis and approval, documentation and closing, and post-closing management. Post-closing management of the real estate portfolio will be done by real estate management companies, who will manage the leasing, cash flows, and maintenance of the properties.

The Company is seeking to invest in a diversified portfolio of income-producing real estate assets and real estate related assets throughout the United States. Initially, the Company intends to target single family, multifamily, and commercial properties, but may acquire other property types that meet its investment objectives. Additionally, we plan to invest in financial instruments that are related to real estate, which will help diversify the Portfolio Investments and provide favorable positions intended to lower risk and increase the security for our investors.

We believe that there is an opportunity to create attractive returns by employing a strategy of investing in a diversified portfolio of such investments which are well-selected, well-managed and disposed of at an optimal time. Our principal targeted assets are investments in properties, and other real estate investments that relate to properties, that have quality construction and desirable locations which can attract quality tenants. These types of investments are, or relate to, properties generally located in key markets within the Unites States. We intend to invest in a geographically diverse portfolio in order to reduce the risk of reliance on a particular market, a particular property and/or a particular tenant.

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Step 1 Property Identification:

Subject Properties are typically identified by:

●	The Company’s use of its current network databases and internal information;
●	Recommendations received from colleagues within the Company’s network that have ties to a specific community, and in particular its deep connections within the construction and development industries;
●	Donations from the property owner (private individual, city, county or federal entities, or bank);
●	Leads generated by local real estate professionals.

Step 2 Project Underwriting:

Once the Manager identifies a subject Property, it ensures that it meets stringent underwriting criteria and guidelines. This process is driven by property valuations, market feasibility assessments, time on market analysis, construction and development budgets, and projected project timelines. These metrics are measured by the management team and presented to the Investment Committee for review and approval.

Step 3 Project Commencement:

Once the subject Property is successfully approved, the closing team purchases the property and commences the plan for lease-up and property management. The Company then begins receiving rental income, while monitoring market conditions and evaluating exit strategies. In the event cash is needed to honor redemption requests of investors, the Company may temporarily leverage one or more properties to provide such cash.

Step 4 Sale of Property

The Manager determines when it is appropriate to sell a property within the Investment Portfolio. In doing so the Manager considers such factors as the property type, location, timing within an economic cycle, and cash needs of the Company. The manager may choose to reposition the Investment Portfolio by selling some properties in order to acquire others.

Due Diligence & Financing

When the Company identifies a location or a potential property, it will sign a contract and place an escrow deposit to be held with the designated escrow agent. The Company will complete all its due diligence for the property including: title review, comparative market analysis, valuation, insurance, rental analysis, legal review and other matters. After the due diligence process has been completed, the Investment Committee must determine whether the property is suitable or not.

If the property is not suitable, the Company will cancel the contract and look for the next opportunity. If the property is suitable, the Company will proceed to closing.

Special Purpose Entities

When the Company does acquire real estate assets, it intends to hold title to the properties through separate LLCs or through special purpose entities (“SPE’s”), which may hold a single property or several similar asset types as determined by the Manager. Each separate LLC or SPE will be a 100% wholly-owned subsidiary of Vault Holding 1, LLC, which is wholly owned by the Company.

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Leverage

The Company intends to hold its Portfolio Investments without the use of leverage. However, the Company maintains the right to obtain leverage for the purposes of honoring cash redemptions that are requested by its investors or for other business purposes of the Company. The Company will evaluate the appropriate amount of debt based on market conditions, the needs of the Company, and the demands of the investors. The Company, Vault Holding 1, LLC, or the SPEs may incur indebtedness provided the total of all indebtedness does not exceed 85% of the value of the Portfolio Investments, as determined by the Manager using its then-current valuation methodology. We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly or privately placed debt instruments or financing from institutional investors or other lenders. The indebtedness may be secured or unsecured. Security may be in the form of mortgages or other interests in our properties; equity interests in entities which own our properties or investments; cash or cash equivalents; securities; letters of credit; guarantees or a security interest in one or more of our other assets.

The Company may use borrowing proceeds to finance acquisitions of new properties, make other real estate investments, make payments to the Manager, honor investor redemption demands, pay for capital improvements, repairs or tenant buildouts, refinance existing indebtedness, pay distributions or provide working capital. Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at such later time as the management determines to be appropriate. The form of our indebtedness may be long-term or short-term debt or in the form of a revolving credit facility. Notwithstanding the above, depending on market conditions and other factors, management may choose not to place debt on our portfolio or assets and may choose not to borrow to finance operations or to acquire properties. The Company’s financing strategy and policies do not eliminate or reduce the risks inherent in using leverage to purchase properties.

Geographic Scope

The Company will not limit itself geographically, however it intends to invest primarily in metropolitan statistical areas within the United States. The Company will search for properties that it may purchase at a discount. The Company believes it can successfully identify such potential target acquisitions based upon the depth and the breadth of the industry experience, contacts and industry knowledge of the Company’s Manager. See “Management” for a discussion of the Manager’s real estate experience.

Competition

We will face competition from other owners, investors and financial institutions that are looking to acquire similar properties and who may implement or are already implementing a similar business plan to ours. Further, we may be at a disadvantage to our competition who may have greater capital resources than we do, specifically cash. It has become increasingly difficult to obtain lending on many properties and those buyers that are able to close without financing and pay the full purchase price of a property in cash may be able to close on more properties or will be able to negotiate better purchasing terms.

Meeting Noteholder Demand Payment Obligations

The Company will establish two sources of liquidity to address demand payments: First, the Company will set aside up to 10% of the outstanding principal balances in available cash reserves; provided, however, the Company reserves the right to increase the amount set aside for available cash reserve; second, the Company plans to establish accounts with commercial banks and non-bank lending sources, such as insurance companies, private equity funds and private lending organizations (each a “Liquidity Source”) for the provision of credit facilities, including, but not limited to, lines of credit, pursuant to which funds will be advanced to the Company.

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One or all of these Liquidity Sources may place a lien on one or more of the Portfolio Investments. If the amount of monies extended by the Liquidity Sources exceeds 85% of the Company’s aggregate Portfolio Investment value (the “Lending Ratio”), then the Company will be required to sell certain of its Portfolio Investments at such amount needed to satisfy its demand payment obligations and achieve a Lending Ratio of 85% or less. Except for the security that may be required by the Liquidity Sources, the Company intends to maintain the Portfolio Investments free and clear of liens and encumbrances. The Notes will be subordinate at times to the rights of the Liquidity Sources as well as to other higher-ranking obligations of the Company, including property taxes and management fees.

The Company may, in its discretion, dispose of some or all of its Portfolio Investments to reposition the portfolio or to meet the Company’s payment obligations. The Company will maintain cash reserves, which may be used to purchase properties, honor demand payment requests of Noteholders, make tax or other distributions to its member, or cover the costs of the Company’s day-to-day operations.

Members and Management

The sole member of Vault Holding 1, LLC is iCap Vault 1, LLC. The sole member of iCap Vault 1, LLC is iCap Vault, LLC, which is owned by iCap Enterprises, Inc., a Washington corporation wholly owned by Chris Christensen. The primary officers of iCap Enterprises, Inc. are Chris Christensen, Jim Christensen, and Jonathan Siegel.

The manager of iCap Vault 1, LLC and Vault Holding 1, LLC is iCap Vault Management, LLC, a Delaware limited liability company (the “Manager”). The officers of the Manager are the same as the officers of iCap Enterprises, Inc. The management and supervision of iCap Vault 1, LLC and Vault Holding 1, LLC is vested exclusively in the Manager (including its duly appointed agents), which has full control over the business and affairs of iCap Vault 1, LLC and Vault Holding 1, LLC pursuant to the Amended and Restated Limited Liability Company Operating Agreement of iCap Vault 1, LLC and the Amended and Restated Limited Liability Company Operating Agreement of Vault Holding 1, LLC (the “Operating Agreements”), respectively. The Board of Managers of the Manager intend to devote a majority of their working hours to the Company, but may be less. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for ongoing operational and investment acquisition costs. Investors should realize that following this Offering we may be required to raise additional capital to cover the costs associated with our plans of operation.

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The following diagram reflects our planned organizational structure following the completion of the Offering:

The Manager may delegate day-to-day management responsibility of the Company to any person, provided that the Manager will retain ultimate responsibility for the management and conduct of the activities of the Company and all decisions relating to the selection and disposition of the Company’s investments.

The Company anticipates that the Company will be exempt from the registration requirements of the Investment Company Act of 1940, as amended (the “Investment Company Act”), by reason of the exemption specified in Section 3(c)(5)(C) of the Investment Company Act (excludes from regulation as an “investment company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate).

Organizational Strength and Experience

The members of the senior management team have overseen many pooled investment funds based in real estate and have collectively closed in excess of $8 billion in transactions in the small and mid-cap spaces throughout their careers. iCap Enterprises also maintains a network of strategic relationships. The team leverages relationships with sourcing, development, construction, and fund administration constituents to maintain a pipeline of real estate purchase opportunities. Property owners, builders, developers, lenders and brokers are the primary entities for deal sourcing.

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iCap Enterprises has capacity to expand its team to manage large amounts of capital from the sale of the Notes and to deploy such proceeds towards real estate that meets its investment criteria. iCap Enterprises has invested significant resources to build the technology and infrastructure needed to manage large amounts of noteholders, capital, and real estate. The number of employees who manage this infrastructure will grow as the capital under management increases.

The Manager and its affiliates have never been denied a license to practice a trade or business or ever experienced an event of bankruptcy, receivership, assignment for the benefit of creditors or similar proceeding.

The “Prior Performance Summary” section of this prospectus contains a discussion of the programs previously offered by our sponsor, iCap Enterprises, including certain executive officers and directors, from January 1, 2010 through December 31, 2019. Certain financial results and other information relating to such programs with investment objectives similar to ours are also provided in the “Prior Performance Tables” included as Appendix A to this prospectus. The prior performance of the programs previously sponsored by iCap Enterprises is not necessarily indicative of the results that we will achieve. For example, our prior programs were privately offered and did not bear the additional costs associated with being a publicly held entity.

Investment Experience

As a newly formed investment vehicle, iCap Vault 1, LLC has no operating or prior performance history. Vault Holding 1, LLC has not commenced operations and has no assets and liabilities. The information presented in this section represents the limited historical experience of the principals of the Manager and its affiliates. Prospective investors in the Company should not rely on the information below as being indicative of the types of investments the Company may make or of the types of returns the Company’s investments may generate. Prospective investors should not assume that the Company will experience returns, if any, comparable to those described herein.

iCap Enterprises has significant prior experience in investing in single-family, multi-family, light commercial and land development properties. Although this prospectus refers to “iCap Enterprises” as though it were an entity capable of taking action, prospective investors should bear in mind that such references are intended to refer to the business activities undertaken by one or more of the companies constituting a part of this affiliated group of companies. The Company will not acquire an interest in any of iCap Enterprises’ affiliated entities, but may benefit from their collective experience, inasmuch as those entities, as well as their respective employees, will be available to assist the Manager, and therefore the Company, as it conducts its business.

Management Fees; Transactions with Related Parties

In return for the provision of the services by the Manager to iCap Vault 1, LLC and Vault Holding 1, LLC and for the other actions of the Manager under the Operating Agreements, iCap Vault 1, LLC will pay iCap Vault Management, LLC an annual management fee (“Management Fee”) equal to (i) 1.30% of the outstanding aggregate principal balances of these registered Notes and (ii) 1.00% of the outstanding aggregate principal balance of the privately placed Secured Demand Notes offered pursuant to that certain Private Placement Memorandum of the Company dated October 1, 2018 (“Private Placement Notes”). The Management Fee will be paid in arrears on the last day of each calendar quarter and will be calculated on the average daily outstanding principal balances of the Notes and Private Placement Notes during the applicable quarter.

Prior to January 1, 2020, certain expenses of the Company’s affiliated entities were allocated to the Company. These allocations were based on several factors including size of notes payable, number of individual investors, and term of operations with an allocation period. Effective January 1, 2020, management decided to increase the Management Fee from 1.00% to 1.30% of outstanding aggregate principal balances of the Notes in lieu of allocating expenses from affiliated entities to the Company. Therefore, when the Company issues these registered Notes, the management fee paid by the Company shall be 1.30% of outstanding aggregate principal balances of the Notes. The management fee of 1.00% of the outstanding aggregate principal balance of the Private Placement Notes will remain the same. The Manager or an affiliate of the Manager may elect to pay any Company expenses, in which event the Company will reimburse such party for those out-of-pocket costs. The amount of reimbursable cost incurred to date is approximately $392,000. Additionally, in the event any personnel of the Manager or its affiliates perform any professional service for the Company, the Company shall pay the Manager or such affiliate(s) for such services at rates that are no higher than is standard in the market.

The Manager may charge the Company or any of its subsidiaries an underwriting fee to cover the costs of due diligence and underwriting involved in closing a real estate purchase or disposition. The underwriting fee will be paid at the time of purchase or disposition, will be non-refundable, and is expected to generally be less than $10,000 per transaction. Additionally, in the event the Company or the Manager acquires or becomes an affiliate of a real estate brokerage company, the Company may pay customary brokerage fees to such entity for the acquisition or disposition of the Company’s assets.

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If the Manager, or an affiliate of the Manager or the Company, guarantees, whether personally or otherwise, a loan, bond or other obligation of the Company, a holding company, or a Portfolio SPE, that guarantor will be entitled to receive from the benefiting entity an annual fee equal to 1% of the total amount of the credit facility, bond amount, or other obligation that is the subject of the guarantee.

Under the Operating Agreements, the Company, in the sole discretion of the Manager, in the event there are Available Funds, may make distributions thereof (“Distributions”) to Members on a pro rata basis in accordance with the Members’ Membership Interests at any time. “Available Funds” means the Company’s cash, including cash from loan proceeds, Note proceeds, and gross cash receipts from operations, which includes the excess of Net Income, less the sum of: (1) payments of principal, interest, charges and fees pertaining to any of the Company’s indebtedness; (2) costs and expenses incurred in the conduct of the Company’s business; and (3) amounts reserved to meet the reasonable needs of the Company’s business. Additionally, the Company may in its discretion make in-kind distributions, which would not be subject to availability of Available Funds. Notwithstanding anything in the Operating Agreements to the contrary, no Member may receive a Distribution to the extent that, after giving effect to the Distribution, all known and currently existing liabilities of the Company outstanding as of the date of such Distribution (other than to a Member on account of its Membership Interests and liabilities for which the recourse of creditors is limited to specific property of the Company) including the principal amounts due to Noteholders, exceed the Fair Value (as defined in the Operating Agreements) of the assets of the Company (except that property that is subject to a liability for which the recourse of the creditors is limited to such property shall be included in the assets of the Company only to the extent the Fair Value of such property exceeds that liability). In the event of a Distribution to a Member that would be deemed violative of applicable law, the applicable Member may be required to return such Distribution to the Company. Notwithstanding the foregoing, within ninety (90) days of the end of each Fiscal Year or such later date at which the Company’s accountants have completed their tax preparation for the Company, the Company shall make a Distribution to each holder of Units in an amount necessary to cover any taxes due from such Unit holder to federal, state or local tax authorities, as a result of his/her/its holding Units of the Company (“Tax Distribution”). The Tax Distribution is a required annual payment of the Company, and if the Company has insufficient cash to make the Tax Distribution when due, the Manager is authorized to borrow, including against the assets of the Company or those of its subsidiaries, or liquidate certain assets of the Company or those of its subsidiaries, to meet such obligations. The Manager may engage one or more affiliates or third parties to provide the Manager’s services. The Manager shall, to the extent it determines that it would be advisable in connection with its management of the Company, arrange for and coordinate the services of other professionals, experts and consultants to provide any or all of the management services, in which case, the costs and expenses of such third parties for providing such services shall be borne by the Manager other than as set forth in the Operating Agreements. The Manager will not charge the Company any additional fees with respect to these outsourced services, but the Manager will be entitled to reimbursement for these third-party costs incurred in connection with such Services.

Edge Construction, LLC, an affiliated general contractor, is expected to provide general contracting services, including those related to new construction of and rehabilitation of real estate projects, and is expected to receive a fee sufficient to cover the costs of a project plus a 10% mark-up. Costs of a project include costs of project management, supervision, materials and labor, each of which will be billed at hourly rates, which are currently between $30 and $180 per hour. We believe this fee structure represents typical market rates and mark-ups charged by contractors.

iCap Enterprises is expected to provide consulting services, as well as accounting and administrative support at hourly rates which are currently between $30 and $200 per hour.

Public Notes Offering

We are offering (the “Offering”) up to $500,000,000 aggregate principal amount of our Notes, on a “self-underwritten” basis, which means our officers and manager will attempt to sell the Notes.

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The Notes will be issued by us under an indenture, among iCap Vault 1, LLC, Vault Holding 1, LLC, and American Stock Transfer & Trust Company, LLC, as trustee (the “trustee”), referred to herein as the “indenture.”

The Notes (including the Notes purchased with reinvested interest) will accrue a floating rate of interest (the “Floating Rate”) at a rate per annum equal to the Average Savings Account Rate as posted by the FDIC plus 2.00%, reset quarterly on January 1, April 1, July 1, and October 1 of each year based on the Average Savings Account Rate posted by the FDIC on December 15, March 15, June 15, and September 15, respectively, of the prior month. See “Description of the Notes – Interest” on page 55 of this prospectus. As of September 18, 2020, the Floating Rate equals 2.05%. In addition to the Floating Rate, we will pay investors Interest Rate Premiums pursuant to our Interest Rate Premium Rewards Program as described in “Description of the Notes – Interest Rate Premium Rewards Program” on page 55 of this prospectus.

The Floating Rate of the Notes (including the Notes purchased with reinvested interest) will be disclosed on the Company’s website at www.icapequity.com/vault and in pricing supplements filed with the Securities and Exchange Commission prior to the effective date of the quarterly reset of the Floating Rates. Floating Rate and Interest Rate Premiums payable on the Notes will accrue based on a 365-day year. If you elect to opt-into automatic interest reinvestment into Notes, the Floating Rate and Interest Rate Premiums will be credited to your Notes on a daily basis and will be reinvested (daily compounding). Otherwise, the Floating Rate and Interest Rate Premiums will be non-compounding and credited to a separate non-interest bearing account for you with the Company on the last business day of each calendar month with no interest reinvestment into Notes.

Collateral and Guarantee

The Notes will be secured by a pledge of the membership interests in Vault Holding 1, LLC, our direct and wholly-owned subsidiary, that holds interests in real estate, through wholly owned subsidiaries (Portfolio SPEs), and real estate-based financial instruments. The assets of the Portfolio SPEs will consist primarily of real estate and all other cash and investments they hold in various accounts. The Notes’ security interest in the collateral will be subordinated to the security interest in favor of lenders of credit facilities.

The payment of principal and interest on the Notes are fully and unconditionally guaranteed by our wholly owned direct subsidiary, Vault Holding 1, LLC, but otherwise are not guaranteed by any other person or entity. Therefore, the Notes will be structurally subordinated to indebtedness or other liabilities of special purpose entity subsidiaries (as our special purpose entity subsidiaries are not guaranteeing the notes). The indenture does not restrict the ability of our subsidiaries to incur indebtedness.

Repurchase at Option of Noteholder

You may redeem all or any part of your Notes at any time by following the procedures described herein. See “Description of the Notes – How to Redeem.” Interest on redeemed investments will accrue to, but not including, the redemption date. We may also offer other methods of redemption from time to time, at our option. There is no minimum amount which you may redeem.

Optional Redemption by Company

We may redeem, in our discretion, any particular Note that maintains a principal amount of less than $25 for a period consisting of the three consecutive months immediately following the month in which the principal amount of the Note is below $25 as of the last day of the month. The first month your Note is below the required minimum, you will be sent a notice informing you that your Note will be redeemed at the end of the third month. Unless you have brought your Note above the required minimum, your Note will automatically be redeemed at the end of the third month. We may redeem, in our discretion, the portion of a particular Note that exceeds $50,000,000. In addition, we may also redeem, at any time at our option, the Notes of any investor who is not or is no longer eligible to invest in the Notes as we determine in our sole judgment and discretion. Further, we may redeem the entire amount of, or any portion of, any of the outstanding Notes in our sole judgment and discretion. Any such partial redemption of outstanding Notes may be effected by lot or pro rata or by any other method that is deemed fair and appropriate by us provided that such partial redemption complies with applicable tender offer rules. See “Description of the Notes – Optional Redemption by the Company”.

Events of Default

An event of default is generally defined by the Indenture to mean any of the following:

●	the Company’s failure to pay principal or interest on any Note upon a request for redemption therefore, which failure continues for 30 days;

●	the Company’s failure to comply with any of its covenants or obligations contained in the Indenture or the Notes and, after notice thereof from the Trustee or holders of at least 50% in principal amount of the Notes, such failure continues for 90 days;

●	the occurrence of certain events of bankruptcy, insolvency or reorganization.

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The Indenture provides that the Trustee will, within 90 days after the occurrence of any default that is continuing and known to the Trustee, give the registered holders of Notes notice thereof, but, except in case of a default in the payment of principal or interest, the Trustee may withhold such notice if and for so long as the Trustee in good faith determines that withholding such notice is in the interest of those holders.

Private Placements during 2018 – Notes

During the period from July 30, 2018 (inception) through December 31, 2018, we issued $370,869 aggregate principal amount of 2% Secured Notes (“2018 Private Placement Notes”) to accredited investors in a private placement under Rule 506(c) of Regulation D of the Securities Act.

Private Placements during 2019 – Notes

During the year ended 2019, we issued $13,638,437 aggregate principal amount of 2% Secured Notes (“2019 Private Placement Notes”) to accredited investors in a private placement under Rule 506(c) of Regulation D of the Securities Act.

Recent Developments

COVID-19

The Company’s operations may be affected by the recent and ongoing outbreak of the coronavirus disease 2019 (COVID-19) which in March 2019, has been declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the Company’s ability to make investments through its subsidiaries, negative impact to revenue related to real estate holdings, negative impact on its workforce, unavailability of professional services and other resources, disruption to credit markets necessary for success of the Company’s business model, and the decline in value of assets held by the Company’s subsidiaries.

The supply of housing inventory in certain geographical areas may become further restricted through a shutdown of construction activity. Additionally, a moratorium on real estate transactions may be imposed in reaction to the pandemic. These housing market impacts may limit the Company’s ability to acquire or dispose of real estate assets.

General employment in the region may continue to suffer as the pandemic continues. Some local governments have proposed rent or eviction moratoria, or similar programs of rent abatement, in response to the sudden upturn in unemployment. Any of these factors could cause a future decline in the market rate for residential rentals negatively impacting the Company’s income and cash flow from its real estate holdings.

Employees of affiliated companies could be medically or mentally affected by the pandemic and may be required to continue to work remotely, particularly given potential for complete or partial school closures. This situation could cause of reduction in productivity or the inability to complete critical tasks for the Company.

As of the date of this filing, the Company has not experienced significant impact related to the COVID-19 pandemic.

Private Placements during 2020 - Notes

We are currently conducting a private placement in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Regulation 506(c) and Regulation S of 2% Secured Notes pursuant to which we have issued $5,420,489 during the period from January 1, 2020 through September 18, 2020 (“Current Private Placement Notes”; together with 2018 Private Placement Notes and 2019 Private Placement Notes, collectively referred to as “Private Placement Notes”).

As of September 18, 2020, we have repaid the noteholders of the Private Placement Notes as a return of capital $18,406,929 of the principal and accrued interest of Private Placement Notes. As of September 18, 2020, we estimate the value of the aggregate principal amount and accrued interest estimated to be $1,088,048.

Employees

As of September 18, 2020, we had no full-time employees and no part-time employees. All of our day-to-day operations are administered by our Manager.

DESCRIPTION OF PROPERTY

Our corporate office located at 3535 Factoria Blvd. SE, Suite 500, Bellevue, WA 98006. iCap Enterprises, our affiliate, leases this location, which is approximately 7,000 rentable square feet of office space, from an unaffiliated third party. This lease expires on July 2026. Terms of the office lease provide for a base rent payment of $23,820 per month and a share of the buildings operating expenses such as taxes and maintenance estimated at $1,050 per month. We believe this facility is adequate for our current and near-term future needs.

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LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of the financial condition and results of operations of iCap Vault 1, LLC and its subsidiaries, including, but not limited to, Vault Holding 1, LLC (collectively, the “Company” or “iCap Vault”), should be read in conjunction with the consolidated financial statements and the notes to those financial statements that are included elsewhere in this prospectus. References in this Management’s Discussion and Analysis of Financial Condition and Results of Operations to “us,” “we,” “our,” and similar terms refer to the Company. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Statement Regarding Forward-Looking Statements and Business sections in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

OVERVIEW

iCap Vault 1, LLC, the issuer of the Notes, and Vault Holding 1, LLC (“Holding”), the guarantor of the Notes, were formed as Delaware limited liability companies on July 30, 2018 and April 28, 2020, respectively, to acquire through subsidiaries income-producing real estate and financial instruments related to real estate in selected metropolitan statistical areas in the U.S. (each, a “Portfolio Investment”) with the objective of generating a rate of return from the Portfolio Investments that is greater than the costs necessary to purchase, finance and service them. The Company does not currently own any Portfolio Investments. Vault Holding 1, LLC has not commenced operations and has no assets and liabilities. iCap Vault Management, LLC, the manager (“Manager”) of the Company, was formed as a Delaware limited liability company on July 31, 2018, and has since been only engaged in limited operations.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. Neither management of the Company, nor the sole member of the Company, have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

Portfolio Investments may be held directly by the Company or held in a standalone wholly owned limited liability company (a “Portfolio SPE”) and one or more Portfolio SPEs may be held by a holding company that is wholly owned by the Company, rather than by the Company directly. The rental and interest income allows us to provide a rate of return to investors who acquire the Notes. The Notes will be secured by the membership interests in Vault Holding 1, LLC. The Company’s business plan targets primarily income-producing properties and seeks to acquire the properties debt-free, and the Company expects to generate income from the financial instruments that it may hold. The Portfolio Investments will serve as collateral for one or more credit facilities entered into by the Company or an affiliate of us.

The locations of the properties are determined by selecting metropolitan statistical areas upon consultation with market professionals, such as real estate analytics companies, title and escrow companies, real estate brokerages, land-use specialists, licensed surveyors and civil engineers, and in-depth internal review of economic data. The Company may adjust its investment criteria to accommodate changing market conditions, but will generally seek Portfolio Investments in attractive locations with strong rental income and a likelihood of long-term appreciation of value.

For the year ended December 31, 2019 and the period from July 30, 2018 (inception) through December 31, 2018, we generated no revenues, reported a net loss of $266,555 and $289,877, respectively, and cash flow used in operating activities of $71,897 and $1, respectively. For the six months ended June 30, 2020, we generated no revenues, reported a net loss of $448,076, and cash flow used in operating activities of $350,164. As of June 30, 2020, we had a member’s deficit of approximately $1,004,508. Our auditors have raised substantial doubt regarding our ability to continue as a going concern in the independent auditors’ report to the consolidated financial statements for the year ended December 31, 2019 and the period from July 30, 2018 (inception) through December 31, 2018 included in this prospectus as a result of our accumulated deficit and no source of revenue sufficient to cover our cost of operation. See “Risk Factors—We have a history of operating losses and our auditors have indicated that there is a substantial doubt about our ability to continue as a going concern.”

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Since our inception, we have not generated any revenues and has a member’s deficit of $1,004,508 as of June 30, 2020. We anticipate the commencement of generating revenues in the next twelve months. The capital raised in this offering has been budgeted to cover the costs associated with beginning to operate our company, marketing expense, and acquisition related costs. We intend on using the majority of the proceeds from this Offering for the acquisition of properties and financial instruments. However, closing and other acquisition related costs such as title insurance, professional fees and taxes will likely require cash. We do not have the ability to quantify any of the expenses as they will all depend on size of deal, price, and place versus procuring new financing, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. There is no way to predict or otherwise detail the expenses.

Recent Financings

Private Placements during 2018 – Notes

During the period from July 30, 2018 (inception) through December 31, 2018, we issued $370,869 aggregate principal amount of 2% Secured Notes (“2018 Private Placement Notes”) to accredited investors in a private placement under Rule 506(c) of Regulation D of the Securities Act.

Private Placements during 2019 – Notes

During the year ended 2019, we issued $13,638,437 aggregate principal amount of 2% Secured Notes (“2019 Private Placement Notes”) to accredited investors in a private placement under Rule 506(c) of Regulation D of the Securities Act.

Recent Developments

COVID-19

The Company’s operations may be affected by the recent and ongoing outbreak of the coronavirus disease 2019 (COVID-19) which in March 2019, has been declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the Company’s ability to make investments through its subsidiaries, negative impact to revenue related to real estate holdings, negative impact on its workforce, unavailability of professional services and other resources, disruption to credit markets necessary for success of the Company’s business model, and the decline in value of assets held by the Company’s subsidiaries.

The supply of housing inventory in certain geographical areas may become further restricted through a shutdown of construction activity. Additionally, a moratorium on real estate transactions may be imposed in reaction to the pandemic. These housing market impacts may limit the Company’s ability to acquire or dispose of real estate assets.

General employment in the region may continue to suffer as the pandemic continues. Some local governments have proposed rent or eviction moratoria, or similar programs of rent abatement, in response to the sudden upturn in unemployment. Any of these factors could cause a future decline in the market rate for residential rentals negatively impacting the Company’s income and cash flow from its real estate holdings.

Employees of affiliated companies could be medically or mentally affected by the pandemic and may be required to continue to work remotely, particularly given potential for complete or partial school closures. This situation could cause of reduction in productivity or the inability to complete critical tasks for the Company.

As of the date of this filing, the Company has not experienced significant impact related to the COVID-19 pandemic.

Private Placements during 2020 - Notes

We are currently conducting a private placement in a transaction that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Regulation 506(c) and Regulation S of 2% Secured Notes pursuant to which we have issued $5,420,489 during the period from January 1, 2020 through September 18, 2020 (“Current Private Placement Notes”; together with 2018 Private Placement Notes and 2019 Private Placement Notes, collectively referred to as “Private Placement Notes”).

As of September 18, 2020, we have repaid the noteholders of the Private Placement Notes as a return of capital $18,406,929 of the principal and accrued interest of Private Placement Notes. As of September 18, 2020, we estimate the value of the aggregate principal amount and accrued interest estimated to be $1,088,048.

Plan of Operations

We believe we will need at least $500,000 to provide working capital and $500,000 for professional fees for the next 12 months. We will utilize from the initial $1,000,000 raised in the offering for such required amounts for working capital ($500,000) and professional fees ($500,000) for the next 12 months.

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We hope to reach the following milestones in the next 12 months:

●	October 2020 – Anticipated effectiveness of Form S-11
●	November 2020 - Begin fundraising.
●	January 2021 - Search for properties to purchase.
●	March 2021 - Purchase first property.

Acquisition will depend highly on our funds, the availability of those funds, availability of assets that meet our investment criteria and the size of the assets to be acquired. There can be no assurance that we will be able to successfully complete such acquisition.

RESULTS OF OPERATIONS

Results of Operations for the Three Months Ended June 30, 2020 Compared to the Three Months Ended June 30, 2019

Operating Expenses

Operating expenses for the three months ended June 30, 2020 were $208,453 as compared to $22,165 for three months ended June 30, 2019. The increase in expenses is primarily due to increased general and administrative expenses. These expenses were higher for the three months ended June 30, 2020 due to increased professional fees associated with preparing for this intended public offering.

Other Expense

Interest expense decreased to $4,513 for the three months ended June 30, 2020 as compared to $7,579 for the three months ended June 30, 2019. At June 30, 2020 there were $1,172,875 of demand notes payable as compared to $1,550,689 in notes at June 30, 2019.

Net Loss

Net loss for the three months ended June 30, 2020 was $212,966 compared to a net loss of $29,744 for the three months ended June 30, 2019. The increase in net loss was due to increased general and administrative expenses during the three months ended June 30, 2020 as compared to the three months ended June 30, 2019.

Results of Operations for the Six Months Ended June 30, 2020 Compared to the Six Months Ended June 30, 2019

Operating Expenses

Operating expenses for the six months ended June 30, 2020 were $438,409 as compared to $53,177 for six months ended June 30, 2019. The increase in expenses is primarily due to increased general and administrative expenses. These expenses were higher for the six months ended June 30, 2020 due to increased professional fees associated with preparing for this intended public offering.

Other Expense

Interest expense decreased to $9,667 for the six months ended June 30, 2020 as compared to $10,427 for the six months ended June 30, 2019.

Net Loss

Net loss for the six months ended June 30, 2020 was $448,076 compared to a net loss of $63,604 for the six months ended June 30, 2019. The increase in net loss was due to increased general and administrative expenses during the six months ended June 30, 2020 as compared to the six months ended June 30, 2019.

Results of Operations for the Year Ended December 31, 2019 Compared to the Period from July 30, 2018 (inception) to December 31, 2018

Operating Expenses

Operating expenses for the year ended December 31, 2019 were $217,607 as compared to $288,944 for the period from July 30, 2018 (inception) to December 31, 2018. The decrease in expenses is primarily due to reduced general and administrative expenses. These expenses were higher in the earlier period due to significant start-up costs.

Other Expense

Interest expense increased to $48,948 for the year ended December 31, 2019 as compared to $933 for the period from July 30, 2018 (inception) to December 31, 2018. At December 31, 2019 there were $1,053,340 of demand notes payable as compared to $330,802 in notes at December 31, 2018.

Net Loss

Net loss for the year ended December 31, 2019 was $266,555 compared to a net loss of $289,877 for the period from July 30, 2018 (inception) to December 31, 2018. The decrease in net loss was due to reduced start-up costs during the year ended December 31, 2019 as compared to the period from July 30, 2018 (inception) to December 31, 2018.

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LIQUIDITY AND CAPITAL RESOURCES

Six Months Ended June 30, 2020 and 2019

The following table sets forth a summary of our net cash flows for the periods indicated:

	For the Six Months Ended	For the Six Months Ended
	June 30, 2020	June 30, 2019
Net cash flows used in total operating activities	$(350,164)	$(400)
Net cash flows used in total investing activities	(20,171)	-
Net cash flows from total financing activities	$109,843	$1,209,461

The Company used cash in operating activities of $350,164 for the six months ended June 30, 2020 as compared to $400 cash used for the six months ended June 30, 2019. The increased use of cash is primarily the result of a net loss of $448,076 reflecting an increase general and administrative expenses. Interest accrued on private placement secured demand notes of $9,692 was reinvested by holders into private placement secured demand notes.

During the six months ended June 30, 2020, the Company received $2,821,946 of proceeds from the issuance of private placement secured demand notes and repaid $2,712,103 of principal on notes payable. During the six months ended June 30, 2019, the Company received $1,567,688 in proceeds from the issuance of private placement secured demand notes and repaid $358,227 of private placement secured demand notes.

Year Ended December 31, 2019 and the Period from July 30, 2018 (inception) to December 31, 2018

The following table sets forth a summary of our net cash flows for the periods indicated:

	For the Year Ended	For the Period from July 30, 2018 (inception) to
	December 31, 2019	December 31, 2018
Net cash flows used in total operating activities	$(71,897)	$(1)
Net cash flows from total investing activities	(7,248)	-
Net cash flows from total financing activities	$673,590	$329,869

The Company used cash in operating activities of $71,897 for the year ended December 31, 2019 as compared to $1 cash used in the period from July 30, 2018 (inception) to December 31, 2018. The increased use of cash is primarily the result of a net loss of $266,555 without having all these expenses paid by affiliated companies. Interest accrued on private placement secured demand notes of $48,948 was reinvested by holders into private placement secured demand notes. For the period from the period from July 30, 2018 (inception) to December 31, 2018, operating expenses were paid by affiliated companies.

During the year ended December 31, 2019, the Company received $13,638,437 of proceeds from the issuance of private placement secured demand notes and repaid $12,964,847 of principal on notes payable. During the period from July 30, 2018 (inception) to December 31, 2018, the Company received $370,869 in proceeds from the issuance of private placement secured demand notes and repaid $41,000 of private placement secured demand notes.

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Liquidity and Going Concern

The unaudited condensed consolidated financial statements for the six months ended June 30, 2020 and 2019 and the consolidated financial statements for the year ended December 31, 2019 and the period from July 30, 2018 (inception) through December 31, 2018 have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has reported losses and has not generated positive net cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Our auditors have raised substantial doubt regarding our ability to continue as a going concern in the independent auditors’ report to the consolidated financial statements for the year ended December 31, 2019 and the period from July 30, 2018 (inception) through December 31, 2018 included in this prospectus as a result of our accumulated deficit and no source of revenue sufficient to cover our cost of operations. If the Company is not successful in raising sufficient capital, or if it does not have access to sufficient credit from outside parties or related parties, it may have to delay or reduce expenses, or curtail operations, due to the fact that its current cash and capital resources are not sufficient to meet its needs for the 12 months following the date of this filing. The accompanying unaudited condensed consolidated financial statements for the six months ended June 30, 2020 and 2019 and consolidated financial statements for the year ended December 31, 2019 and the period from July 30, 2018 (inception) through December 31, 2018 do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that could result should the Company not continue as a going concern.

Assets

At June 30, 2020 and December 31, 2019, we had total assets of $694,023 and $931,561, respectively. Assets consist primarily of the cash accounts held by the Company, inclusive of $117,288 and $105,334 of restricted cash on June 30, 2020 and December 31, 2019, respectively.

Liabilities

At June 30, 2020 and December 31, 2019, we had total liabilities of $1,698,531 and $1,487,993, respectively. The increase was primarily due to the issuance of private placement secured demand notes of $2,821,946 offset by the redemption of $2,712,103 of private placement secured demand notes.

Off-Balance Sheet Arrangements

As of September 18, 2020, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CRITICAL ACCOUNTING POLICIES

Use of Estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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Income Taxes:

As a limited liability company, the Company’s taxable income or loss is allocated to the member. Therefore, no provision or liability for income taxes has been included in the condensed consolidated financial statements.

Holding is a subsidiary, and as a single member LLC is considered a disregarded entity for income tax purposes.

The Company’s policy, if it had any uncertain tax positions, would be to recognize accrued interest and penalties related to uncertain tax positions as interest expense and other expense, respectively.

Management evaluated the Company’s tax positions and concluded the Company had no uncertain tax positions that would require disclosure. Since its formation, the Company is subject to income tax examinations by the U.S. federal, state or local tax authorities.

Capitalized Software:

The Company recognizes internal use software development costs in accordance with ASC 350-40, Intangibles-Goodwill and Other-Internal Use Software. Costs of materials, consulting, payroll, and payroll related costs incurred in developing internal use computer software are capitalized when incurred. The cost of certain upgrades and enhancements to internal use software that result in additional functionality are also capitalized. Costs incurred during the preliminary project and post implementation stages are charged to expense as incurred. Once a development project is substantially complete and the software is ready for its intended use, software costs are amortized on a straight-line basis over a three year estimated useful life.

Organizational and Offering Costs:

Costs incurred in the private placement offering and the organization of the Limited Liability Company (collectively “Offering Costs”) are expensed as incurred.

Notes Payable and Related Costs:

The Company has been conducting a private placement of up to $500,000,000 of senior secured notes (“private placement secured demand notes”) to fund its investment and operational activities. Notes payable are recorded at the principal amount of the notes sold, plus reinvested interest.

Interest expense is expensed in the period incurred.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers. ASU 2014-09 provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. ASU 2014-09 will require an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In August 2015, the FASB issued ASU 2015-14, which deferred the effective date of ASU 2014-09 for one year, which would make the guidance effective for the Company’s first fiscal year beginning after December 15, 2018. The Company has elected to adopt this standard under the modified retrospective approach, effective at July 30, 2018 (inception), which did not have an impact on the consolidated financial statements.

In November 2016, the FASB issued Accounting Standards Update 2016-18, Statement of Cash Flows: Restricted Cash, which clarifies the presentation requirements of restricted cash within the statement of cash flows. The changes in restricted cash and restricted cash equivalents during the period should be included in the beginning and ending cash and cash equivalents balance reconciliation on the statement of cash flows. When cash, cash equivalents, restricted cash or restricted cash equivalents are presented in more than one-line item within the statement of financial position, an entity shall calculate a total cash amount in a narrative or tabular format that agrees to the amount shown on the statement of cash flows. Details on the nature and amounts of restricted cash should also be disclosed. This standard is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company adopted this standard at Inception.

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MANAGEMENT

Our Manager

Pursuant to the terms and conditions of the Amended and Restated Limited Liability Company Operating Agreements of iCap Vault 1, LLC and the Amended and Restated Limited Liability Company Operating Agreement of Vault Holding 1, LLC (“Operating Agreements”), all decisions regarding the management and operations of the Company will be made by iCap Vault Management, LLC (the “Manager”), provided, however, that the Manager may designate any officers of the Company to have control or authority with respect to one or more decisions or areas of operation, and may include such limitations or restrictions on such power as they may deem reasonable. iCap Vault 1, LLC was formed by iCap Vault, LLC which adopted the Operating Agreement of iCap Vault 1, LLC which elected the Manager. Vault Holding 1, LLC was formed by iCap Vault 1, LLC which adopted the Operating Agreement of Vault Holding 1, LLC which also elected the Manager. The Manager and its affiliates have the exclusive right and power to manage and operate our Company.

The following summarizes some of the key provisions of the Operating Agreements. This summary is qualified in its entirety by the Operating Agreements themselves, which are included as Exhibits 3.3 and 3.5 of the registration statement of which this prospectus is a part.

Operating Agreements

Services to be Provided

Pursuant to the terms and conditions of the Operating Agreements, the Manager will provide us, through itself directly or through its affiliates, with the following services to the Company:

(i)	entity-level services for the Company, including:

(A)	evaluation and acquisitions of investments;
(B)	oversight and management of banking activities;
(C)	management of preparation and filing of Securities and Exchange Commission and other corporate filings;
(D)	financial, accounting and bookkeeping services, including retention of an auditor for the Company;
(E)	record keeping, shareholder or Noteholder registrar and regulatory compliance, including Indenture Trustee, Collateral Agent, and Paying Agent services;
(F)	tax reporting services;
(G)	bill payment;
(H)	selecting and negotiating insurance coverage for the Company and its subsidiaries, which may include operational errors and omissions coverage and managers’ and officers’ coverage;
(I)	maintain the Company’s membership and Unit ledger and coordinating activities of the Company’s related parties;
(J)	software and technology services; and

(ii)	transactional, extraordinary or non-routine services, including:

(A)	legal and professional transactional services;
(B)	negotiation of terms of potential acquisition and sale of assets and the execution of documents related thereto;
(C)	obtaining appraisals and statements of condition in connection with a sale transaction relating to the assets of the Company;
(D)	other transaction-related services, including management of costs, payments and expenditures relating to the assets of the Company or the Company;
(E)	administrative services in connection with liquidation or winding up of the Company;
(F)	managing litigation, judicial proceedings or arbitration, including the defense and or settlement of any claims;
(G)	other non-routine or extraordinary services; and
(H)	additional services as contemplated in the Operating Agreements

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Third Parties and Exclusivity

Pursuant to the Operating Agreements, the Manager may to the extent it determines that it would be advisable, arrange for and coordinate the services of other professionals, experts and consultants to provide any or all of the services under the Operating Agreements in which case, the costs and expenses of such third parties for providing such services shall be borne by the Company with it being understood that the Manager shall not charge any fees in addition thereto with respect to such outsourced services but the Manager shall be entitled to reimbursement for third party costs incurred in connection with such services.

The obligations of the Manager to us are not exclusive. The Manager may, in its discretion, render the same or similar services as rendered to us to any person or persons whose business may be in direct or indirect competition with us.

Compensation of the Manager and Reimbursement

In return for the provision of the services by the Manager to iCap Vault 1, LLC and Vault Holding 1, LLC and for the other actions of the Manager under the Operating Agreements, iCap Vault 1, LLC will pay iCap Vault Management, LLC an annual management fee (“Management Fee”) equal to (i) 1.30% of the outstanding aggregate principal balances of these registered Notes and (ii) 1.00% of the outstanding aggregate principal balance of the privately placed Secured Demand Notes offered pursuant to that certain Private Placement Memorandum of the Company dated October 1, 2018 (“Private Placement Notes”). The Management Fee will be paid in arrears on the last day of each calendar quarter and will be calculated on the average daily outstanding principal balances of the Notes and Private Placement Notes during the applicable quarter.

Prior to January 1, 2020, certain expenses of the Company’s affiliated entities were allocated to the Company. These allocations were based on several factors including size of notes payable, number of individual investors, and term of operations with an allocation period. Effective January 1, 2020, management decided to increase the Management Fee from 1.00% to 1.30% of outstanding aggregate principal balances of the Notes in lieu of allocating expenses from affiliated entities to the Company. Therefore, when the Company issues these registered Notes, the management fee paid by the Company shall be 1.30% of outstanding aggregate principal balances of the Notes. The management fee of 1.00% of the outstanding aggregate principal balance of the Private Placement Notes will remain the same. The Manager or an affiliate of the Manager may elect to pay any Company expenses, in which event the Company will reimburse such party for those out-of-pocket costs. The amount of reimbursable cost incurred to date is approximately $392,000. Additionally, in the event any personnel of the Manager or its affiliates perform any professional service for the Company, the Company shall pay the Manager or such affiliate(s) for such services at rates that are no higher than is standard in the market.

The Manager may charge the Company or any of its subsidiaries an underwriting fee to cover the costs of due diligence and underwriting involved in closing a real estate purchase or disposition. The underwriting fee will be paid at the time of purchase or disposition, will be non-refundable, and is expected to generally be less than $10,000 per transaction. Additionally, in the event the Company or the Manager acquires or becomes an affiliate of a real estate brokerage company, the Company may pay customary brokerage fees to such entity for the acquisition or disposition of the Company’s assets.

If the Manager, or an affiliate of the Manager or the Company, guarantees, whether personally or otherwise, a loan, bond or other obligation, including an indemnification agreement, of the Company or any of its subsidiaries, such guarantor will be entitled to receive from the benefiting entity an annual fee equal to 1% of the total amount of the credit facility, bond amount, or other obligation subject to the guarantee.

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Appointment of Officers

At any time, the Manager may appoint and replace individuals as officers or agents of the Company (“Officers”) with such titles as the Manager may elect to act on behalf of the Company with such power and authority as the Manager may delegate to such persons. Any number of offices may be held by the same person. Officers shall hold their offices for such terms as shall be determined from time to time by the Manager. Unless otherwise determined and set forth by the Manager and subject to the policies and procedures of the Company applicable to Officers and employees, each Officer shall have the powers, rights and obligations as are customarily held and exercised by other persons in similar positions in limited liability companies organized under the Delaware Act. The Officers shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the Manager. The Officers may also be officers or employees of other Persons. The Officers, to the extent of their powers set forth in the Operating Agreements or otherwise vested in them by action of the Manager not inconsistent with the Operating Agreements, are agents of the Company for the purpose of the Company’s business and the actions of the Officers taken in accordance with such powers shall bind the Company.

Indemnification

Subject to certain limitations, our Operating Agreements provides that we have the power to indemnify certain persons, as follows:

Our Operating Agreements provide that we shall indemnify any person who was or is a party to or witness in or is threatened to be made a party to or witness in any threatened, pending or completed lawsuit, claim or proceeding (each a “Proceeding”) (whether or not by or in our right) by reason of the fact that the person is or was the Manager, against expenses (including attorneys’ fees, accountants fees, and expenses of investigation), judgments, fines and amounts paid in settlement incurred by such person, provided that all of the following conditions are met:

●	The Manager has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;
●	the person was acting on our behalf of or performing services for us;
●	such liability or loss was not the result of negligence or misconduct by the person seeking indemnification; and
●	such indemnification shall be recoverable only out of our assets and not from Members.

The Manager or any person acting as broker-dealer will not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws associated with an offer and sale of securities unless one of the following conditions are met as to the person seeking indemnification:

●	there has been a successful adjudication on the merits of each count involving alleged securities law violations;
●	such claims have been dismissed with prejudice by a court of competent jurisdiction; or
●	a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made after such court has been advised of the position of the Securities and Exchange Commission and of any state securities regulatory authority in which securities were offered or sold.

We will advance expenses to any current or former Manager (or its affiliates) at such times and in such amounts as shall be requested by such person provided that the Proceeding relates to the performance of duties or services on our behalf, the Proceeding was initiated by a person who is not a Member or the advancement of expenses is specifically approved by a court of competent jurisdiction, and the person receiving the advance undertakes to repay the funds advanced if it is ultimately determined that such person is not entitled to indemnification.

We have the power to indemnify any person other than the Manager or its affiliates who was or is a party to or witness in or is threatened to be made a party to or witness in any threatened, pending or completed Proceeding (whether or not by or in our right) by reason of the fact that the person is or was an officer or employee or agent of us, or is or was serving at our request as a manager, director, officer, trustee, receiver, general partner, employee, agent of or in a similar capacity for another person, against expenses (including attorneys’ fees, accountants fees, and expenses of investigation), judgments, fines and amounts paid in settlement incurred by the person in connection with such Proceeding, upon the determination by the Manager that indemnification is appropriate and subject to such terms and conditions or undertakings as the Manager in its discretion shall impose. We may advance expenses to any such person (other than the Manager or its affiliates) at such times and in such amounts as shall be requested by such person and approved by the Manager in its discretion provided that:

●	the Proceeding relates to the performance of duties or services on our behalf;
●	the Proceeding was initiated by a person who is not a Member or the advancement of expenses is specifically approved by a court of competent jurisdiction, and
●	the person receiving the advance undertakes to repay the funds advanced if it is ultimately determined that such person is not entitled to indemnification.

If a person has been successful on the merits or otherwise as a party to any Proceeding, or with respect to any claim, issue or matter therein (to the extent that a portion of the expenses can be reasonably allocated thereto), the person will be indemnified against expenses actually and reasonably incurred by the person in connection with the Proceeding. We may purchase and maintain directors’ and officers’ liability insurance or errors and omissions insurance or similar insurance on behalf of any person, except that we may not incur costs for liability insurance for any liability as to which indemnification by us is prohibited.

Amendment of Operating Agreements

The Operating Agreements may be amended or modified from time to time only by a written instrument adopted by the Manager and executed and agreed to by the Members holding a majority of the units entitled to vote. The Operating Agreements may be amended by the Managers without the consent of the Members: (i) to evidence the joinder of a new Member of the Company; (ii) in connection with the transfer of membership interests by members; (iii) as otherwise required to reflect capital contributions, distributions and similar actions.

Executive Officers and Members of the Board of Managers

As of the date of this prospectus, the executive officers and members of the Board of Managers of the Manager and their positions and offices are as follows:

Name	Age	Position
Chris Christensen	44	Chief Executive Officer and a manager of iCap Vault 1, LLC and Vault Holding 1, LLC; Board Member of Manager

Jim Christensen	35	Chief Operating Officer and a manager of iCap Vault 1, LLC and Vault Holding 1, LLC; Board Member of Manager

Jonathan Siegel	50	Chief Financial Officer and a manager of iCap Vault 1, LLC and Vault Holding 1, LLC; Board Member of Manager

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Chris Christensen. Mr. Christensen has served as the Chief Executive Officer and a manager of iCap Vault 1, LLC and Vault Holding 1, LLC since July 30, 2018 and April 28, 2020, respectively, and Chief Executive Officer and Board Member of the Manager since November, 2018. Since 2011, he has served as the Chief Executive Officer of iCap Enterprises, Inc. From August 2007 to August 2011, Mr. Christensen served as President of Altius Development, Inc., the predecessor to iCap Enterprises, Inc. Mr. Christensen brings knowledge and experience in the legal, finance and real estate industries, where he previously served as a licensed attorney. His experience in financial structuring, legal compliance, and fund management will help the Company achieve its goals of providing a reliable investment experience for its investors. He is a graduate of the University of Utah with a B.S. in Economics in May 2001, Seattle University School of Law with a J.D. in May 2004, and Seattle University Albers School of Business and Economics with a Master of International Business degree in November 2005. Mr. Christensen was joined as a party to a civil lawsuit initiated in July 2014 claiming Breach of Contract, in which he won on all claims against him, the claims were dismissed, and he was awarded attorney’s fees. Chris Christensen is the brother of Jim Christensen. Mr. Christensen does not hold, and has not previously held, any directorships in any reporting companies.

Jim Christensen. Mr. Christensen has served as the Chief Operating Officer and a manager of iCap Vault 1, LLC and Vault Holding 1, LLC since July 30, 2018 and April 28, 2020, respectively, and Chief Operating Officer and Board Member of the Manager since November, 2018. Since 2011, Mr. Christensen has also served as the Chief Operating Officer of iCap Enterprises, Inc. He assists the Chief Executive Officer with the day-to-day operations of iCap Enterprises, Inc. and its investment funds, including overseeing investment underwriting, project and construction management, project financing, and processes related to acquisition and disposition of Portfolio Investments. Since 2011, Mr. Christensen managed all aspects of construction, development, finance and risk control of multifamily and single family residential and commercial real estate projects throughout Washington State for iCap Enterprises, Inc. and Edge Construction, LLC. He has experience dealing with jurisdictional issues relating to site development and vertical construction, as well as budget preparation, project underwriting and legal structuring. Mr. Christensen holds a Master of Business Administration degree and a Bachelor of Arts degree in Economics from the University of Washington. Jim Christensen is the brother of Chris Christensen. Mr. Christensen does not hold, and has not previously held, any directorships in any reporting companies.

Jonathan Siegel. Mr. Siegel has served as the Chief Financial Officer and a manager of iCap Vault 1, LLC and Vault Holding 1, LLC since October 2019 and April 24, 2020, respectively, and Chief Financial Officer and Board Member of the Manager since October 2019. Mr. Siegel has also worked at iCap Enterprises, Inc. since October 2019 where he serves as Chief Financial Officer. From January 2013 to July 2018, he worked at LabConnect Holdings, Inc. and LabConnect, LLC where he served as Chief Financial Officer. From June 2008 to December 2012, Mr. Siegel worked at Emmet Consulting where he served as Principal, providing C-level consulting on operational, financial and economic issues. Mr. Siegel brings knowledge and experience in the financial services, professional services, and corporate governance aspects of companies. His experience in the management of financial processes and controls at rapidly growing companies will help iCap Vault 1, LLC with regard to sustainable growth, efficient processes and client security. Mr. Siegel is a graduate of the University of Chicago with an MBA in Finance and Strategy in 1998 and a BA in Economics in 1991. Mr. Siegel does not hold, and has not previously held, any directorships in any reporting companies.

Trace (“TD”) Croshaw. Prior to Jonathan Siegel joining the Company, Trace (“TD”) Croshaw served as the Controller, Chief Financial Officer and a manager of iCap Vault 1, LLC from July 30, 2018 through August, 2019. He is a licensed CPA. Prior to joining iCap, Mr. Croshaw had 15 years of experience as an audit manager at an accounting firm performing financial audits for businesses. He holds a Bachelor of Arts degree in Accounting from the University of Utah, and a Master of Business Administration degree from the University of Phoenix, and he is a member of the AICPA. Mr. Croshaw does not hold, and has not previously held, any directorships in any reporting companies.

Limited Liability and Indemnification of the Manager and Others

Subject to certain limitations, our Operating Agreements provides that we have the power to indemnify certain persons, as follows:

Our Operating Agreements provide that we shall indemnify any person who was or is a party to or witness in or is threatened to be made a party to or witness in any threatened, pending or completed lawsuit, claim or proceeding (each a “Proceeding”) (whether or not by or in our right) by reason of the fact that the person is or was the Manager, against expenses (including attorneys’ fees, accountants fees, and expenses of investigation), judgments, fines and amounts paid in settlement incurred by such person, provided that all of the following conditions are met:

●	The Manager has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest;
●	the person was acting on our behalf of or performing services for us;
●	such liability or loss was not the result of negligence or misconduct by the person seeking indemnification; and
●	such indemnification shall be recoverable only out of our assets and not from Members.

The Manager or any person acting as broker-dealer will not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws associated with an offer and sale of securities unless one of the following conditions are met as to the person seeking indemnification:

●	there has been a successful adjudication on the merits of each count involving alleged securities law violations;
●	such claims have been dismissed with prejudice by a court of competent jurisdiction; or
●	a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made after such court has been advised of the position of the Securities and Exchange Commission and of any state securities regulatory authority in which securities were offered or sold.

We will advance expenses to any current or former Manager (or its affiliates) at such times and in such amounts as shall be requested by such person provided that the Proceeding relates to the performance of duties or services on our behalf, the Proceeding was initiated by a person who is not a Member or the advancement of expenses is specifically approved by a court of competent jurisdiction, and the person receiving the advance undertakes to repay the funds advanced if it is ultimately determined that such person is not entitled to indemnification.

We have the power to indemnify any person other than the Manager or its affiliates who was or is a party to or witness in or is threatened to be made a party to or witness in any threatened, pending or completed Proceeding (whether or not by or in our right) by reason of the fact that the person is or was an officer or employee or agent of us, or is or was serving at our request as a manager, director, officer, trustee, receiver, general partner, employee, agent of or in a similar capacity for another person, against expenses (including attorneys’ fees, accountants fees, and expenses of investigation), judgments, fines and amounts paid in settlement incurred by the person in connection with such Proceeding, upon the determination by the Manager that indemnification is appropriate and subject to such terms and conditions or undertakings as the Manager in its discretion shall impose. We may advance expenses to any such person (other than the Manager or its affiliates) at such times and in such amounts as shall be requested by such person and approved by the Manager in its discretion provided that:

●	the Proceeding relates to the performance of duties or services on our behalf;
●	the Proceeding was initiated by a person who is not a Member or the advancement of expenses is specifically approved by a court of competent jurisdiction, and
●	the person receiving the advance undertakes to repay the funds advanced if it is ultimately determined that such person is not entitled to indemnification.

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Insofar as the foregoing provisions permit indemnification of board members, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC and state securities regulators, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term and Removal of the Manager

Our Operating Agreements provides that the Manager will serve as our manager, but that the Manager may be removed or replaced by a vote of the members holding a majority of the units.

In the event of the removal of the Manager, the Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function.

Involvement in Certain Legal Proceedings

No executive officer of the Manager, member of the board of managers of the Manager, or significant employee or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

MANAGEMENT COMPENSATION

The Manager, and its affiliates will receive certain fees and expense reimbursements for services relating to this offering and the acquisition, maintenance and sale of real estate constituting the Portfolio Investments. The items of compensation are summarized below. Neither the Manager nor their affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Notes.

The following table sets forth the form of compensation and the recipient of such compensation together with the determination of the amount and the estimated amount.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
Annual Fund Management fee paid to our Manager	In return for the provision of the services by Manager and for the other actions of the Manager under the Operating Agreements, the Company will pay the Manager an annual management fee.	Annual management fee (“Management Fee”) equal to (i) 1.30% of the outstanding aggregate principal balances of these registered Notes and (ii) 1.00% of the outstanding aggregate principal balance of the privately placed Secured Demand Notes offered pursuant to that certain Private Placement Memorandum of the Company dated October 1, 2018 (“Private Placement Notes”). The Management Fee will be paid in arrears on the last day of each calendar quarter and will be calculated on the average daily outstanding principal balances of the Notes and Private Placement Notes during the applicable quarter.
Underwriting Fees paid to our Manager	The Manager may charge the Company or any of its subsidiaries an underwriting fee to cover the costs of due diligence and underwriting involved in closing a real estate purchase or disposition. The underwriting fee will be paid at the time of purchase or disposition and will be non-refundable.	Actual amounts are dependent upon the costs of due diligence and underwriting involved in closing a real estate purchase or disposition and we cannot determine these amounts at the present time.
Guarantor Fee paid to any guarantor of debt or other obligations	If the Manager, or an affiliate of the Manager or the Company, guarantees or provides indemnification, whether personally or otherwise, on a loan, bond or other obligation of the Company or any of its subsidiaries, such guarantor will be entitled to receive from the benefiting entity an annual fee equal to 1% of the total amount of the credit facility, bond amount, indemnification contract or other obligation subject to the guarantee.	Annual fee equal to 1% of the total amount of the credit facility, bond amount, indemnification contract, or other obligation subject to the guarantee.

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Reimbursement of Expenses paid to our Manager	The Manager may elect to pay any of the Company expenses, in which event the Company will reimburse the Manager for those out-of-pocket costs.	Actual amounts are dependent upon the amount and timing of payments received and we cannot determine these amounts at the present time.

Compensation of Executive Officers of Manager

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of the executive officers of the Manager receive compensation for his or her services, including services performed for us on behalf of the Manager, from iCap Enterprises. As executive officers of the Manager, these individuals will serve to manage our day-to-day affairs and acquire, maintain, promote and sell the assets constituting the Portfolio Investments. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager’s Board of Managers

We do not compensate anyone on the Board of Managers of the Manager.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are subject to various conflicts of interest arising out of our relationship with our Manager and its affiliates. These conflicts are discussed below and this section is concluded with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

In addition to the compensation arrangements discussed in the section titled “Management Compensation,” the following is a description of each transaction since July 30, 2018 (our inception) and each currently proposed transaction in which:

●	We have been or will be a participant;

●	The amount involved exceeds one percent of our total assets; and

●	In which our Manager, any of the Manager’s executive officers, or members of the Manager’s board of managers, any of the related iCap entities or their applicable beneficial owners, or beneficial owners of more than 5% of the membership interests or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Funding of iCap

Chris Christensen, is the individual responsible for funding iCap Enterprises and is also able to control the activities of all of the iCap Enterprises entities as well as our Company. Mr. Christensen is also the Chief Executive Officer and a manager of iCap Vault 1, LLC and Vault Holding 1, LLC and a member of the Board of Managers of our Manager. He owns a majority interest in the entities that control iCap Vault 1, LLC and Vault Holding 1, LLC and has the ability to select or replace members of the Board of Managers of our Manager, as well as any officers of iCap Vault 1, LLC and Vault Holding 1, LLC and our Manager.

Operating Agreement and Fees Paid to Affiliates

In return for the provision of the services by Manager and for the other actions of the Manager under the Operating Agreements, the Company will pay the Manager an aggregate annual management fee equal to (i) 1.30% of the outstanding aggregate principal balances of these registered Notes and (ii) 1.00% of the outstanding aggregate principal balance of the privately placed Secured Demand Notes offered pursuant to that certain Private Placement Memorandum of the Company dated October 1, 2018 (“Private Placement Notes”). The Management Fee will be paid in arrears on the last day of each calendar quarter and will be calculated on the average daily outstanding principal balances of the Notes and Private Placement Notes during the applicable quarter.

Prior to January 1, 2020, certain expenses of the Company’s affiliated entities were allocated to the Company. These allocations were based on several factors including size of notes payable, number of individual investors, and term of operations with an allocation period. Effective January 1, 2020, management decided to increase the Management Fee from 1.00% to 1.30% of outstanding aggregate principal balances of the Notes in lieu of allocating expenses from affiliated entities to the Company. Therefore, when the Company issues these registered Notes, the management fee paid by the Company shall be 1.30% of outstanding aggregate principal balances of the Notes. The management fee of 1.00% of the outstanding aggregate principal balance of the Private Placement Notes will remain the same. The Manager or an affiliate of the Manager may elect to pay any Company expenses, in which event the Company will reimburse such party for those out-of-pocket costs. The amount of reimbursable cost incurred to date is approximately $392,000.

The Manager may charge iCap Vault 1, LLC, Vault Holding 1, LLC or any of their subsidiaries an underwriting fee to cover the costs of due diligence and underwriting involved in closing a real estate purchase or disposition. The underwriting fee will be paid at the time of purchase or disposition and will be non-refundable. Additionally, in the event iCap Vault 1, LLC, Vault Holding 1, LLC or the Manager acquires or becomes an affiliate of a real estate brokerage company, iCap Vault 1, LLC and Vault Holding 1, LLC may pay customary brokerage fees to such entity for the acquisition or disposition of iCap Vault 1, LLC’s and Vault Holding 1, LLC’s assets.

If the Manager, or an affiliate of the Manager, iCap Vault 1, LLC and Vault Holding 1, LLC, guarantees, whether personally or otherwise, a loan, bond or other obligation, including an indemnification agreement, of iCap Vault 1, LLC, Vault Holding 1, LLC or any of their subsidiaries, such guarantor will be entitled to receive from the benefiting entity an annual fee equal to 1% of the total amount of the credit facility, bond amount, or other obligation subject to the guarantee.

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Beneficial Owner of Affiliated Entities

Chris Christensen is the indirect beneficial owner of all of the iCap Enterprises affiliated entities. Mr. Christensen is the individual responsible for funding iCap Enterprises and is also able to control the activities of all of the iCap Enterprises entities as well as iCap Vault 1, LLC, Vault Holding 1, LLC and the Manager. Mr. Christensen could have conflicts with his personal real estate investments and the collection of real estate constituting Portfolio Investments, or Mr. Christensen could simply stop funding iCap Enterprises and cause it to cease to exist.

Our Affiliates’ Interests in Other iCap Entities

General

The officers and board members of the Manager and the key professionals of iCap Enterprises who perform services for us on behalf of the Manager are also officers, board members, managers, and/or key professionals of iCap Enterprises and other iCap Enterprises entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of iCap Enterprises may organize other real estate acquisition programs and acquire for their own account real estate. In addition, iCap Enterprises may grant equity interests in the Manager, iCap Enterprises, or any of the iCap Enterprises subsidiaries to certain management personnel performing services.

Allocation of Our Affiliates’ Time

We rely on iCap Enterprises and its key professionals who act on behalf of the Manager, including Chris Christensen, Jim Christensen, and Jonathan Siegel for the day-to-day operations of our business. Messrs. Chris Christensen, Jim Christensen and Jonathan Siegel are also the Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer of the Manager, respectively, and are officers of the other iCap Enterprises entities. As a result of their interests in other iCap Enterprises entities, their obligations to other investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among us, the Manager and other iCap Enterprises entities and other business activities in which they are involved. However, we believe that they will devote adequate time to the Company. We also believe that the Manager and its affiliates have sufficient professionals to fully discharge their responsibilities to the iCap Enterprises entities for which they work.

Investments with Affiliate Entities

When assembling our Portfolio Investments, we will from time to time enter into transactions with affiliates of the Manager. These transactions may include the purchase of real estate owned by an affiliate, the sale of real estate to an affiliate, a loan to an entity owned or controlled by an affiliate including an existing fund entity, the use of affiliate owned property as collateral or security for a financial instrument of an affiliate, the use of one or more Portfolio Investment properties as collateral for an obligation of, or an obligation that benefits, an affiliate, the guaranty by Vault Holding 1, LLC of a loan or other obligation involving an affiliate, the purchase, restructure, or other payoff of notes or other securities owned by creditors of an affiliate, payment for services performed by affiliates, and loans to affiliate fund entities that invest in real estate strategies. Although each of these potential transactions is subject to audits and reporting, investors should understand that the transactions will not necessarily be executed at arms-length, may be on terms less favorable than market conditions would otherwise allow, and may cause the Company to lose money.

Duties Owed by Some of Our Affiliates to the Manager and the Manager’s Affiliates

The Manager’s officers and members of its board of managers and the key professionals of iCap Enterprises performing services on behalf of the Manager are also officers, board members, managers and/or key professionals of:

●	iCap Enterprises, Inc., which is the sole member of iCap Vault, LLC and iCap Equity, LLC;

●	iCap Equity, LLC;

●	iCap Vault Management, LLC, which is our Manager;

●	iCap Vault, LLC, which is the sole member of the Company; and

●	Vault Holding 1, LLC, which will hold many of our assets.

As a result, they owe duties to each of these entities, their equity holders, members and limited partners. These duties may from time to time conflict with the duties that they owe to us.

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Certain Conflict Resolution Measures

Other Operating Agreement Provisions Relating to Conflicts of Interest

Our Operating Agreements contains other restrictions relating to conflicts of interest including the following:

Term of the Manager. Our Operating Agreements provides that the Manager will serve as our manager, but that the Manager may be removed or replaced by a vote of the members holding a majority of the units.

Other Related Party Transactions

As of June 30, 2020 and December 31, 2019, the Company holds related party receivables of $191 and $7,248, respectively, related to payments of expenses made on behalf of affiliated entities. These receivables are non-interest bearing and are due on the Company’s demand of payment.

In consideration for the Manager’s services in managing the investments of the Company, the Company pays to the Manager an annual management fee equal to 1.00% of the outstanding aggregate principal balances of the private placement secured demand notes. The management fee is paid in arrears on the last day of each calendar quarter and is calculated on the average daily outstanding principal balances of the private placement secured demand notes during the applicable quarter. There were $5,282 and $4,875 in management fees incurred during the six months ended June 30, 2020 and June 30, 2019, respectively, which are included in management fee expense-related party on the unaudited condensed consolidated statements of operations. There were $23,326 and $420 in management fees incurred during the year ended December 31, 2019 and for the period from July 30, 2018 (inception) to December 31, 2018, respectively, which are included in management fee expense-related party on the consolidated statements of operations.

Certain expenses of the Company’s affiliated entities were allocated to the Company. The affiliated entities include iCap Equity, LLC and iCap PNW Management LLC. These allocations were based on several factors including size of notes payable, number of individual investors, and term of operations with an allocation period. Effective January 1, 2020 management has decided to stop allocating expenses from affiliated entities to the Company and there were no expenses allocated for the six months ended June 30, 2020. Instead, when the Company issues publicly registered demand notes, the management fee paid by the Company shall increase to 1.30% of outstanding publicly registered demand notes. Management fees on the private placement notes will remain at 1.00%. For the six month period ended June 30, 2019 affiliated entities allocated expenses were $34,869 which are included in general and administrative expenses on the unaudited condensed consolidated statements of operations. Allocated expenses for the year ended December 31, 2019 and for the period from July 30, 2018 (inception) to December 31, 2018 were $71,958 and $206,925, respectively, which are included in general and administrative expenses on the consolidated statements of operations.

Additionally, certain expenses of the Company were paid directly by iCap Equity, LLC and iCap PNW Management LLC. Direct expenses paid by the affiliated entities totaled $10,652 and $11,188 for the six-month periods ended June 30, 2020 and June 30, 2019, respectively, which are included in general and administrative expenses on the unaudited condensed consolidated statements of operations. Direct expenses paid by the affiliated entities totaled $25,125 and $77,473 during the year ended December 31, 2019 and for the period from July 30, 2018 (inception) to December 31, 2018, respectively, which are included in general and administrative expenses on the consolidated statements of operations.

Amounts due to affiliated entities, inclusive of allocated expenses, direct expenses paid by affiliated entities, and management fees accrued, are included in the related party payables of $421,161 and $405,227 on the unaudited condensed consolidated balance sheets at June 30, 2020 and December 31, 2019, respectively. These payables are non-interest bearing and due on the affiliated companies’ demand of payment. At June 30, 2020 there exists a concentration of payables to related parties of approximately 80% of the Company’s payables and accrued expenses compared to approximately 93% at December 31, 2019.

As of June 30, 2020, a private placement secured demand note of $1,040 payable to the CEO, related to a note purchase of $1,000 made on August 8, 2018, is included in related party private placement secured demand notes on the unaudited condensed consolidated balance sheet. As of December 31, 2019, this note totaled $1,028. In addition, as of June 30, 2020, a private placement secured demand note of $866 is payable to the Director of Capital Markets, related to a note purchase of $1,000 made on August 20, 2019, which is included in related party private placement secured demand notes on the accompanying unaudited condensed consolidated balance sheet. As of December 31, 2019, this note totaled $857.

Additionally, other non-key management employees of affiliated entities held $20,599 and $130,971 of private placement secured demand notes, which are included in the private placement secured demand notes on the unaudited condensed consolidated balance sheets as of June 30, 2020 and December 31, 2019, respectively.

Subsequent to June 30, 2020, there has been no investment or redemption activity related to the private placement secured demand notes held by the CEO or the Director of Capital Markets. During such subsequent period, non-key management employees purchased an additional $33,600 private placement secured demand notes and redeemed $50,000 of private placement secured demand notes.

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PRIOR PERFORMANCE

The information presented in this section represents the historical experience of real estate programs managed by iCap Enterprises, and its affiliates. The following summary is qualified in its entirety by reference to the prior performance tables, which can be found in Appendix A of this prospectus.

iCap Enterprises’ previous programs were conducted through private entities not subject to similar up-front commissions, fees and expenses associated with this offering or all of the laws and regulations governing the Company. Investors in the Company should not assume that the prior performance of iCap Enterprises or its affiliates or programs will be indicative of the Company’s future performance. Please see “Risk Factors—General Risks Related to Our Business— We are different in some respects from other programs sponsored by iCap Enterprises, and therefore the past performance of such programs may not be indicative of our future results. In addition, iCap Enterprises has limited experience in acquiring and operating certain types of real estate investments that we may acquire.”

Prior Programs

The information presented in this section and in the Prior Performance Tables attached to this prospectus provides relevant summary information on the historical experience of the real estate programs managed over the last ten years by our sponsor, iCap Enterprises, including certain officers and directors of iCap Enterprises. iCap Enterprises has sponsored nine prior programs, which have all been private programs (as opposed to public programs) and which we will refer to herein as the “Prior Programs.” The prior performance of the Prior Programs previously sponsored by iCap Enterprises is not necessarily indicative of the results that we will achieve in this program. For example, the Prior Programs were privately offered and did not bear a fee structure similar to ours, or the additional costs associated with being a publicly registered entity. Additionally, only one of the Prior Programs has investment objectives that are similar to this program, and the remaining Prior Programs do not have similar investment objectives. Therefore, you should not assume that we will experience returns comparable to those experienced by us in the Prior Programs sponsored by iCap Enterprises.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by iCap Enterprises. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the “Certain Relationships and Related Transactions” section of this prospectus for additional information.

The Prior Performance Tables set forth information as of the dates indicated regarding certain of the Prior Programs, including (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor and its affiliates (Table II); and (3) annual operating results of prior real estate programs (Table III). None of the Prior Programs sponsored by iCap Enterprises are required to be disclosed in Tables IV, V or VI for the following reasons. Table IV is only applicable if the sponsor has had programs that have completed operations in the most recent five years. None of the Prior Programs sponsored by iCap Enterprises have completed their operations in the most recent five years. Tables V and VI are only applicable to programs with similar investment objectives that have disposed or acquired, respectively, properties in the most recent three years. None of the Prior Programs sponsored by iCap Enterprises with similar investment objectives to the Company have disposed or acquired, respectively, properties in the most recent three years. The purpose of this prior performance information is to enable you to evaluate accurately the experience of the management of our sponsor, Manager and their affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the Prior Programs and to disclose any material adverse business developments sustained by them. During the period January 1, 2010 to December 31, 2019, only one of the nine prior programs (approximately 11.11% based on the number of programs) had investment objectives similar to those of this program, and that program has not yet made any real estate investments.

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Summary Information

Capital Raising

The total amount of funds raised from investors in the Prior Programs during the 10 years ended December 31, 2019 was approximately $142,825,800. There were approximately 1,290 investors in the Prior Programs. Please see “Appendix A—Prior Performance Tables—Table I” and “Appendix A—Prior Performance Tables—Table II” for more detailed information about iCap Enterprises’ experience in raising and investing funds for Prior Programs during the three year period ended December 31, 2019 and the compensation paid to iCap Enterprises and its affiliates as the sponsor and manager of these Prior Programs.

Investments

During the period from January 1, 2010 to December 31, 2019, the Prior Programs invested in 70 properties located in 3 states. All properties were located in the states of Washington and Oregon, with the exception of one property located in Alaska. Investments in the properties were structured in three ways: (1) direct ownership of the real estate through a wholly owned LLC, (2) shared ownership with a builder or developer; the Company held its interest either through co-investment or a single fund.

Of all the properties, 9 were wholly owned by one or more funds affiliated with iCap Enterprises and 61 involved a partnership with a third-party builder or developer. Each property was in some phase of land development or construction.

During the 10 years ended December 31, 2019, the aggregate amount of cash invested into the real estate of the Prior Programs was approximately $109,117,000. The following table gives a breakdown of the aggregate real estate investments made by the Prior Programs, categorized by purchase price of the underlying type of property, which is based on the cash investment made the Prior Programs into the properties,1 as of December 31, 2019:

Type of Property	Existing	Construction	Total
Office	0.0%	0.0%	0.0%
Mixed-use	0.0%	11.5%	11.5%
Retail	0.0%	1.3%	1.3%
Residential	0.0%	77.1%	77.1%
Industrial, Hospitality, Parking Garage and Land	0.0%	10.1%	10.1%

Total	0.0%	100.0%	100.0%

1 Many of the investments made by Prior Programs occurred after the property had been purchased by a third party builder or developer; therefore, the percentages indicated in the following table are based on the actual cash investments made by the Prior Programs into such properties.

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During the 10 years ended December 31, 2019, approximately 70 properties underlie the investments made by the Prior Programs. Of these properties, 59 properties or approximately 84.3% in terms of number and approximately $87.3 million or 80% in terms of cost were located in the state of Washington; 10 properties or approximately 14.3% in terms of number and approximately $20.9 million or 19.1% in terms of cost were located in Oregon; and 1 property or 1.4% in terms of number and approximately $954,000 or 0.9% in terms of cost were located in Alaska. The table below gives further details about the properties acquired or developed by the Prior Programs during the 10 years ended December 31, 2019.

	Properties Underlying the Investments Made
Location	Number	Cost
		(In thousands)
United States:
East Region	0	$0
Southwest Region	0	$0
Midwest Region	0	$0
West Region	70	$109,117
Southeast Region	0	$0

TOTAL	70	$109,117

There were no investments made by Prior Programs with investment objectives similar to our program. Investments in 70 properties were made by Prior Programs with investment objectives that were not similar to ours during the three-year period ended December 31, 2019. The aggregate purchase price of these properties totaled approximately $109.1 million.2

Generally, properties were financed with a combination of mortgage financing obtained by third party builders and developers, usually in the form of construction loans, and cash equity provided by the Prior Programs and the third party builders and developers.

Sales and Dispositions

Approximately 58 properties have been disposed of by the Prior Programs during the 10 years ended December 31, 2019. The aggregate sales price of such underlying properties was approximately $346.7 million, and the aggregate original cost was approximately $308.3 million. The aggregate cash investment amount made into such underlying properties was approximately $78,263,718 and the aggregate net return was $85,497,613.

As of December 31, 2019, the Prior Programs had sold 58 properties, or 83% of the total 70 properties held, of which 4 properties were sold to iCap Pacific Northwest Opportunity and Income Fund, LLC, 4 properties were sold to iCap Northwest Opportunity Fund, LLC, 1 property was sold to iCap Pacific Income Fund 4, LLC and 49 properties were sold to unrelated third parties. The aggregate sales price of such properties was approximately $346.7 million.

2 See footnote 1.

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Please see “Appendix A—Prior Performance Table III” for information about the operating results of iCap Enterprises’ prior programs with investment objectives similar to ours, the offerings of which closed in the five years ended December 31, 2019.

Investment Objectives

Approximately 7.42% of the aggregate funds raised from investors in all of the Prior Programs were invested in Prior Programs with investment objectives similar to ours. There were no real estate investments made by this single Prior Program with investment objectives similar to ours. Generally, we consider those Prior Programs that invest in real estate properties that are existing and not under construction or development to have investment objectives similar to ours.

Prior Program Summary

During the period from January 1, 2010 to December 31, 2019, iCap Enterprises sponsored nine privately offered programs, all of which were debt offerings. Only one Prior Program had investment objectives similar to this offering, and that program had not yet invested in any real estate as of December 31, 2019. The other eight Prior Programs did not have investment objectives similar to this program. As of December 31, 2019, all of the privately offered Prior Programs have raised approximately $142,825,800 from approximately 1,290 investors.

In recent years, most global markets have experienced a deterioration of economic conditions from extreme market fluctuations and the recent COVID-19 pandemic, leading to a reduction of liquidity in the financial markets. These conditions have impacted the residential and commercial real estate industries by way of reduced equity capital and debt financing as well as the weakening of real estate fundamentals such as tenant demand, occupancies, leasing velocity and rental rates, the result of which is generally reduced projected cash flow and lower values. Some of the Prior Programs described below are in their investment and/or operational phase and have been impacted by these adverse market conditions, as well as by other conditions such as labor shortages, increases in materials costs, time delays from jurisdictional approvals and lack of trade availability, all of which may cause them to alter their investment strategy or generate returns lower than expected or ultimately incur losses. In addition, we expect that the public program and certain of the private programs listed below will be engaged in offerings simultaneously with this offering. Until such time as each of the Prior Programs in their investment and/or operational phases completes their disposition phase, the ultimate performance of such programs is undeterminable given the significant uncertainty surrounding the global economic and real estate markets for the next several years.

Below is a description of all of the Prior Programs. As noted under “—Investment Objectives,” only one of these Prior Programs has investment objectives similar to ours, and that program has not made any real estate investments. References to “iCap Enterprises” in the following descriptions include iCap Enterprises or affiliates of iCap Enterprises. In each program, investors received a promissory note with an interest rate, and therefore no valuations were performed.

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Prior Program with Similar Investment Objectives

iCap Vault 1, LLC – Senior Secured Promissory Notes	iCap Vault 1, LLC issued Senior Secured Promissory Notes in October 1, 2018 for the purpose of acquiring and managing single family, multifamily, and commercial properties within the United States. The primary objective of the program is to generate sustainable current income from operating leases and long-term capital appreciation of asset values. As of December 31, 2019 the Senior Secured Promissory Note program had raised $14,009,306 in total capital and had not purchased any real estate. The program is managed by iCap Enterprises, and iCap Enterprises has discretion over investment decisions.

Prior Programs That Do Not Have Similar Investment Objectives

iCap B1, LLC	iCap B1, LLC was formed in September, 2013 to make preferred equity investments in construction and development projects located in the state of Washington and managed by third party builders and developers. The projects involved the development and construction of single family and multifamily properties. Upon completion of the properties, the properties were sold or refinanced, and the proceeds were used to pay off the program’s preferred equity investments. The company sold 4 of its investments to iCap Pacific Northwest Opportunity and Income Fund, LLC. The program raised $3,359,165 from a single investor through a promissory note. As of December 31, 2019, iCap B1, LLC has completed operations.

iCap B2, LLC	iCap B2, LLC was formed in October, 2013 to make preferred equity investments in construction and development projects managed by third party builders and developers. All of the properties involved single family construction. Four of the properties were located in the state of Washington and one property was located in the state of Alaska. Upon completion of the properties, the properties were sold or refinanced, and the proceeds were used to pay off the preferred equity investments. The program raised $3,556,499 from a single investor through a promissory note. As of December 31, 2019, iCap B2, LLC has completed operations.

iCap Pacific Northwest Opportunity and Income Fund, LLC

iCap Pacific Northwest Opportunity and Income Fund, LLC was formed in November, 2013 to make preferred equity investments in construction and development projects of single family, multifamily, and commercial properties located in Washington and Oregon. iCap Enterprises raised $46,304,542 through its private offering between February and December 2014. The primary objective was to obtain a high rate of return during the construction and development periods by providing preferred equity investments or purchasing, developing, and selling properties. The fund invested $47,327,648, including reinvestment, in 44 residential and commercial properties located in Washington and Oregon. During the investment period, construction permit times increased from three months to 12-months or longer in many of the jurisdictions in which the program held investments, due to a higher than normal volume of construction applications. These timing delays resulted in the fund extending the exit dates of the projects and the maturity dates of the investments. The program has paid back $10,097,351 in principal balances to investors. Of the remaining 444 investors in the program, 5 had not extended their maturity dates resulting in technical default of their debt instruments, representing combined outstanding balances of $273,000, as of December 31, 2019. The program is managed by iCap Enterprises, and iCap Enterprises has discretion over investment decisions.

iCap Northwest Opportunity Fund, LLC	iCap Northwest Opportunity Fund, LLC was formed in March, 2015 to make preferred equity investments in construction and development projects of single family, multifamily, and commercial properties located in Washington and Oregon. iCap Enterprises raised $46,863,826 through its private offering between April 2015 and March 2016. The primary objective was to obtain a high rate of return during the construction and development periods by providing preferred equity investments or purchasing, developing, and selling properties. The fund invested $47,044,378, including reinvestment, in 27 residential and commercial properties located in Washington and Oregon. During the investment period, construction permit times increased from three months to 12-months or longer in many of the jurisdictions in which the program held investments, due to a higher than normal volume of construction applications. These timing delays resulted in the fund extending the exit dates of the projects and the maturity dates of the investments. The program has not paid back principal balances to investors. Of the 602 total investors in the program, as of December 31, 2019, eight investors had not extended their maturity dates resulting in technical default of their debt instruments, representing combined outstanding balances of $421,073. The program is managed by iCap Enterprises, and iCap Enterprises has discretion over investment decisions.

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iCap EVO, LLC

iCap EVO, LLC was formed in August 12, 2015 to purchase wholly owned construction and development projects of single family properties located in Washington. iCap Enterprises raised $3,360,000 through a single investor through a promissory note and preferred equity investment in August 2015. The primary objective was to obtain a high rate of return during the construction and development periods by acquiring, developing, and selling properties. The entity invested $3,360,000 in two residential properties located in Washington. During the investment period, construction permit times increased from three months to 18-months or longer in the jurisdictions in which the program held investments, due to a higher than normal volume of construction applications. These timing delays resulted in the fund extending the exit dates of the projects and the maturity dates of the investments. The program has paid back $1,955,200 in principal balances to investor, representing a combined outstanding balance of $1,404,800, as of December 31, 2019. The program is managed by iCap Enterprises, and iCap Enterprises has discretion over investment decisions.

iCap Equity, LLC – Note Offering	iCap Equity, LLC issued unsecured senior promissory notes in November, 2017, with the primary objective of retiring corporate debt, hiring additional staff, issuing new fund offerings, making loans to affiliate entities and making select real estate investments. As of December 31, 2019, iCap Equity invested $501,700 in one residential property located in the state of Washington. The program is managed by iCap Enterprises, and iCap Enterprises has discretion over investment decisions.

iCap Pacific Income Fund 4, LLC	iCap Pacific Income Fund 4, LLC was formed in October, 2018 to make preferred equity investments in construction and development projects of single family, multifamily, and commercial properties located in Washington and Oregon. As of December 31, 2019 iCap Enterprises raised $9,171,146 through its private offering. The primary objective was to obtain a high rate of return during the construction and development periods by providing preferred equity investments. As of December 31, 2019 the fund invested $5,436,898 in three residential properties located in Washington. The program is managed by iCap Enterprises, and iCap Enterprises has discretion over investment decisions.

iCap Pacific Income Fund 5, LLC	iCap Pacific Income Fund 5, LLC was formed in June, 2019 to make preferred equity investments in construction and development projects of single family, multifamily, and commercial properties located in Washington and Oregon. As of December 31, 2019 iCap Enterprises raised $1,933,726 through its private offering. The primary objective was to obtain a high rate of return during the construction and development periods by providing preferred equity investments. As of December 31, 2019 the fund had not made any property investments. The program is managed by iCap Enterprises, and iCap Enterprises has discretion over investment decisions.

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Adverse Business and Other Developments

Adverse changes in general economic conditions have occasionally affected the performance of the prior programs. The following discussion presents a summary of significant adverse business developments or conditions experienced by iCap Enterprises’ prior programs over the past ten years that may be material to investors in this offering.

Project Duration

iCap B1, iCap B2, iCap EVO, Fund 1 and Fund 2 each involved a business objective of investing in preferred equity positions in short-term construction and development projects. Each investment had a projected timeline that took into account the availability of construction trades and materials, as well as permit issuance times. From 2013-2015, when these programs began, the demand for new properties in these regions increased significantly due to increased economic activity and job growth. As a result, a large number of construction permit applications were submitted to the jurisdictions in which investments were made, and there was a corresponding increase in the length of time needed to obtain construction permits. These longer permit times resulted in longer exit times for project investments, and the funds were required to hold their investments for longer periods. As a result, the programs were required to ask investors for an extension of the maturity dates for the repayment of their principal balances. Although investors continued to receive their monthly interest payments during the extension periods, they either received or will receive the return of principal at the end of the extension period.

The prior programs implemented a unique investment strategy that very few issuers have attempted before. The strategy required the establishment of systems used to evaluate and manage a large number of small to mid-size investment opportunities. Through this process, the management teams discovered the need to make adjustments to the underwriting and investment criteria of the programs, and to improve the legal documents related to the transactions. Some of the investments did not perform as well as planned and experienced losses due to increased costs of materials and labor and adjusted exit strategies. The programs continued to pay the monthly interest payments to investors, but underlying real estate portfolios often experienced losses.

Ability to Repay

The prior programs made real estate investments that involved a designated exit strategy for the repayment of the investment. They also raised capital through retail investment channels, which required high commissions to be paid to broker-dealers and financial advisors. The combination of these costs, together with the cost of the monthly interest payments to investors, resulted in the programs operating negatively for a period of time. Until the programs become positive through sufficient investment gains, the programs do not have adequate value to repay all of the investors their principal balances. If there is insufficient value in the underlying investment properties, the programs may not have enough capital to repay the principal balances when due. This could result in losses to investors or the need to pay off investors through a refinance of their debt, rather than a liquidation of the program’s real estate holdings. Access to sufficient additional debt may not be achievable in order to refinance as of the maturity date. The remaining programs sponsored by iCap Enterprises have fulfilled all valid redemption requests and fully funded interest payments to investors.

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SECURITY OWNERSHIP OF

MANAGEMENT AND CERTAIN SECURITYHOLDERS

iCap Vault 1, LLC

The following table sets forth information about the current beneficial ownership of iCap Vault 1, LLC at September 18, 2020 for:

●	each person known to us to be the beneficial owner of more than 5% of the membership interests;

●	each named executive officer of the Manager;

●	each member of the Board of Managers of the Manager; and

●	all of the executive officers of the Manager and members of the Board of Managers of the Manager as a group.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of iCap Vault 1, LLC, 3535 Factoria Blvd. SE, Suite 500, Bellevue, WA 98006. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all membership interests that they beneficially own, subject to applicable community property laws.

	Membership Interests Beneficially Owned
Name of Beneficial Owner	Number	Percent
Named Executive Officers of iCap Vault 1, LLC and Board of Managers of the Manager:
Chris Christensen, Chief Executive Officer(1)(2)	1,000	100%
Jim Christensen, Chief Operating Officer(1)	-	0%
Jonathan Siegel, Chief Financial Officer(1)	-	0%
All named executive officers and Members of the Board of Managers of the Manager as a group (3 persons)	1,000	100%

5% holders:
iCap Vault, LLC(3)	1,000	100%

(1)	All named individuals are also members of the Board of Managers of the Manager.

(2)	Chris Christensen indirectly beneficially owns 1,000 membership interests in iCap Vault 1, LLC, representing 100% of the membership interests in iCap Vault 1, LLC. In light of this beneficial ownership, Mr. Christensen has the power to vote and dispose of 100% of the membership interests of iCap Vault 1, LLC and controls iCap and iCap Vault 1, LLC.

(3)	iCap Vault, LLC directly beneficially owns 1,000 membership interests in iCap Vault 1, LLC, representing 100% of the membership interests in iCap Vault 1, LLC.

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Vault Holding 1, LLC

The following table sets forth information about the current beneficial ownership of Vault Holding 1, LLC at September 18, 2020 for:

●	each person known to us to be the beneficial owner of more than 5% of the membership interests;

●	each named executive officer of the Manager;

●	each member of the Board of Managers of the Manager; and

●	all of the executive officers of the Manager and members of the Board of Managers of the Manager as a group.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of Vault Holding 1, LLC, 3535 Factoria Blvd. SE, Suite 500, Bellevue, WA 98006. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all membership interests that they beneficially own, subject to applicable community property laws.

	Membership Interests Beneficially Owned
Name of Beneficial Owner	Number	Percent
Named Executive Officers of Vault Holding 1, LLC and Board of Managers of the Manager:
Chris Christensen, Chief Executive Officer(1)(2)	1,000	100%
Jim Christensen, Chief Operating Officer(1)	-	0%
Jonathan Siegel, Chief Financial Officer(1)	-	0%
All named executive officers and Members of the Board of Managers of the Manager as a group (3 persons)	1,000	100%

5% holders:
iCap Vault 1, LLC(3)	1,000	100%

(1)	All named individuals are also members of the Board of Managers of the Manager.

(2)	Chris Christensen indirectly beneficially owns 1,000 membership interests in Vault Holding 1, LLC, representing 100% of the membership interests in Vault Holding 1, LLC. In light of this beneficial ownership, Mr. Christensen has the power to vote and dispose of 100% of the membership interests of Vault Holding 1, LLC and controls iCap and Vault Holding 1, LLC.

(3)	iCap Vault 1, LLC directly beneficially owns 1,000 membership interests in Vault Holding 1, LLC, representing 100% of the membership interests in Vault Holding 1, LLC.

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INVESTMENT POLICIES OF COMPANY

In all types of investments, our policies may be changed by our Manager without a vote by Members.

We will seek out multifamily properties, single family residences, and commercial properties for purchase throughout the United States. Additionally, we will invest in financial instruments that are related to or secured by interests in the foregoing property types, such as promissory notes, debentures, preferred equity, common equity, and common equity interests. We believe 100% of our portfolio will consist of real estate properties or financial instruments related to real estate properties.

As part of our investment criteria, we intend to evaluate the following:

1.	Property information and its condition, estimated costs for rehabilitation, and feasibility of possible improvements;
2.	Historical rental rates and vacancy rates if such information is available and useful;
3.	Available information of comparable properties in the area including recent sales prices; rental values, vacancy rates and operating expenses; school information; and any other relevant market information; and
4.	For financial instruments related to real estate, the loan-to-value ratio, quality of the borrower, strength of the location, duration of the loan, and overall market conditions;
5.	We do not intend to invest more than 25% of Company assets into any single asset upon full capitalization of the Company.

Further, potential investors should be advised:

a)	We may issue senior securities at some time in the future.
b)	We may borrow money collateralized by our properties with up to a 85% value of our Portfolio Investments.
c)	We have no intention of initiating personal loans to other persons.
d)	We have no intention of investing in the securities of other issuers for the purpose of exercising control.
e)	We have no intention to underwrite securities of other issuers.
f)	We may engage in the purchase and sale (or turnover) of investments that are not real estate related at some time in the future.
g)	We may offer our securities in exchange for property.
h)	We may acquire other securities of other funds, or make loans to other funds, so long as those funds are real estate related.
i)	We intend to make annual, quarterly or other reports to security holders including, but not limited to, 10-Ks and 10-Qs. Such reports will include the required financial statements.

As market conditions change, our policies for both investments and borrowing will be evaluated and updated as necessary to safeguard member equity and increase member returns. Upon completion of the offering, we will update our members via 8-Ks within four business days, 10-Qs quarterly, 10-Ks annually and other member reports if there are any changes in our investment policy or our borrowing policies.

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Our policy with respect to our Manager concerning certain transactions is as follows:

We have no interest, currently, in underwriting securities of others or purchasing securities or assets other than real property assets and financial instruments or securities related to real property assets. In the event that we foreclose on a property, which we hope to be rare, we may encumber our properties that we acquire with a credit facility but we intend that such financing will generally not exceed 85% of the value of the total of the property. The purpose of such financing would be for rehabilitation of the underlying property and for other sales costs so that we may successfully and profitably dispose of a property.

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Conflicts of Interest

There are currently no conflicts of interest between iCap Vault 1, LLC, Vault Holding 1, LLC, our Manager, our Manager’s Principals, or affiliates. However, if it is in the best interest of iCap Vault 1, LLC, Vault Holding 1, LLC and their Members, the following conflicts may arise. The Manager is currently managing other investments outside of this offering. The Manager is currently in the process of winding down those other investment vehicles.

i) Our Manager does have the authority to invest the iCap Vault 1, LLC’s and Vault Holding 1, LLC’s funds in other entities in which our Manager or an affiliate has an interest.

ii) iCap Vault 1, LLC and Vault Holding 1, LLC may purchase properties from or sell to our Manager or its known affiliates.

iCap Vault 1, LLC and Vault Holding 1, LLC will maintain the following policies to avoid certain conflicts of interest:

i) Our Manager and its affiliates do not own or have an interest in properties adjacent to those to be purchased that may directly compete with such purchased property.

ii) No affiliate of iCap Vault 1, LLC and Vault Holding 1, LLC places mortgages for iCap Vault 1, LLC and Vault Holding 1, LLC or otherwise acts as a finance broker or as insurance agent or broker receiving commissions for such services.

iii) No affiliate of iCap Vault 1, LLC and Vault Holding 1, LLC acts (a) as an underwriter for the offering, or (b) as a principal underwriter for the offering thereby creating conflicts in performance of the underwriter’s due diligence inquiries under the Securities Act.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material United States (“U.S.”) federal income tax considerations relating to the initial purchase, ownership and disposition of the Notes by U.S. and non-U.S. holders. This discussion is a summary only and is not a complete analysis of all the potential tax considerations relating to the purchase, ownership and disposition of the Notes. We have based this summary on current provisions of the Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations promulgated thereunder, judicial opinions, and published rulings of the Internal Revenue Service (the “IRS”), all as in effect on the date of this prospectus. However, these laws and other guidance are subject to differing interpretations or change, possibly with retroactive effect. In addition, we have not sought, and will not seek, a ruling from the U.S. Internal Revenue Service (“IRS”) or an opinion of counsel with respect to any tax consequences of purchasing, owning or disposing of Notes. Thus, the IRS could challenge one or more of the tax consequences or matters described in this prospectus; and there can be no assurance that any position taken by the IRS would not be sustained.

This discussion is limited to purchasers of Notes who acquire the Notes from us in this offering and hold the Notes as capital assets for federal income tax purposes. This discussion does not address all possible tax consequences that may be applicable to you in light of your specific circumstances. For instance, this discussion does not address the alternative minimum tax provisions of the Code, or special rules applicable to some categories of investors such as financial institutions, insurance companies, tax-exempt organizations, dealers in securities, real estate investment trusts, regulated investment companies, or persons who hold Notes as part of a hedge, conversion or constructive sale transaction, straddle or other risk reduction transaction that may be subject to special rules. This discussion also does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction; or any U.S. estate or gift tax laws.

If you are considering the purchase of a Note, you should consult your own tax advisors as to the particular tax consequences to you of acquiring, holding or otherwise disposing of the Notes, including the effect and applicability of state, local or foreign tax laws, or any U.S. estate and gift tax laws.

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As used in this discussion, the term “U.S. holder” means a holder of a Note that is:

(i)	for United States federal income tax purposes, a citizen or resident of the United States;

(ii)	a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof or other entity characterized as a corporation or partnership for federal income tax purposes;

(iii)	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

(iv)	a trust, the administration of which is subject to the primary supervision of a court within the United States and which has one or more United States persons with authority to control all substantial decisions, or if the trust was in existence on August 20, 1996, and has elected to continue to be treated as a United States trust.

For the purposes of this discussion, a “non-U.S. holder” means any holder of Notes other than a U.S. holder. Any Note purchaser who is not a U.S. citizen will be required to furnish documentation, on IRS Form W-8BEN, that clearly states whether it is subject to U.S. withholding taxes, in accordance with applicable requirements of the United States taxing authority.

Characterization of the Notes

The federal income tax consequences of owning Notes depend on characterization of the Notes as debt for federal income tax purposes, rather than as equity interests or a partnership among the holders of the Notes. We believe that the Notes have been structured in a manner that will allow the Notes to be characterized as debt for federal income tax purposes. However, this is only our belief; and no ruling from the IRS or an opinion of counsel has been sought in this regard. Thus, the IRS could successfully challenge this characterization.

If the Notes were treated as equity interests, there could be adverse effects on some holders. For example, payments on the Notes could (1) if paid to non-U.S. holders, be subject to federal income tax withholding; (2) constitute unrelated business taxable income to some tax-exempt entities, including pension funds and some retirement accounts (if the relationship were characterized as a partnership for tax purposes); and (3) cause the timing and amount of income that accrues to holders of Notes to be different from that described below.

Because of these potential adverse effects, you are urged to consult your own tax advisors as to the tax consequences that may apply to your particular situation in the event the Notes are re-characterized as equity interests; and as to the likelihood that the Notes could be so re-characterized. The remainder of this discussion assumes that the Notes are characterized as debt.

Taxation of U.S. Holders

Stated Interest

Under general federal income tax principles, you must include stated interest in income in accordance with the method of accounting you use for federal income tax purposes. Accordingly, if you are using the accrual method of tax accounting, you must include stated interest in income as it accrues. If you are using the cash method of tax accounting, you must include stated interest in income as it is actually or constructively received. Payments of interest to taxable holders of Notes will constitute portfolio income, and not passive activity income, for the purposes of the passive loss limitations of the Code. Accordingly, income arising from payments on the Notes will not be subject to reduction by losses from passive activities of a holder.

Income attributable to interest payments on the Notes may be offset by investment expense deductions, subject to the limitation that individual investors may only deduct miscellaneous itemized deductions, including investment expenses other than interest, to the extent these deductions exceed 2% of the investor’s adjusted gross income.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership purchasing Notes, we urge you to consult your tax advisor.

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Disposition of Notes

In general, a U.S. holder will recognize gain or loss upon the sale, exchange or other taxable disposition of a Note measured by the difference between (1) the sum of the cash and the fair market value of all other property received on such disposition, excluding any portion of the payment that is attributable to accrued interest on the Notes; and (2) your adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will be equal to the price the U.S. holder paid for the Note. Any of this gain or loss generally will be long-term capital gain or loss if, at the time of any such taxable disposition, the Note was a capital asset in the hands of the holder and was held for more than one year. Under current law, net long-term capital gain recognized by individual U.S. holders in tax years beginning before January 1, 2013, is eligible for a reduced rate of taxation. The deductibility of capital losses is subject to annual limitations.

The terms of the Notes may be modified upon the consent of a specified percentage of holders and, in some cases, without consent of the holders. In addition, the Notes may be assumed upon the occurrence of specific transactions. The modification or assumption of a Note could, in some instances, give rise to a deemed exchange of a Note for a new debt instrument for federal income tax purposes. If an exchange is deemed to occur by reason of a modification or assumption, you could realize gain or loss without receiving any cash.

Additional Tax on Net Investment Income

For taxable years beginning after December 31, 2012, if you are a U.S. holder other than a corporation, you generally will be subject to a 3.8% additional tax (the “Medicare tax”) on the lesser of (1) your “net investment income” for the taxable year, and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold. Your net investment income generally will include any income or gain recognized by you with respect to our Notes, unless such income or gain is derived in the ordinary course of the conduct of your trade or business (other than a trade or business that consists of certain passive or trading activities).

Considerations for Tax-Exempt Holders of Notes

Tax-exempt entities, including charitable corporations, pension plans, profit sharing or stock bonus plans, individual retirement accounts and some other employee benefit plans are subject to federal income tax on unrelated business taxable income. For example, net income derived from the conduct of a trade or business regularly carried on by a tax-exempt entity or by a partnership in which it is a partner is treated as unrelated business taxable income.

A $1,000 special deduction is allowed in determining the amount of unrelated business taxable income subject to tax. Tax-exempt entities taxed on their unrelated business taxable income are also subject to the alternative minimum tax for items of tax preference which enter into the computation of unrelated business taxable income.

In general, interest income does not constitute unrelated business taxable income. However, under the debt-financed property rules, if tax-exempt holders of Notes finance the acquisition or holding of Notes with debt, interest on the Notes will be taxable as unrelated business taxable income. The Notes will be treated as debt-financed property if the debt was incurred to acquire the Notes or was incurred after the acquisition of the Notes, so long as the debt would not have been incurred but for the acquisition and, at the time of the acquisition, the incurrence of the debt has already occurred or was foreseeable.

Non-U.S. Holders

The following discussion is a summary of the principal U.S. federal income consequences resulting from the ownership of the Notes by non-U.S. holders. However, application of the U.S. federal income tax rules associated with non-U.S. holders is complex and factually sensitive. Thus, if you could be considered to be a non-U.S. holder, you are urged to consult your own tax advisors with respect to the application of the federal income tax rules for your particular situation.

Payments of Interest to Non-U.S. Holders

Subject to the discussion below under “Backup Withholding and Information Reporting,” payments of interest received by a non-U.S. holder generally will not be subject to U.S. federal withholding tax, provided (1) that (a) the non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote; (b) the non-U.S. holder is not a controlled foreign corporation, actually or constructively, through stock ownership; and (c) the beneficial owner of the Note complies with the certification requirements, including delivery of a statement, signed by the holder under penalties of perjury, certifying that the holder is a foreign person and provides its name and address; or (2) that the non-U.S. holder is entitled to the benefits of an income tax treaty under which the interest is exempt from U.S. withholding tax and the non-U.S. holder complies with the reporting requirements. If a Note is held through a securities clearing organization or other specified financial institutions (an “Intermediary”), the Intermediary may provide the relevant signed statement and, unless the Intermediary is a “qualified” intermediary as defined under the Code, the signed statement provided by the Intermediary must be accompanied by a copy of a valid Form W-8BEN provided by the non-U.S. beneficial holder of the Note.

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Payments of interest not exempt from United States federal withholding tax as described above will be subject to a withholding tax at the rate of 30%, subject to reduction under an applicable income tax treaty. Payments of interest on a Note to a non-U.S. holder generally will not be subject to U.S. federal income tax, as opposed to withholding tax, unless the income is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States. To claim the benefit of a lower treaty withholding rate, a Non-U.S. holder must provide a properly executed IRS Form W-8BEN to us or our paying agent before the payment of stated interest; and may be required to obtain a U.S. taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. You should consult your own tax advisor to determine the effects of the application of the U.S. federal withholding tax to your particular situation.

Disposition of the Notes by Non-U.S. Holders

Subject to the discussion below under “Backup Withholding and Information Reporting,” a non-U.S. holder generally will not be subject to United States federal income tax, and generally no tax will be withheld with respect to gains realized on the disposition of a Note, unless (a) the gain is effectively connected with a United States trade or business conducted by the non-U.S. holder or (b) the non-U.S. holder is an individual who is present in the United States for 183 or more days during the taxable year of the disposition and other requirements are satisfied.

Non-U.S. Holders Subject to U.S. Income Taxation

If interest and other payments received by a non-U.S. holder with respect to the Notes, including proceeds from the disposition of the Notes, are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, or the non-U.S. holder is otherwise subject to United States federal income taxation on a net basis with respect to the holder’s ownership of the Notes, or are individuals that have by operation of law become residents in the United States for federal income tax purposes, the non-U.S. holder generally will be subject to the rules described above applicable to U.S. holders of Notes, subject to any modification provided under an applicable income tax treaty. If any of these non-U.S. holders is a corporation, it may also be subject to a U.S. “branch profits tax” at a 30% rate.

Backup Withholding and Information Reporting

Non-corporate U.S. holders may be subject to backup withholding at a rate of 31% on payments of principal, premium, and interest on, and the proceeds of the disposition of, the Notes. In general, backup withholding will be imposed only if the U.S. holder (1) fails to furnish its taxpayer identification number (“TIN”), which for an individual would be his or her Social Security number; (2) furnishes an incorrect TIN; (3) is notified by the IRS that it has failed to report payments of interest or dividends; or (4) under some circumstances, fails to certify under penalty of perjury that it has furnished a correct TIN and has been notified by the IRS that it is subject to backup withholding tax for failure to report interest or dividend payments. In addition, the payments of principal and interest to U.S. holders generally will be subject to information reporting. You should consult your tax advisors regarding your qualification for exemption from backup withholding and the procedure for obtaining an exemption, if applicable.

Backup withholding generally will not apply to payments made to a non-U.S. holder of a Note who provides the certification that it is a non-U.S. holder, and the payor does not have actual knowledge that a certificate is false, or otherwise establishes an exemption from backup withholding. Payments by United States office of a broker of the proceeds of a disposition of the Notes generally will be subject to backup withholding at a rate of 31% unless the non-U.S. holder certifies it is a non-U.S. holder under penalties of perjury or otherwise establishes an exemption. In addition, if a foreign office of a foreign custodian, foreign nominee or other foreign agent of the beneficial owner, or if a foreign office of a foreign “broker” pays the proceeds of the sale of a Note to the seller, backup withholding and information reporting will not apply; provided that the nominee, custodian, agent or broker is not a “United States related person,” or a person which derives more than 50% of its gross income for some periods from the conduct of a trade or business in the United States or is a controlled foreign corporation. The payment by a foreign office of a broker that is a United States person or a United States related person of the proceeds of the sale of Notes will not be subject to backup withholding, but will be subject to information reporting unless the broker has documentary evidence in its records that the beneficial owner is not a United States person for purposes of the backup withholding and information reporting requirements and other conditions are met, or the beneficial owner otherwise establishes an exemption.

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The amount of any backup withholding imposed on a payment to a holder of a Note will be allowed as a credit against the holder’s United States federal income tax liability and may entitle the holder to a refund; provided that the required information is furnished to the IRS.

STATE, LOCAL AND FOREIGN TAXES

We make no representations regarding the tax consequences of the purchase, ownership or disposition of the Notes under the tax laws of any state, locality or foreign country. You should consult your own tax advisors regarding these state and foreign tax consequences.

ERISA CONSIDERATIONS

General

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose restrictions on employee benefit plans that are subject to ERISA, or plans or arrangements that are subject to Code Section 4975, and on persons who are parties in interest or disqualified persons with respect to those plans or arrangements. Some employee benefit plans, like governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of Title I of ERISA or Code Section 4975, and assets of these plans may be invested in the Notes without regard to the ERISA considerations described below, subject to the Code and other applicable federal and state laws affecting tax-exempt organizations generally. Any plan fiduciary that proposes to cause a plan to acquire any of the Notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the plan’s acquisition and ownership of the Notes. Investments by plans are also subject to ERISA’s and the Code’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan’s investments be made in accordance with the documents governing the plan.

Prohibited Transactions

General

Section 406 of ERISA and Section 4975 of the Code prohibits certain “parties in interest” and “disqualified persons” with respect to a plan from engaging in select transactions involving a plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes, or in some cases a civil penalty may be assessed under Section 502(i) of ERISA, on parties in interest that engage in non-exempt “prohibited transactions.” Section 502(i) of ERISA requires the Secretary of the U.S. Department of Labor (“Labor”) to assess a civil penalty against a fiduciary who breaches any fiduciary responsibility under, or commits any other violation of, part 4 of Title I of ERISA, or any other person who knowingly participates in a breach or violation.

Plan Asset Regulations

Labor has issued regulations concerning the definition of what constitutes the assets of a plan for purposes of ERISA and the prohibited transaction provisions of the Code. The plan asset regulations describe the circumstances where the assets of an entity in which a plan invests will be considered to be “plan assets,” so that any person who exercises control over the assets would be subject to ERISA’s fiduciary standards. Generally, under the plan asset regulation, when a plan invests in another entity, the plan’s assets do not include, solely by reason of the investment, any of the underlying assets of the entity. However, the plain asset regulation provides that, if a plan acquires an “equity interest” in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940 the assets of the entity will be treated as assets of the plan investor unless exceptions apply. Under the plan asset regulation the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and that has no “substantial equity features.” Although the plan asset regulation is silent with respect to the question of which law constitutes “applicable local law” for this purpose, Labor has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the plan asset regulation, Labor declined to provide a precise definition of what features are equity features or the circumstances under which the features would be considered “substantial,” noting that the question of whether a plan’s interest has substantial equity features is an inherently factual one, but that in making that determination it would be appropriate to take into account whether the equity features are such that a plan’s investment would be a practical vehicle for the indirect provision of investment management services. We believe that the Notes will be classified as indebtedness without substantial equity features for ERISA purposes. Each investor who purchases a Note will be required to represent and warrant, in the subscription agreement for the investment, whether or not the assets being invested constitute “plan assets” for purposes of ERISA.

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If the Notes were deemed to be equity interests for this purpose and no statutory, regulatory, or administrative exception applies, we could be considered to hold plan assets by reason of a plan’s investment in the Notes. These plan assets would include an undivided interest in all of our assets. In this case, we may be considered a fiduciary with respect to the investing plans. We would be subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code, and to Section 4975 of the Code with respect to transactions involving any of our assets. The ERISA fiduciary standards could affect the way we conduct the business, which would have consequences for all investors, not just those that are employee benefit plans.

Depending on the relevant facts and circumstances, prohibited transaction exemptions may apply to the purchase or holding of the Notes. See, for example, Prohibited Transaction Class Exemption (“PTE”) 96-23, which exempts some transactions effected on behalf of a plan or by an “in-house asset manager;” PTE 95-60, which exempts some transactions between insurance company general accounts and parties in interest; PTE 91-38, which exempts some transactions between bank collective investment funds and parties in interest; PTE 90-1, which exempts some transactions between insurance company pooled separate accounts and parties in interest; or PTE 84-14, which exempts some transactions effected on behalf of a plan by a “qualified professional asset manager.” However, there can be no assurance that any of these exemptions will apply with respect to any plan’s investment in the Notes, or that the exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment.

Any plan fiduciary considering whether to purchase Notes on behalf of a plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code. Before purchasing any Notes, a fiduciary of a plan should make its own determination as to (1) whether the Company, as borrower on the Notes, is a “party in interest” under ERISA or a “disqualified person” under the Code with respect to the plan; (2) the availability of the relief provided in the plan asset regulation and (3) the availability of any other prohibited transaction exemptions. In addition, purchasers that are insurance companies should consult their own ERISA counsel with respect to their fiduciary responsibilities associated with their purchase and ownership of the Notes, including any responsibility under the Supreme Court case John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Anthony L.G., PLLC, 625 N. Flagler Drive, Suite 600, West Palm Beach, Florida 33401.

EXPERTS

Our consolidated balance sheets as of December 31, 2019 and 2018 and the related consolidated statements of operations, member’s deficit and cash flows for the year ended December 31, 2019 and for the period from July 30, 2018 (inception) through December 31, 2018 included in this prospectus and registration statement have been audited by Friedman LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

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APPOINTMENT OF AUDITOR

On December 14, 2018, our Manager appointed Friedman LLP as our independent registered public accounting firm. Friedman LLP audited our consolidated financial statements for the year ended December 31, 2019 and the period from July 30, 2018 (inception) through December 31, 2018 which have been included in this prospectus and registration statement and Friedman LLP has been engaged as our independent registered public accounting firm for our fiscal year ended December 31, 2020. Prior to engaging Friedman LLP as our independent registered public accounting firm, we did not have an independent registered public accounting firm to audit our financial statements.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Any person who is our officer and any person who serves at the request of the Manager on behalf of us as an officer, board member, managers of the Manager, independent representative, partner, member, or employee of such person are indemnified as provided by Delaware law and our Operating Agreements. We have agreed to indemnify such persons against certain liabilities, including liabilities under the Securities Act. We have been advised that in the opinion of the Securities and Exchange Commission and state securities regulators, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our governors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by its governor, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such governor, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-11 under the Securities Act for the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

The registration statement on Form S-11, of which this prospectus forms a part, including exhibits, is available at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with, or furnish to, the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

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APPENDIX A

PRIOR PERFORMANCE TABLES

The following prior performance tables (“Tables”) present information regarding certain private real estate programs previously sponsored by entities affiliated with our sponsor, iCap Enterprises, including this program (collectively, the “Prior Programs”). The Company has presented one Prior Program that has similar investment objectives to this offering. This Prior Program has not yet made any real estate investments, and iCap Enterprises has limited experience in acquiring and operating certain types of real estate investments that we may acquire. The other Prior Programs do not have investment objectives that are similar to this offering. The Prior Program that has similar investment objectives to this offering had plans to acquire real estate that can generate income through tenant leases and long term capital appreciation of asset values. The Prior Programs that do not have similar investment objectives to this program involved short-term investments in construction and development projects and investment into the operations of iCap Enterprises. The information in this section should be read together with the summary information in this prospectus under “Prior Performance Summary.”

The inclusion of the Tables does not imply that we will make investments comparable to those reflected in the Tables or that investors in our notes will experience returns comparable to the returns experienced in the programs referred to in the Tables. In addition, you may not experience any return on your investment. Please see “Risk Factors— Risks Related to this Offering and the Notes - There is no assurance that the Company will be profitable, and there is no assurance of any returns.” If you purchase our Notes, you will not acquire any ownership in any of the programs to which the Tables relate. Please see “Risk Factors – General Risks Related to Our Business - You will not be investing in the membership interests of the Company, iCap Enterprises or any of their affiliates or any of their respective investments. The prior performance data presented provides relevant information regarding affiliates of the Manager, but should not be construed as an indication of the likely financial performance of the Company.”

These tables are presented on a tax basis rather than in accordance with accounting principles generally accepted in the United States (“GAAP”) except where noted. Tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year. Income may be understated in the tables, as GAAP accounting would require certain amortization or leveling of rental revenue, the amount of which is undetermined at this time. Expenses may be understated by monthly operating expenses, which typically are paid in arrears. The following tables are included herein:

TABLE I	Experience in Raising and Investing Funds
TABLE II	Compensation to Sponsor
TABLE III	Operating Results of Prior Programs

Table IV - Results of Completed Programs has been omitted since none of the Prior Programs had completed its operations and sold all of its properties during the five years ended December 31, 2019. Tables V and VI have been omitted because only one Prior Program has investment objectives similar to this program, and such Prior Program has not made any real estate acquisitions or dispositions.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

Table I provides a summary of the experience of iCap Enterprises as a sponsor in raising and investing funds in programs for which the offerings have closed within the last three years. Information is provided as to the timing and length of the offering and information pertaining to the time period over which the proceeds have been invested. All figures are cumulative as of December 31, 2019, except where otherwise noted.

iCap Equity, LLC
Dollar amount offered (1)	$10,000,000
Dollar amount raised	$12,972,914
Percentage amount raised	130%
Less offering expenses:
Selling commissions and discounts retained by affiliates	5.90%
Organizational expenses	0.27%
Other	0.31%
Reserves	7.71%
Percent available for investment	85.82%
Acquisition costs: (2)
Prepaid items and fees related to purchase of property	$0
Cash down payment (3)	$501,700
Acquisition fees	$0
Other	$0

Total acquisition cost (4)	$3,537,414
Percent leverage (5)	63.84%
Date offering began	Nov. 1, 2017
Length of offering (in months)	11
Months to invest 90% of amount available for investment (6)	9

(1)	iCap Equity, LLC (“iCap Equity”) is an operating entity and an affiliate of iCap Enterprises. In November 2017, iCap Equity launched a private placement of Senior Unsecured Promissory Notes and closed the offering in October 2018. In May 2019, iCap Equity issued a second private placement of Senior Unsecured Promissory Notes, which was still open as of December 31, 2019. iCap Equity primarily conducts operations related to iCap Enterprises’ general business purposes, but also makes some real estate investments into construction and development projects.
(2)	iCap Equity invested in one real estate project as of the three years ending December 31, 2019. The remainder of the funds raised were used for other company operations.
(3)	This number represents iCap Equity’s investment made on August 17, 2018 into a 6-unit townhome project that is in development and expected to be sold in Q1 2021.
(4)	This number represents the total estimated cost of the project at the time of acquisition, which includes the cost of the property and the cost of new construction.
(5)	The leverage is from a construction loan and is calculated at the time of acquisition against the total acquisition cost above.
(6)	This number is the period of time from the date the offering was commenced on November 1, 2017 to the date of the real estate investment on August 17, 2018.

Past performance is not necessarily indicative of future results.

116

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED)

Table II summarizes the amount and type of compensation paid to iCap Enterprises and its affiliates during the three years ended December 31, 2019 in connection with all of iCap Enterprises’ programs, which is comprised of 8 offerings with investment objectives that are not similar to our own and 1 offering that has similar investment objectives. For the information set forth below related to funds with investment objectives that are not similar, data has been organized into 2 groups based on investment objectives of the individual funds.

	Investment Objectives Not Similar			Similar Investment Objectives
	B1, B2, EVO, Funds 1,2,4 and 5	(1)	iCap Equity, LLC	iCap Vault 1, LLC
Date offering commenced (1)	Various		November 2017	October 2018
Dollar amount raised	$114,548,904		$18,332,065	$14,009,306
Amount paid to sponsor from proceeds of offering:
Underwriting fees	$0		$0	$0
Acquisition fees:
Real estate commissions	0		0	0
Advisory fees	0		0	0
Dollar amount of cash generated from operations before deducting payments to sponsor (2)	$0		$0	$0
Amount paid to sponsor from operations:
Property management fees	$0		$0	$0
Development, acquisition, and disposition fees	0		0	0
Partnership and asset management fees (3)	4,974,960		0	0
Reimbursements (4)	731,792		101,595	0
Leasing commissions	0		0	0
Dollar amount of cash generated from property sales and refinancing before deducting payments to sponsor:
Cash (5)	$131,809,181		$0	$0
Notes	0		0	0
Amount paid to sponsor from property Sales and refinancing:
Real estate commissions	$0		$0	$0
Incentive fees or distributions	0		0	0

(1)	B1 refers to iCap B1, LLC, which commenced in September 2013; B2 refers to iCap B2, LLC, which commenced in October 2013; EVO refers to iCap EVO, LLC, which commenced in August 2015; Fund 1 refers to iCap Pacific Northwest Opportunity and Income Fund, LLC, which commenced in November 2013; Fund 2 refers to iCap Northwest Opportunity Fund, LLC, which commenced in March 2015; Fund 4 refers to iCap Pacific Income Fund 4, LLC, which commenced in October 2018; and Fund 5 refers to iCap Pacific Income Fund 5, LLC, which commenced in June 2019.
(2)	Cash generated from operations is the cash from real estate sales, which is included in “cash” below.
(3)	Asset management fees are comprised of the annual management fees paid to the manager from a fund, which is generally between 1% and 2% annually of the total capital under management. iCap Equity, LLC does not charge an annual management fee, as it is an operating entity.
(4)	Reimbursements represent expenses paid by the manager which are allocated to the funds. They generally include fund formation expenses, marketing expenses, filing fees, legal fees and accounting fees.
(5)	Cash represents the total cash received from aggregate sales of all development projects which have been completed during the three-year period ending December 31, 2019. Additionally, an affiliate fund manager may charge an origination fee to the project entities in which the funds invest, which is not included in this number. Such fees are project level expenses, and not fund expenses. Origination fees totaling approximately $317,000 were paid by project entities in which the programs invested.

Past performance is not necessarily indicative of future results.

117

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The sponsor of our program has only one Prior Program that has investment objectives that are similar to this program, and that Prior Program has not yet made any real estate investments. The following sets forth the operating results of Prior Programs sponsored by the sponsor of our program, which do not have investment objectives that are similar to this program. The information below relates to two offerings which have been closed since January 1, 2015. One of these offerings was iCap Northwest Opportunity Fund, LLC, which issued a debt instrument to investors and had an investment objective of investing in short term construction and development projects. The other offering was a note offering of iCap Equity, LLC, which was an existing operating company. The proceeds of the iCap Equity, LLC offering were primarily used for operational investments, but also allowed for some direct real estate investments, of which the entity has made one investment. The following table contains information from iCap Equity, LLC only to the extent of its single real estate investment, which was made in 2018. The information is aggregated based on the investment objective of investing in construction and development projects, which is not similar to this program. All figures are as of December 31 of the year indicated.

	Prior Programs since January 2015 (Unaudited)
	2015	2016	2017	2018	2019
Gross Revenues (1)	$0	$16,035	$0	$75,370	$292
Equity in income of unconsolidated joint venture (2)	9,669,656	30,935,307	32,292,614	40,414,669	23,197,509
Profit (loss) on sale of properties (3)	78,245	99,201	(1,260,226)	(4,197,999)	(11,175,555)
Less:
Operating expenses (4)	(10,679)	(1,510)	(123,010)	(114,063)	(78,788)
Interest expense (5)	0	0	0	0	0
Depreciation and amortization	0	0	0	0	0
Impairment of real estate assets	0	0	0	0	0

Net Income (loss) — Tax Basis (6)	$67,566	$113,726	$(1,383,236)	$(4,236,692)	$(11,254,051)

Taxable income
— from operations	$(10,679)	$113,726	$(1,383,236)	$(4,236,692)	$(11,254,051)
— from gain on sale	78,245	99,201	(1,260,226)	(4,197,999)	(11,175,555)
Cash generated
— from operations	(5,444,565)	(6,160,878)	(136,901)	(4,235,247)	(1,557,219)
— from sales	0	0	0	0	0
— from refinancing	0	0	0	0	0

Cash generated from operations, sales and refinancing	(5,444,565)	(6,160,878)	(136,901)	(4,235,247)	(1,557,219)
Less: Cash distributions to investors
— from operating cash flow	0	0	0	0	0
— from sales and refinancing	0	0	0	0	0
— from other	0	0	0	0	0

Cash generated (deficiency) after cash distributions	(5,444,565)	(6,160,878)	(136,901)	(4,235,247)	(1,557,219)
Less: Special items (not including sales and refinancing)	0	0	0	0	0

Cash generated (deficiency) after cash distributions and special items	$(5,444,565)	$(6,160,878)	$(136,901)	$(4,235,247)	$(1,557,219)

Tax and distribution data per $1,000 invested	0	0	0	0	0
Federal income tax results:
Ordinary income (loss)	0	0	0	0	0
— from operations	$72,018	$111,055	$(1,382,736)	$(4,530,982)	$(11,254,051)
— from recapture	0	0	0	0	0
Capital gain (loss)	0	0	0	0	0
Cash distributions to investors
Source (on a Tax basis)
— Investment income	0	0	0	0	0
— Return of capital	0	0	0	0	0
— Capital gain	0	0	0	0	0
Source (on a cash basis)
— Sales	0	0	0	0	0
— Refinancing	0	0	0	0	0
— Operations	0	0	0	0	0
— Other	0	0	0	0	0
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the table	0	0	0	0	0

(1)	Does not include revenue from real estate sales.
(2)	Represents investments made into subsidiary entities that hold real estate projects.
(3)	Represents net proceeds of investments less costs allocated to the underlying projects, including capitalized costs.
(4)	Includes general administrative, rent, and other basic operating expenses, but does not include capitalized expenses related to specific real estate projects.
(5)	The programs had no debt other than to investors through the programs.
(6)	All entities in this Table III maintain their books on a tax basis of accounting rather than a GAAP basis. There are several potential differences in tax and GAAP basis, including, among others: (a) tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year, (b) rental income is recorded on a tax basis as it is received rather than being accrued on a straight-line basis over the life of the lease for GAAP, (c) Operating expenses are generally recorded in the period in which they are paid, which may not be the period in which they were incurred. These differences generally result in timing differences between fiscal years but total income over the life of the real estate investment will not be significantly different between the two bases of accounting.

Past performance is not necessarily indicative of future results.

118

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of December 31, 2019 and 2018	F-3

Consolidated Statements of Operations for the year ended December 31, 2019 and the period from July 30, 2018 (inception) through December 31, 2018	F-4

Consolidated Statements of Member’s Deficit for the year ended December 31, 2019 and the period from July 30, 2018 (inception) through December 31, 2018	F-5

Consolidated Statements of Cash Flows for the year ended December 31, 2019 and the period from July 30, 2018 (inception) through December 31, 2018	F-6

Notes to Consolidated Financial Statements	F-7

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Management and
Member of iCap Vault 1, LLC

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of iCap Vault 1, LLC (the “Company”) as of December 31, 2019 and 2018 and the related consolidated statements of operations, member’s deficit, and cash flows for the year ended December 31, 2019 and the period from July 30, 2018 (inception) through December 31, 2018, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31 2019 and 2018 and the results of its operations and its cash flows for the year ended December 31, 2019 and the period from July 30, 2018 (inception) through December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has a member’s deficit of $556,432, and no source of revenue sufficient to cover its costs of operation, which raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company’s auditor since 2018.

Marlton, New Jersey

May 13, 2020

F-2

iCap Vault 1, LLC and Subsidiary

Consolidated Balance Sheets

	December 31, 2019	December 31, 2018
ASSETS

Cash	$818,979	$296,788
Restricted cash	105,334	33,080
Related party receivables	7,248	-
TOTAL ASSETS	$931,561	$329,868

LIABILITIES AND MEMBER’S DEFICIT

Liabilities:
Private placement secured demand notes	$1,051,455	$329,796
Related party private placement secured demand notes	1,885	1,006
Accounts payable and accrued expenses	29,426	4,125
Related party payables	405,227	284,818
Total Liabilities	1,487,993	619,745

Member’s deficit	(556,432)	(289,877)
TOTAL LIABILITIES AND MEMBER’S DEFICIT	$931,561	$329,868

The accompanying notes are an integral part of these consolidated financial statements.

F-3

iCap Vault 1, LLC and Subsidiary

Consolidated Statements of Operations

	For the year ended December 31, 2019	For the period from July 30, 2018 (inception) to December 31, 2018

OPERATING EXPENSES
General and administrative expenses	$194,281	$288,524
Management fee expense - related party	23,326	420
Total operating expenses	217,607	288,944

LOSS FROM OPERATIONS	(217,607)	(288,944)

OTHER EXPENSE
Interest	(48,948)	(933)

NET LOSS	$(266,555)	$(289,877)

Net loss per membership unit	$(267)	$(290)
Weighted average number of membership units outstanding	1,000	1,000

The accompanying notes are an integral part of these consolidated financial statements.

F-4

iCap Vault 1, LLC and Subsidiary

Consolidated Statements of Member’s Deficit

MEMBER’S DEFICIT

Beginning Balance - July 30, 2018 (inception) - 1,000 units issued	$-

Net loss - from July 30, 2018 (inception) to December 31, 2018	(289,877)
Member’s Deficit - December 31, 2018 - 1,000 units issued and outstanding	(289,877)

Net loss - from January 1, 2019 to December 31, 2019	(266,555)
Member’s Deficit - December 31, 2019 - 1,000 units issued and outstanding	$(556,432)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

iCap Vault 1, LLC and Subsidiary

Consolidated Statements of Cash Flows

	For the year ended December 31, 2019	For the period from July 30, 2018 (inception) to December 31, 2018

Cash flows from operating activities:
Net loss	$(266,555)	$(289,877)
Adjustments to reconcile net loss to net cash used in operating activities:
Reinvestment of interest on private placement secured demand notes	48,920	933
Reinvestment of interest on related party private placement secured demand notes	28	-
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	25,301	4,125
Related party payables	120,409	284,818
Net cash used in operating activities	(71,897)	(1)

Cash flows from investing activities:
Related party receivables	(7,248)	-
Net cash used in investing activities	(7,248)	-

Cash flows from financing activities:
Proceeds from the issuance of private placement secured demand notes	13,637,337	369,869
Proceeds from the issuance of related party private placement secured demand notes	1,100	1,000
Repayments of private placement secured demand notes	(12,964,597)	(41,000)
Repayments of related party private placement secured demand notes	(250)	-
Net cash provided by financing activities	673,590	329,869

Net increase in cash and restricted cash	594,445	329,868
Cash and restricted cash at beginning of year	329,868	-
Cash and restricted cash at end of year	$924,313	$329,868

Reconciliation of cash and restricted cash - beginning of year
Cash	$296,788	$-
Restricted Cash	33,080	-
Total	$329,868	$-

Reconciliation of cash and restricted cash - end of year
Cash	$818,979	$296,788
Restricted Cash	105,334	33,080
Total	$924,313	$329,868

The accompanying notes are an integral part of these consolidated financial statements.

F-6

iCap Vault 1, LLC and Subsidiary

Notes to Consolidated Financial Statements

For the Year Ended December 31, 2019 and for the Period from July 30, 2018 (inception) through December 31, 2018

Note 1. Nature of Business and Summary of Significant Accounting Policies

Organization and Nature of Business:

iCap Vault 1, LLC (the “Company”), a Delaware Limited Liability Company (LLC), was formed on July 30, 2018 (“Inception”) pursuant to and in accordance with the Delaware Limited Liability Company Act for the purpose of acquiring real estate investments in the United States and providing a rate of return to its investors. The Company was organized for the principal purposes of (a) sourcing, acquiring, financing and managing a portfolio of investments and (b) engaging in all activities incidental or ancillary thereto as the Managing Member, iCap Vault Management, LLC (the “Manager”), deems necessary or advisable. The Company’s Limited Liability Company Agreement (the “Operating Agreement”) provides for one class of membership units that have the same rights, powers and duties. The Company had 1,000 units issued and outstanding as of December 31, 2019, which were issued at the time of formation. All units are held by one member.

The Company has two wholly owned subsidiaries, Vault Holding, LLC (“Holding”) and Vault Holding 1, LLC (“Holding 1”). Holding was formed September 27, 2018. Holding 1 was formed April 28, 2020. Each entity was formed with the intention of owning one or more standalone subsidiaries (each a “Portfolio SPE”), which itself will hold real property investments. Additionally, the entities provide guaranties to secured note holders of Company. Holding provides such a guaranty to holders of private placement secured notes. Holding 1 shall provide a guaranty to holders of publicly available variable denomination floating rate demand notes the Company intends to offer through a public offering. As of the date of issuance of these financial statements and accompanying notes, there has been no activity in Holding or Holding 1 since their inceptions.

The Company executed the Operating Agreement as of August 1, 2018. Each member’s liability is limited to their respective member’s equity plus any debt for which a personal guarantee has been given. The Operating Agreement continues until the Company is dissolved.

Basis of Accounting:

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates:

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation:

The consolidated financial statements represent the consolidation of the Company and its wholly owned subsidiary, Holding. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents:

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. The Company’s cash and cash equivalents are held at major commercial banks which hold balances that at times may exceed the Federal Deposit Insurance Corporation limit. At December 31, 2019, the amounts held by the Company exceeded these limits by approximately $674,000. The Company has not experienced any losses in such accounts with these financial institutions. There were no cash equivalents as of December 31, 2019 and 2018.

F-7

The Company sets aside reserves of between 5-10% of the outstanding principal balances in available cash reserves to address demand payments of its private placement secured demand notes pursuant to the private placement memorandum (see Note 3).

Income Taxes:

As a limited liability company, the Company’s taxable income or loss is allocated to the member. Therefore, no provision or liability for income taxes has been included in the consolidated financial statements.

Holding and Holding 1 are subsidiaries, and as single member LLCs are considered disregarded entities for income tax purposes.

The Company’s policy, if it had any uncertain tax positions, would be to recognize accrued interest and penalties related to uncertain tax positions as interest expense and other expense, respectively.

Management evaluated the Company’s tax positions and concluded the Company had no uncertain tax positions that would require disclosure. Since its formation, the Company is subject to income tax examinations by the U.S. federal, state or local tax authorities.

Organizational and Offering Costs:

Costs incurred in the private placement offering and the organization of the Limited Liability Company (collectively “Offering Costs”) are expensed as incurred.

Notes Payable and Related Costs:

The Company has been conducting a private placement of up to $500,000,000 of senior secured notes (“private placement secured demand notes”) to fund its investment and operational activities, which private placement will be terminated by the Company upon the date of effectiveness of a registration statement of the Company registering variable denomination floating rate demand notes. Notes payable are recorded at the principal amount of the notes sold, plus reinvested interest.

Interest is expensed in the period incurred.

Recent Accounting Pronouncements:

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers. ASU 2014-09 provides a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. ASU 2014-09 will require an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In August 2015, the FASB issued ASU 2015-14, which deferred the effective date of ASU 2014-09 for one year, which would make the guidance effective for the Company’s first fiscal year beginning after December 15, 2018. The Company has elected to adopt this standard under the modified retrospective approach at July 30, 2018 (inception). Adoption of this standard did not have an impact on the consolidated financial statements.

In November 2016, the FASB issued Accounting Standards Update 2016-18, Statement of Cash Flows: Restricted Cash, which clarifies the presentation requirements of restricted cash within the statement of cash flows. The changes in restricted cash and restricted cash equivalents during the period should be included in the beginning and ending cash and cash equivalents balance reconciliation on the statement of cash flows. When cash, cash equivalents, restricted cash or restricted cash equivalents are presented in more than one-line item within the statement of financial position, an entity shall calculate a total cash amount in a narrative or tabular format that agrees to the amount shown on the statement of cash flows. Details on the nature and amounts of restricted cash should also be disclosed. This standard is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company adopted this standard at Inception.

Liquidity and Going Concern:

As of December 31, 2019, the Company has a member’s deficit of $556,432. The Company has not yet begun its public offering raise; and, as of the date that these consolidated financial statements are available to be issued, does not have sufficient cash or a source of revenue sufficient to cover its operation costs. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern within one year after the date these consolidated financial statements are available to be issued. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments relating to the realization of the carrying value of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company will be dependent upon the raising of additional capital through issuance of debt in order to implement its business plan. There can be no assurance that the Company will be successful in this situation in order to continue as a going concern. The Company is funding its initial operations from payments of expenses by its related entities, which are included in related party payables on the consolidated balance sheets.

F-8

Note 2. Related-Party Transactions

The Company holds related party receivables of $7,248 related to payments of expenses on behalf of affiliated entities. These receivables are non-interest bearing and are due on the Company’s demand of payment.

In consideration for the Manager’s services in managing the investments of the Company, the Company shall pay to the Manager an annual management fee equal to one percent of the outstanding aggregate principal balances of the private placement secured demand notes. The management fee will be paid in arrears on the last day of each calendar quarter and will be calculated on the average daily outstanding principal balances of the private placement secured demand notes during the applicable quarter. There were $23,326 and $420 in management fees incurred during the year ended December 31, 2019 and for the period from July 30, 2018 (inception) to December 31, 2018, respectively, which are included in management fee expense-related party on the consolidated statements of operations.

Additionally, certain expenses of the Company’s affiliated entities are allocated to the Company. These allocations are based on several factors including size of notes payable, number of individual investors, and term of operations with an allocation period. Allocated expenses for the year end December 31, 2019 and for the period from July 30, 2018 (inception) to December 31, 2018 were $71,958 and $206,925, respectively, which are included in general and administrative expenses on the consolidated statements of operations. A variety of expenses incurred by the Company were paid by related party entities, iCap Equity, LLC and iCap PNW Management, LLC. These entities paid for certain of the Company’s direct and allocated expenses of $97,083 and $284,398 during the year ended December 31, 2019 and for the period from July 30, 2018 (inception) to December 31, 2018, respectively.

Amounts due to affiliated entities, inclusive of allocated expenses, direct expenses paid by affiliated entities, and management fees accrued, are included in the related party payables of $405,227 and $284,818 on the consolidated balance sheets at December 31, 2019 and 2018, respectively. These payables are non-interest bearing and due on the affiliated companies’ demand of payment. At December 31, 2019 there exists a concentration of payables to related parties of approximately 93% of the Company’s payables and accrued expenses compared to approximately 99% at December 31, 2018.

As of December 31, 2019, a private placement secured demand note of $1,028 payable to the CEO, related to a note purchase of $1,000 made on August 8, 2018, is included in related party private placement secured demand notes on the consolidated balance sheet. As of December 31, 2018 this note totaled $1,006. In addition, as of December 31, 2019, a private placement secured demand note of $857 is payable to the Director of Capital Markets, related to a note purchase of $1,000 made on August 20, 2019, which is included in related party private placement secured demand notes on the accompanying consolidated balance sheet.

F-9

Additionally, other non-key management employees of affiliated entities held $130,971 and $7,935 of private placement secured demand notes, which are included in the private placement secured demand notes on the consolidated balance sheet as of December 31, 2019 and 2018, respectively.

Subsequent to December 31, 2019, there has been no investment or redemption activity related to the private placement secured demand notes held by the CEO and the Director of Capital Markets. During such subsequent period, non-key management employees have redeemed $77,000 of private placement secured demand notes and purchased an additional $33,500 private placement secured demand notes.

Note 3. Private Placement Secured Demand Notes

The Company has been conducting a private placement of up to $500,000,000 of senior secured notes (“private placement secured demand notes”) to fund its investment and operational activities, which private placement will be terminated by the Company upon the date of effectiveness of a registration statement of the Company registering variable denomination floating rate demand notes. The outstanding private placement secured demand notes are subordinate to the Company’s and its subsidiaries’ future secured bank debt and credit facilities and structurally subordinated to indebtedness or other liabilities of special purpose entity subsidiaries.

Until the time of the registered offering, the private placement secured demand notes will be secured by a pledge of Holding’s equity interests in the Portfolio SPEs. Holding entered into a guaranty agreement with the Company for the benefit of the Noteholders, which shall automatically terminate on the 30-day anniversary of the effectiveness of the registered offering.

The private placement secured demand notes accrue interest at the rate of 2.00% per annum, based on a 365-day year, compounded daily; provided, however, that if an investor agrees to forego the right to make a demand for payment during the first year after issuance, the interest rate for that year will be 3.00%, and then will revert to the standard 2.00% for following periods. The interest rate may be increased, and subsequently decreased, in the Company’s discretion, provided it does not drop below 2.00% (or 3.00% for the first year as applicable).

The private placement secured demand notes are sold through a private placement that expires on August 31, 2020, with an option to extend through August 31, 2022, unless terminated by the Company upon the effectiveness of a registration statement registering variable denomination floating rate demand notes.

The private placement secured demand notes, inclusive of accrued but unpaid interest, can be redeemed, in whole or in part, through a demand payment. Should an entire private placement secured demand note not be redeemed through demand payments, any remaining balances have a maturity date 15 years following the issuance date of the private placement secured demand note.

The Company will establish two sources of liquidity to address demand payments: first, the Company will set aside reserves of between 5-10% of the outstanding principal balances in available cash reserves (see Note 1); second, the Company plans to establish accounts with lending sources pursuant to which funds will be advanced to the Company. These lending sources have not been established at present and are not expected to be established until the Company establishes a registered offering.

The Company is restricted from making distributions to its members when the value of the real estate held at the Company’s subsidiaries is less than 70% of the value of the outstanding private placement secured demand notes. Tax distributions and other distributions that may be legally required are exempted from this condition.

As of December 31, 2019 and 2018, the outstanding private placement secured demand notes payable totaled $1,053,340 and $330,802, respectively. Approximately 76% and 86% of these private placement secured demand notes are held by foreign investors at December 31, 2019 and 2018, respectively.

F-10

Note 4. Subsequent Events

The Company has evaluated subsequent events for potential recognition or disclosure through May 13, 2020, the date the consolidated financial statements were available to be issued.

Additional Private Placement Secured Demand Notes Sold and Redeemed

As of May 13, 2020, the Company has sold additional private placement secured demand notes of $1,605,449 and redeemed private placement secured demand notes worth $1,734,008.

The Company’s operations may be affected by the recent and ongoing outbreak of the coronavirus disease 2019 (COVID-19) which in March 2019, has been declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the Company’s ability to make investments through its subsidiaries, negative impact to revenue related to real estate holdings, negative impact on its workforce, unavailability of professional services and other resources, disruption to credit markets necessary for success of the Company’s business model, and the decline in value of assets held by the Company’s subsidiaries.

F-11

iCap Vault 1, LLC and Subsidiary

Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2020	December 31, 2019
ASSETS

Cash	$546,533	$818,979
Restricted cash	117,288	105,334
Related party receivables	191	7,248
Prepaid expenses	2,783	-
Capitalized software in development	27,228	-
TOTAL ASSETS	$694,023	$931,561

LIABILITIES AND MEMBER’S DEFICIT

Liabilities:
Private placement secured demand notes	$1,170,970	$1,051,455
Related party private placement secured demand notes	1,905	1,885
Accounts payable and accrued expenses	104,495	29,426
Related party payables	421,161	405,227
Total Liabilities	1,698,531	1,487,993

Commitments and contingencies

Member’s deficit	(1,004,508)	(556,432)
TOTAL LIABILITIES AND MEMBER’S DEFICIT	$694,023	$931,561

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-12

iCap Vault 1, LLC and Subsidiary

Condensed Consolidated Statements of Operations (Unaudited)

	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019

OPERATING EXPENSES
General and administrative expenses	$433,127	$48,302
Management fee expense - related party	5,282	4,875
Total operating expenses	438,409	53,177

LOSS FROM OPERATIONS	(438,409)	(53,177)

OTHER EXPENSE
Interest	9,667	10,427

NET LOSS	$(448,076)	$(63,604)

Net loss per membership unit	$(448)	$(64)
Weighted average number of membership units outstanding	1,000	1,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-13

iCap Vault 1, LLC and Subsidiary

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019

OPERATING EXPENSES
General and administrative expenses	$205,546	$18,552
Management fee expense - related party	2,907	3,613
Total operating expenses	208,453	22,165

LOSS FROM OPERATIONS	(208,453)	(22,165)

OTHER EXPENSE
Interest	4,513	7,579

NET LOSS	$(212,966)	$(29,744)

Net loss per membership unit	$(213)	$(30)
Weighted average number of membership units outstanding	1,000	1,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-14

iCap Vault 1, LLC and Subsidiary

Condensed Consolidated Statements of Member’s Deficit (Unaudited)

MEMBER’S DEFICIT

Beginning balance - January 1, 2020 - 1,000 units issued and outstanding	$(556,432)

Net loss - 3 months ended March 31, 2020	(235,110)
Member’s deficit - March 31, 2020 - 1,000 units issued and outstanding	$(791,542)

Net loss - 3 months ended June 30, 2020	(212,966)
Member’s deficit - June 30, 2020 - 1,000 units issued and outstanding	$(1,004,508)

Beginning balance - January 1, 2019- 1,000 units issued and outstanding	$(289,877)

Net loss - 3 months ended March 31, 2019	(33,860)
Member’s deficit - March 31, 2019 - 1,000 units issued and outstanding	$(323,737)

Net loss - 3 months ended June 30, 2019	(29,744)
Member’s deficit - June 30, 2019 - 1,000 units issued and outstanding	$(353,481)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-15

iCap Vault 1, LLC and Subsidiary

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019

Cash flows from operating activities:
Net loss	$(448,076)	$(63,604)
Adjustments to reconcile net loss to net cash used in operating activities:
Reinvestment of interest on private placement secured demand notes	9,672	10,417
Reinvestment of interest on related party private placement secured demand notes	20	10
Changes in operating assets and liabilities:
Prepaid expenses	(2,783)	-
Accounts payable and accrued expenses	75,069	(300)
Related party payables	15,934	53,076
Net cash used in operating activities	(350,164)	(400)

Cash flows from investing activities:
Collections of related party receivables	7,057	-
Development of internal-use software	(27,228)	-
Net cash used in investing activities	(20,171)	-

Cash flows from financing activities:
Proceeds from the issuance of private placement secured demand notes	2,821,946	1,567,688
Repayments of private placement secured demand notes	(2,712,103)	(358,227)
Net cash provided by financing activities	109,843	1,209,461

Net (decrease) increase in cash and restricted cash	(260,492)	1,209,061
Cash and restricted cash at beginning of year	924,313	329,868
Cash and restricted cash at end of year	$663,821	$1,538,929

Reconciliation of cash and restricted cash - beginning of period
Cash	$818,979	$296,788
Restricted cash	105,334	33,080
Total	$924,313	$329,868

Reconciliation of cash and restricted cash - end of period
Cash	$546,533	$1,383,860
Restricted cash	117,288	155,069
Total	$663,821	$1,538,929

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-16

iCap Vault 1, LLC and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

For the Three and Six Months Ended June 30, 2020

Note 1. Nature of Business and Summary of Significant Accounting Policies

Organization and Nature of Business:

iCap Vault 1, LLC (the “Company”), a Delaware Limited Liability Company (LLC), was formed on July 30, 2018 (“Inception”) pursuant to and in accordance with the Delaware Limited Liability Company Act for the purpose of acquiring real estate investments in the United States and providing a rate of return to its investors. The Company was organized for the principal purposes of (a) sourcing, acquiring, financing and managing a portfolio of investments and (b) engaging in all activities incidental or ancillary thereto as the Managing Member, iCap Vault Management, LLC (the “Manager”), deems necessary or advisable. The Company’s Limited Liability Company Agreement (the “Operating Agreement”) provides for one class of membership units that have the same rights, powers and duties. The Company had 1,000 units issued and outstanding as of June 30, 2020, which were issued at the time of formation. All units are held by one member.

The Company has two wholly owned subsidiaries, Vault Holding, LLC (“Holding”) and Vault Holding 1, LLC (“Holding 1”). Holding was formed September 27, 2018. Holding 1 was formed April 28, 2020. Each entity was formed with the intention of owning one or more standalone subsidiaries (each a “Portfolio SPE”), which itself will hold real property investments. Additionally, the entities provide guaranties to secured note holders of the Company. Holding provides such a guaranty to holders of private placement secured notes. Holding 1 shall provide a guaranty to holders of publicly available variable denomination floating rate demand notes the Company intends to offer through a public offering. As of the date of issuance of these unaudited condensed consolidated financial statements and accompanying notes, there has been no activity in Holding or Holding 1 since their inception and there are no assets or liabilities held in either entity.

The Company executed the Operating Agreement as of August 1, 2018. Each member’s liability is limited to their respective member’s equity plus any debt for which a personal guarantee has been given. The Operating Agreement continues until the Company is dissolved.

Basis of Presentation:

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information pursuant to the rules and regulations of the Securities and Exchanges Commission (“SEC”) and have been consistently applied. They do not include all information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2019. Operating results for the three and six months ended June 30, 2020 are not necessarily indicative of the results that may be expected for the year ending December 31, 2020.

Use of Estimates:

The preparation of unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-17

Principles of Consolidation:

The unaudited condensed consolidated financial statements represent the consolidation of the Company and its wholly owned subsidiaries, Holding and Holding 1. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents:

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. The Company’s cash and cash equivalents are held at major commercial banks which hold balances that at times may exceed the Federal Deposit Insurance Corporation limit. At June 30, 2020, the amounts held by the Company exceeds these limits by $413,821. The Company has not experienced any losses in such accounts with these financial institutions. There were no cash equivalents as of June 30, 2020 and December 31, 2019.

The Company sets aside reserves of between 5-10% of the outstanding principal balances in available cash reserves to address demand payments of its private placement secured demand notes pursuant to the private placement memorandum (see Note 3).

Capitalized Software:

The Company recognizes internal use software development costs in accordance with ASC 350-40, Intangibles - Goodwill and Other - Internal Use Software. Costs of materials, consulting, payroll, and payroll related costs incurred in developing internal use computer software are capitalized when incurred. The cost of certain upgrades and enhancements to internal use software that result in additional functionality are also capitalized. Costs incurred during the preliminary project and post implementation stages are charged to expense as incurred. Once a development project is substantially complete and the software is ready for its intended use, software costs are amortized on a straight-line basis over a three year estimated useful life.

Income Taxes:

As a limited liability company, the Company’s taxable income or loss is allocated to the member. Therefore, no provision or liability for income taxes has been included in the unaudited condensed consolidated financial statements.

Holding and Holding 1 are subsidiaries, and as single member LLCs are considered disregarded entities for income tax purposes.

The Company’s policy, if it had any uncertain tax positions, would be to recognize accrued interest and penalties related to uncertain tax positions as interest expense and other expense, respectively.

Management evaluated the Company’s tax positions and concluded the Company had no uncertain tax positions that would require disclosure. Since its formation, the Company is subject to income tax examinations by the U.S. federal, state or local tax authorities.

Organizational and Offering Costs:

Costs incurred in the private placement offering and the organization of the Limited Liability Company (collectively “Offering Costs”) are expensed as incurred.

Notes Payable and Related Costs:

The Company has been conducting a private placement of up to $500,000,000 of senior secured notes (“private placement secured demand notes”) to fund its investment and operational activities. Notes payable are recorded at the principal amount of the notes sold, plus reinvested interest.

Interest is expensed in the period incurred.

F-18

Liquidity and Going Concern:

As of June 30, 2020, the Company has a member’s deficit of $1,004,508. The Company has not yet begun its public offering raise; and, as of the date that these unaudited condensed consolidated financial statements are available to be issued, does not have sufficient cash or a source of revenue sufficient to cover its operation costs. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern within one year after the date these unaudited condensed consolidated financial statements are available to be issued. The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These unaudited condensed consolidated financial statements do not include any adjustments relating to the realization of the carrying value of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company will be dependent upon the raising of additional capital through issuance of debt in order to implement its business plan. There can be no assurance that the Company will be successful in this situation in order to continue as a going concern. The Company is funding its initial operations from payments of expenses by its related entities, which are included in related party payables on the unaudited condensed consolidated balance sheets.

The Company’s operations may be affected by the recent and ongoing outbreak of the coronavirus disease 2019 (COVID-19) which in March 2020 was declared a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, disruption to the Company’s ability to make investments through its subsidiaries, negative impact to revenue related to real estate holdings, negative impact on its workforce, unavailability of professional services and other resources, disruption to credit markets necessary for success of the Company’s business model, and the decline in value of assets held by the Company’s subsidiaries.

The supply of housing inventory in the Greater Seattle area may become further restricted through a shutdown of construction activity. Additionally, a moratorium on real estate transactions may be imposed in reaction to the pandemic. These housing market impacts may limit the Company’s ability to acquire or dispose of real estate assets.

General employment in the region may continue to suffer as the pandemic continues. Some local governments have proposed rent or eviction moratoria, or similar programs of rent abatement, in response to the sudden upturn in unemployment. Any of these factors could cause a future decline in the market rate for residential rentals negatively impacting the Company’s income and cash flow from its real estate holdings.

Employees of affiliated companies could be medically or mentally affected by the pandemic and may be required to continue to work remotely, particularly given potential for complete or partial school closures. This situation could cause of reduction in productivity or the inability to complete critical tasks for the Company.

As of the date of this filing, the Company has not experienced significant impact related to the COVID-19 pandemic.

Note 2. Related-Party Transactions

As of June 30, 2020 and December 31, 2019, the Company holds related party receivables of $191 and $7,248, respectively. These receivables are related to payments of expenses made on behalf of affiliated entities. These receivables are non-interest bearing and are due on the Company’s demand of payment.

In consideration for the Manager’s services in managing the investments of the Company, the Company pays to the Manager an annual management fee equal to one percent of the outstanding aggregate principal balances of the private placement secured demand notes. The management fee is paid in arrears on the last day of each calendar quarter and is calculated on the average daily outstanding principal balances of the private placement secured demand notes during the applicable quarter. There were $5,282 and $4,875 in management fees incurred during the six months ended June 30, 2020 and June 30, 2019, respectively. There were $2,907 and $3,613 in management fees incurred during the three months ended June 30, 2020 and June 30, 2019, respectively. These fees are included in management fee expense-related party on the unaudited condensed consolidated statements of operations.

F-19

Certain expenses of the Company’s affiliated entities were allocated to the Company. The affiliated entities include iCap Equity, LLC and iCap PNW Management LLC. These allocations were based on several factors including size of notes payable, number of individual investors, and term of operations with an allocation period. Effective January 1, 2020 management has decided to stop allocating expenses from affiliated entities to the Company and there were no expenses allocated for the three and six months ended June 30, 2020. Instead, when the Company issues publicly registered demand notes, the management fee paid by the Company shall increase to 1.3% of outstanding publicly registered demand notes. Management fees on the private placement notes will remain at 1%. For the six months ended June 30, 2019 affiliated entities allocated expenses were $34,869. For the three months ended June 30, 2019 affiliated entities allocated expenses were $21,627. Additionally, certain expenses of the Company were paid directly by iCap Equity, LLC and iCap PNW Management LLC. Direct expenses paid by the affiliated entities totaled $10,652 and $11,188 for the six months ended June 30, 2020 and June 30, 2019, respectively, and $1,661 and $451 for the three months ended June 30, 2020 and June 30, 2019, respectively. These expenses are included in general and administrative expenses on the unaudited condensed consolidated statements of operations.

Amounts due to affiliated entities, inclusive of allocated expenses, direct expenses paid by affiliated entities, and management fees accrued, are included in the related party payables of $421,161 and $405,227 on the unaudited condensed consolidated balance sheets at June 30, 2020 and December 31, 2019, respectively. These payables are non-interest bearing and due on the affiliated companies’ demand of payment. At June 30, 2020 there exists a concentration of payables to related parties of approximately 80% of the Company’s payables and accrued expenses compared to approximately 93% at December 31, 2019.

As of June 30, 2020, a private placement secured demand note of $1,040 payable to the CEO, is included in related party private placement secured demand notes on the unaudited condensed consolidated balance sheet. As of December 31, 2019, this note totaled $1,028. In addition, as of June 30, 2020, a private placement secured demand note of $866 is payable to the Director of Capital Markets, which is included in related party private placement secured demand notes on the accompanying unaudited condensed consolidated balance sheet. As of December 31, 2019, this note totaled $857.

Additionally, other non-key management employees of affiliated entities held $20,599 and $130,971 of private placement secured demand notes, which are included in the private placement secured demand notes on the unaudited condensed consolidated balance sheets as of June 30, 2020 and December 31, 2019, respectively.

Subsequent to June 30, 2020, there has been no investment or redemption activity related to the private placement secured demand notes held by the CEO or the Director of Capital Markets. During such subsequent period, non-key management employees purchased an additional $33,600 private placement secured demand notes and redeemed $50,000 of private placement secured demand notes.

Note 3. Capitalized Software in Development

The Company is in the process of developing software intended for internal use. As of June 30, 2020, costs of $27,228 were capitalized. The Company did not have capitalized software costs as of December 31, 2019. The software is currently in development and costs related to development are not currently amortized. Once the project is completed and the software is ready for its intended use, the costs will be amortized on straight-line basis over three years.

Note 4. Private Placement Secured Demand Notes

The Company has been conducting a private placement of up to $500,000,000 of secured notes (“private placement secured demand notes”) to fund its investment and operational activities. The outstanding private placement secured demand notes are subordinate to the Company’s and its subsidiaries’ future secured bank debt and credit facilities and structurally subordinated to indebtedness or other liabilities of special purpose entity subsidiaries.

Until the time of the registered offering, the private placement secured demand notes will be secured by a pledge of Holding’s equity interests in the Portfolio SPEs. Holding entered into a guaranty agreement with the Company for the benefit of the Noteholders, which shall automatically terminate on the 30-day anniversary of the effectiveness of the registered offering.

F-20

The private placement secured demand notes accrue interest at the rate of 2.00% per annum, based on a 365-day year, compounded daily; provided, however, that if an investor agrees to forego the right to make a demand for payment during the first year after issuance, the interest rate for that year will be 3.00%, and then will revert to the standard 2.00% for following periods. The interest rate may be increased, and subsequently decreased, in the Company’s discretion, provided it does not drop below 2.00% (or 3.00% for the first year as applicable).

The private placement secured demand notes are sold through a private placement that was extended through August 31, 2022.

The private placement secured demand notes, inclusive of accrued but unpaid interest, can be redeemed, in whole or in part, through a demand payment. Should an entire private placement secured demand note not be redeemed through demand payments, any remaining balances have a maturity date 15 years following the issuance date of the private placement secured demand note.

The Company will establish two sources of liquidity to address demand payments: first, the Company will set aside reserves of between 5-10% of the outstanding principal balances in available cash reserves (see Note 1); second, the Company plans to establish accounts with lending sources pursuant to which funds will be advanced to the Company. These lending sources have not been established at present and are not expected to be established until the Company establishes a registered offering.

The Company is restricted from making distributions to its members when the value of the real estate held at the Company’s subsidiaries is less than 70% of the value of the outstanding private placement secured demand notes. Tax distributions and other distributions that may be legally required are exempted from this condition.

As of June 30, 2020 and December 31, 2019, the outstanding private placement secured demand notes payable totaled $1,172,875 and $1,053,340, respectively. Approximately 86% and 76% of these private placement secured demand notes are held by foreign investors at June 30, 2020 and December 31, 2019, respectively.

Note 5. Commitments and Contingencies

Pursuant to the Securities Act of 1933 and applicable state blue sky laws, in June 2020, the Company entered into a Broker Dealer Agreement with a broker-dealer effective as of June 30, 2020, as amended on September 18, 2020, pursuant to which the broker-dealer agreed to be the Company’s broker-dealer of Record in thirteen states including Texas, Florida, Arizona, Virginia, Utah, Maryland, Oklahoma, Nebraska, Delaware, West Virginia, Montana, North Carolina and Arkansas as well as up to eight additional states to be determine from time to time during the term of the registered offering. As compensation for these broker dealer services, the broker-dealer will be paid an aggregate monthly fee of $4,100 per month for the thirteen states plus an additional $300 per month for each additional state during the term of the registered offering. The broker-dealer services offered in this agreement continue to the earlier of, the date the registration statement ceases to be effective, the date of which the registration has been fully subscribed, or the agreement has been unilaterally terminable by either party with a 30-day notice.

On May 27, 2020, the Company contracted Spire Digital to develop software for the purpose of internal use. Total estimated fees related to this agreement are not expected to exceed $136,140 and services under this agreement are expected to continue until August 31, 2020. The Company can terminate the agreement at any time, without cause by providing written notice. As of the filing date, September 18, 2020, the Company incurred additional costs of $108,912 under this agreement (see Note 3).

Litigation

The Company is subject to various legal proceedings and claims, either asserted or unasserted, which arise in the ordinary course of business, that it believes are incidental to the operation of its business. While the outcome of these claims cannot be predicted with certainty, management does not believe that the outcome of any of these legal matters will have a material adverse effect on its results of operations, financial positions or cash flows.

Note 6. Subsequent Events

The Company has evaluated subsequent events for potential recognition or disclosure through September 18, 2020, the date the unaudited condensed consolidated financial statements were available to be issued.

Additional Private Placement Secured Demand Notes Sold and Redeemed

As of September 18, 2020, the Company has sold additional private placement secured demand notes of $2,598,544 and redeemed private placement secured demand notes worth $2,688,979.

Amendment and Restatement of Broker Dealer Agreement

On September 18, 2020, the Company entered into an Amended and Restated Broker Dealer Agreement with Cobalt Capital, Inc., a Florida corporation and FINRA/SIPC registered broker-dealer (“Cobalt”), to provide broker-dealer services, but not underwriting or placement agent services, in thirteen specified states, including Texas, Florida, Arizona, Arkansas, Virginia, Utah, Maryland, Oklahoma, Nebraska, North Carolina, Delaware, West Virginia, and Montana and up to eight additional states to be determined from time to time in connection with a registered offering. As compensation for these broker-dealer services, the Company has agreed to pay Cobalt an aggregate monthly fee of $4,100 per month for the thirteen states plus an additional $300 per month for each additional state during the term of the registered offering.

Execution of Indenture

On September 18, 2020, the Company, Vault Holding 1, LLC, and American Stock Transfer & Trust Company, LLC, as trustee, entered into an Indenture, which complies with the requirements of the Trust Indenture Act of 1939, as amended, under which the publicly registered demand notes will be offered.

Adoption of Amended and Restated Limited Liability Company Operating Agreement

On September 18, 2020, the Company adopted an Amended and Restated Limited Liability Company Operating Agreement.

F-21

iCap Vault 1, LLC

Up to $500,000,000 of Demand Notes

The Demand Notes

will be Fully and Unconditionally Guaranteed by

Vault Holding 1, LLC

PROSPECTUS

____________, 2020

Until ____________, 2020 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The table below lists various expenses payable in connection with the sale and distribution of the securities being registered hereby. All the expenses are estimates, except the Securities and Exchange Commission (“SEC”) registration fee. All such expenses will be borne by the Company.

Type	Amount
SEC Registration Fee	$64,900
FINRA Fee	20,000
Roadshow and Presentation Costs	300,000
Printing and Mailing Costs	250,000
Legal Fees and Expenses	250,000
Accounting Fees and Expenses	150,000
Miscellaneous Expenses	165,100
Total Expenses	$1,200,000

Item 32. Sales to Special Parties

On July 30, 2018, in connection with the initial capitalization of iCap Vault 1, LLC (“iCap Vault 1”), iCap Vault 1 issued 1,000 membership interests to iCap Vault, LLC (“iCap Vault”), an affiliate of iCap Vault 1, as the sole member in exchange for services rendered by iCap Vault to iCap Vault 1 with a value of $0.01 per unit.

On April 28, 2020, in connection with the initial capitalization of Vault Holding 1, LLC (“Holding”), Holding issued 1,000 membership interests to iCap Vault 1, an affiliate of Holding, as the sole member in exchange for services rendered by iCap Vault 1 to Holding with a value of $0.01 per unit.

Item 33. Recent Sales of Unregistered Securities.

Since our formation on July 30, 2018, iCap Vault 1 has only issued 1,000 membership interests to iCap Vault, LLC, the sole member of iCap Vault 1, in exchange for services rendered by iCap Vault to iCap Vault 1 with a value of $0.01 per unit. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933 because the transaction did not involve a public offering.

Since our formation on April 28 2020, Holding has only issued 1,000 membership interests to iCap Vault 1, the sole member of Holding, in exchange for services rendered by iCap Vault 1 to Holding with a value of $0.01 per unit. The issuance was exempt from registration under Section 4(2) of the Securities Act of 1933 because the transaction did not involve a public offering.

Item 34. Indemnification of Directors and Officers

The section of the prospectus entitled “Summary of Operating Agreements — Indemnification of the Manager and Others” discloses that iCap Vault and Vault Holding will generally indemnify Manager and its affiliates, any of our members, any person who is our officer and any person who serves at the request of the Manager on behalf of us as an officer, board member, managers of the Manager, independent representative, partner, member, stockholder or employee of such person to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Subject to any terms, conditions or restrictions set forth in the limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever.

To the extent that the indemnification provisions of our limited liability company agreement purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the SEC, such indemnification is contrary to public policy and is therefore unenforceable.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable

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Item 36. Financial Statements and Exhibits

(a) Financial Statements.

See page F-1 for an index of the financial statements that are being filed as part of this registration statement.

(b) Exhibits.

The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

Item 37. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act “may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)	Rule 415 Offering. The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-Effective Amendment No.5 to registration statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on September 18, 2020.

ICAP VAULT 1, LLC By: iCap Vault Management, LLC, its manager

By:	/s/ Chris Christensen
Chris Christensen
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No.5 to registration statement on Form S-11 has been signed by the following persons in the capacities indicated on September 18, 2020.

Name	Title

/s/ Chris Christensen	Chief Executive Officer and Member of Board of Managers of iCap Vault Management, LLC
Chris Christensen	(Principal Executive Officer)

*	Chief Financial Officer and Member of the Board of Managers of iCap Vault Management, LLC
Jonathan Siegel	(Principal Financial Officer and Principal Accounting Officer)

*	Chief Operating Officer and Member of the Board of
Jim Christensen	Managers of iCap Vault Management, LLC

By:	/s/ Chris Christensen
Chris Christensen
Attorney-in-fact*

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-Effective Amendment No.5 to registration statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on September 18, 2020.

VAULT HOLDING 1, LLC By: iCap Vault Management, LLC, its manager

By:	/s/ Chris Christensen
Chris Christensen
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No.5 to registration statement on Form S-11 has been signed by the following persons in the capacities indicated on September 18, 2020.

Name	Title

/s/ Chris Christensen	Chief Executive Officer and Member of Board of Managers of iCap Vault Management, LLC
Chris Christensen	(Principal Executive Officer)

*	Chief Financial Officer and Member of the Board of Managers of iCap Vault Management, LLC
Jonathan Siegel	(Principal Financial Officer and Principal Accounting Officer)

*	Chief Operating Officer and Member of the Board of

Jim Christensen	Managers of iCap Vault Management, LLC

By:	/s/ Chris Christensen
Chris Christensen
Attorney-in-fact*

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PART III – EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1**	Certificate of Formation of iCap Vault 1, LLC dated July 30, 2018

3.2**	Limited Liability Company Operating Agreement of iCap Vault 1, LLC dated August 1, 2018

3.3*	Amended and Restated Limited Liability Company Operating Agreement of iCap Vault 1, LLC

3.4**	Certificate of Formation of Vault Holding 1, LLC dated April 28, 2020

3.5**	Limited Liability Company Operating Agreement of Vault Holding 1, LLC dated April 28, 2020

3.6*	Amended and Restated Limited Liability Company Operating Agreement of Vault Holding 1, LLC

4.1*	Indenture among iCap Vault 1, LLC, Vault Holding 1, LLC and American Stock Transfer & Trust Company, LLC

4.2 **	Form of Note

4.3*	Form of Subscription Agreement (for use with the Notes)

4.4 *	Form of Auto-Interest Reinvestment Program

4.5 *	Pledge and Security Agreement by and between iCap Vault 1, LLC, as pledgor, and Marketplace Realty Advisors, LLC, as collateral agent, in favor of Notes.

4.6*	Guaranty Agreement from Vault Holding 1, LLC in favor of Notes

4.7 **	Form of Paying Agent Agreement

4.8*	Collateral Agent Agreement between iCap Vault 1, LLC, Vault Holding 1, LLC and Marketplace Realty Advisors, LLC, as collateral agent, with joinder for Noteholders.

5.1*	Opinion of Anthony L.G., PLLC.

10.1*	Amended and Restated Broker-Dealer Agreement, effective June 30, 2020, among iCap Vault 1, LLC, Vault Holding 1, LLC and Cobalt Capital, Inc.

21.1**	List of Subsidiaries

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Anthony L.G., PLLC (included in Exhibit 5.1).

24.1**	Power of Attorneys (included on the signature page of Form S-11 filed with SEC on May 14, 2020).

25.1 *	Statement of Eligibility of Trustee

* Filed herewith.

**Previously filed.

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